                                                                    EXHIBIT 10.1

[***] - Certain information in this agreement has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

         --------------------------------------------------------------

                                  MASTEC, INC.
                         AND CERTAIN OF ITS SUBSIDIARIES
                                  as Borrowers

         --------------------------------------------------------------

         --------------------------------------------------------------
         --------------------------------------------------------------

                              AMENDED AND RESTATED
                           LOAN AND SECURITY AGREEMENT

                               Dated: May 10, 2005

                                 $150,000,000.00

         --------------------------------------------------------------
         --------------------------------------------------------------

                           THE FINANCIAL INSTITUTIONS
                   PARTY HERETO FROM TIME TO TIME, as Lenders

                                       and

                         BANK OF AMERICA, N.A., as Agent

         and GENERAL ELECTRIC CAPITAL CORPORATION, as Syndication Agent

         --------------------------------------------------------------

                                  Arranged by:

                         BANC OF AMERICA SECURITIES, LLC

                                TABLE OF CONTENTS

                                                                                Page
                                                                                ----
Section 1.   DEFINITIONS; RULES OF CONSTRUCTION.............................       2
       1.1.     Definitions.................................................       2
       1.2.     Accounting Terms............................................      36
       1.3.     Other Terms.................................................      36
       1.4.     Certain Matters of Construction.............................      36
Section 2.   CREDIT FACILITIES..............................................      37
       2.1.     Revolver Commitments........................................      37
       2.2.     Voluntary Reductions of Revolver Commitments................      38
       2.3.     LC Facility.................................................      38
Section 3.   INTEREST, FEES AND CHARGES.....................................      43
       3.1.     Interest....................................................      43
       3.2.     Fees........................................................      46
       3.3.     Computation of Interest and Fees............................      47
       3.4.     Reimbursement Obligations...................................      47
       3.5.     Bank Charges................................................      48
       3.6.     Illegality..................................................      48
       3.7.     Increased Costs.............................................      48
       3.8.     Capital Adequacy............................................      49
       3.9.     Mitigation..................................................      50
       3.10.    Funding Losses..............................................      50
       3.11.    Maximum Interest............................................      50
Section 4.   LOAN ADMINISTRATION............................................      51
       4.1.     Manner of Borrowing and Funding Revolver Loans..............      51
       4.2.     Defaulting Lender...........................................      55
       4.3.     Special Provisions Governing LIBOR Loans....................      55
       4.5.     All Loans to Constitute One Obligation......................      56
Section 5.   PAYMENTS.......................................................      56
       5.1.     General Payment Provisions..................................      56
       5.2.     Repayment of Revolver Loans.................................      57
       5.3.     Reserved....................................................      58
       5.4.     Payment of Other Obligations................................      59
       5.5.     Marshaling; Payments Set Aside..............................      59
       5.6.     Post Default Allocation of Payments.........................      59
       5.7.     Application of Payments and Collateral Proceeds.............      60
       5.8.     Loan Accounts; the Register; Account Stated.................      60
       5.9.     Gross Up for Taxes..........................................      61
       5.10.    Withholding Tax Exemption...................................      61
       5.11.    Nature and Extent of Each Borrower's Liability..............      61
Section 6.   TERM AND TERMINATION OF COMMITMENTS............................      63
       6.1.     Term of Commitments.........................................      63
       6.2.     Termination.................................................      63
Section 7.   COLLATERAL.....................................................      64
       7.1.     Grant of Security Interest..................................      64
       7.2.     Lien on Deposit Accounts....................................      65
       7.3.     Real Estate Collateral......................................      65
       7.4.     Other Collateral............................................      65

       7.5.     No Assumption of Liability......................................    66
       7.6.     Lien Perfection; Further Assurances.............................    66
       7.7.     Foreign Subsidiary Stock........................................    66
Section 8.   COLLATERAL ADMINISTRATION..........................................    67
       8.1.     General Provisions..............................................    67
       8.2.     Administration of Accounts......................................    68
       8.3.     Administration of Inventory.....................................    71
       8.4.     Administration of Equipment.....................................    71
       8.5.     Administration of Deposit Accounts..............................    72
       8.6.     Borrowing Base Certificates.....................................    73
Section 9.   REPRESENTATIONS AND WARRANTIES.....................................    73
       9.1.     General Representations and Warranties..........................    73
       9.2.     Reaffirmation of Representations and Warranties.................    79
       9.3.     Survival of Representations and Warranties......................    79
Section 10.  COVENANTS AND CONTINUING AGREEMENTS................................    79
       10.1.    Affirmative Covenants...........................................    79
       10.2.    Negative Covenants..............................................    84
       10.3.    Financial Covenant..............................................    90
Section 11.  CONDITIONS PRECEDENT...............................................    90
       11.1.    Conditions Precedent to Initial Credit Extensions...............    90
       11.2.    Conditions Precedent to All Credit Extensions...................    92
       11.3.    Inapplicability of Conditions...................................    92
       11.4.    Limited Waiver of Conditions Precedent..........................    93
Section 12.  EVENTS OF DEFAULT; REMEDIES ON DEFAULT.............................    93
       12.1.    Events of Default...............................................    93
       12.2.    Acceleration of Obligations; Termination of Commitments.........    95
       12.3.    Other Remedies..................................................    95
       12.4.    Setoff..........................................................    97
       12.5.    Remedies Cumulative; No Waiver..................................    97
Section 13.  AGENTS.............................................................    98
       13.1.    Appointment of Agent and Syndication Agent; Authority and
                  Duties of Agent...............................................    98
       13.2.    Agreements Regarding Collateral and Examination Reports.........   100
       13.3.    Reliance By Agent...............................................   100
       13.4.    Action Upon Default.............................................   100
       13.5.    Ratable Sharing.................................................   101
       13.6.    Indemnification of Agent Indemnitees............................   101
       13.7.    Limitation on Responsibilities of Agent.........................   102
       13.8.    Successor Agent and Co-Agents...................................   103
       13.9.    Consents, Amendments and Waivers; Out-of-Formula Loans..........   104
       13.10.   Due Diligence and Non-Reliance..................................   105
       13.11.   Representations and Warranties of Lenders.......................   106
       13.12.   The Required Lenders............................................   106
       13.13.   Several Obligations.............................................   106
       13.14.   Agent in its Individual Capacity................................   106
       13.15.   No Third Party Beneficiaries....................................   107
       13.16.   Notice of Transfer..............................................   107
       13.17.   Replacement of Certain Lenders..................................   107
       13.18.   Remittance of Payments and Collections..........................   108
Section 14.  BENEFIT OF AGREEMENT; ASSIGNMENTS AND PARTICIPATIONS...............   108
       14.1.    Successors and Assigns..........................................   108
       14.2.    Participations..................................................   109

       14.3.    Assignments...................................................    110
       14.4.    Tax Treatment.................................................    111
Section 15.  MISCELLANEOUS....................................................    111
       15.1.    Power of Attorney.............................................    111
       15.2.    General Indemnity.............................................    112
       15.3.    Survival of All Indemnities...................................    112
       15.4.    Modification of Agreement.....................................    112
       15.5.    Severability..................................................    112
       15.6.    Cumulative Effect; Conflict of Terms..........................    112
       15.7.    Counterparts; Facsimile Signatures............................    113
       15.8.    Consent.......................................................    113
       15.9.    Notices and Communications....................................    113
       15.10.   Performance of Obligors' Obligations..........................    114
       15.11.   Credit Inquiries..............................................    114
       15.12.   Time of Essence...............................................    114
       15.13.   Indulgences Not Waivers.......................................    114
       15.14.   Entire Agreement; Annexes, Exhibits and Schedules.............    114
       15.15.   Interpretation................................................    114
       15.16.   Obligations of Lenders Several................................    115
       15.17.   Confidentiality...............................................    115
       15.18.   Certifications Regarding Indentures...........................    115
       15.19.   Governing Law.................................................    116
       15.20.   Consent to Forum..............................................    116
       15.21.   Judgment Currency.............................................    116
       15.22.   Waivers by Obligors...........................................    116
       15.23.   Amendment and Restatement.....................................    117

                         LIST OF EXHIBITS AND SCHEDULES

Annex A      Borrowers
Annex B      Approved Account Debtors
Annex C      Canadian Priming Liens

Exhibit A    Form of Revolver Note
Exhibit B    [Reserved]
Exhibit C    Form of Notice of Conversion/Continuation
Exhibit D    Form of Notice of Borrowing
Exhibit E    Form of Compliance Certificate
Exhibit F    Form of Opinion Contents
Exhibit G    Form of Assignment and Acceptance
Exhibit H    Form of Notice
Exhibit I    Letter of Credit Procurement Request
Exhibit J    Form of Joinder Agreement
Exhibit K    Form of Subsidiary Guaranty
Exhibit L    Form of Subsidiary Security Agreement

Schedule 1.1A      Permitted Investments
Schedule 1.1B      Insurance Cash Collateral Accounts
Schedule 1.1C      Clearing Banks
Schedule 7.7       Foreign Subsidiaries in Existence
Schedule 8.1.1     Obligors' Business Locations
Schedule 8.1.2     Obligors' Insurance
Schedule 8.5       Listing of All Deposit Accounts
Schedule 9.1.1 Jurisdictions in which Borrowers and each Subsidiary are Authorized to do Business
Schedule 9.1.4     Capital Structure of Obligors
Schedule 9.1.5     Corporate Names
Schedule 9.1.12    Surety Obligations
Schedule 9.1.13    Tax Identification Numbers of Borrowers and Subsidiaries
Schedule 9.1.15    Patents, Trademarks, Copyrights and Licenses
Schedule 9.1.18 Contracts Restricting Obligors' Right to Incur Debts; Surety Obligations
Schedule 9.1.19    Litigation
Schedule 9.1.21    Capitalized and Operating Leases
Schedule 9.1.22    Pension Plans
Schedule 9.1.24    Labor Contracts
Schedule 10.2.3    Debt for Money Borrowed Existing on the Closing Date
Schedule 10.2.5    Permitted Liens
Schedule 10.2.8    Restrictions on Upstream Payments

                AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT

      THIS AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT is made on May 10, 2005, by and among MASTEC, INC., a Florida corporation (individually and, in its capacity as the representative of the other Borrowers pursuant to SECTION 4.4 hereof, "MASTEC"), a Florida corporation with its chief executive office and principal place of business at 800 Douglas Road, North Tower, 12th Floor, Coral Gables, Florida 33134; its subsidiaries named as "Borrowers" on ANNEX A hereto, MasTec, and each other Borrower being referred to collectively as "Borrowers," and individually as a "Borrower"); its subsidiaries party hereto as "Guarantors"; the various financial institutions listed on the signature pages hereof (together with their respective successors and permitted assigns, the "Lenders"); BANK OF AMERICA, N.A., a national bank, in its capacity as collateral and administrative agent for the Lenders pursuant to SECTION 13 hereof (together with its successors in such capacity, "Agent"), and GENERAL ELECTRIC CAPITAL CORPORATION, a Delaware corporation, as Syndication Agent (together with its successors in such capacity, the "Syndication Agent"). Capitalized terms used in this Agreement have the meanings assigned to them in
SECTION 1.

                                R E C I T A L S:

      MasTec, its Affiliates party thereto as borrowers, certain financial institutions (the "Existing Lenders") and Fleet Capital Corporation ("FCC"), as Administrative Agent (the "Existing Agent"), are parties to a certain Revolving Credit and Security Agreement, dated January 22, 2002 (as amended and as in effect on the date hereof, the "Existing Loan Agreement") pursuant to which the Existing Lenders made certain revolving credit loans and letter of credit accommodations to Borrowers.

      Prior to the date hereof, (i) FCC assigned all of its interests in the loans under the Existing Loan Agreement to Bank of America, N.A., (ii) FCC resigned as Administrative Agent under the Existing Loan Agreement and (iii) Bank of America, N.A. was appointed as successor Administrative Agent by the Lenders party to the Existing Loan Agreement.

      Borrowers have requested that the Existing Loan Agreement be amended and restated in its entirety to become effective and binding on the Obligors pursuant to the terms hereof, and the Lenders (including the Existing Lenders that are parties hereto) have agreed, subject to the terms of this Agreement, to amend and restate the Existing Loan Agreement in its entirety to read as set forth herein, and it has been agreed by the parties hereto that (a) the commitments which the Existing Lenders that are parties hereto extended to Borrowers under the Existing Loan Agreement and the commitments of new Lenders that become parties hereto shall be extended or advanced upon the amended and restated terms and conditions contained in this Agreement, (b) the Loans and other Secured Obligations outstanding under (and as defined in) the Existing Loan Agreement shall be governed by and deemed to be outstanding under the amended and restated terms and conditions contained herein, and (c) all existing Secured Obligations are and shall continue to be (and all Obligations incurred pursuant hereto shall be) secured by the Loan Documents, which for purposes of this Agreement shall include the Loan Documents under (and as defined in) the Existing Loan Agreement, as such Loan Documents may be now or hereafter amended, modified, supplemented or restated in connection with the credit facility under this Agreement.

      Obligors have requested that the Lenders establish a revolving credit facility pursuant to which revolving credit loans may be made to Borrowers and letters of credit may be issued for the account of Borrowers, which shall be used by Borrowers to finance their mutual and collective enterprise of providing construction, design, installation, maintenance and upgrade services to providers of telecommunications, broadband, energy services, traffic control and homeland security services. In order to utilize the financial powers of each Borrower in the most efficient and economical manner, and in order to facilitate the financing of each Borrower's needs, Lenders will, at the request of any Borrower, make loans to all Borrowers under the revolving credit facility on a combined basis and in accordance with the provisions hereinafter set forth. Borrowers' business is a mutual and collective enterprise and Borrowers believe that the consolidation of all revolving credit loans under this Agreement will enhance the aggregate borrowing powers of each Borrower and ease the administration of their revolving credit loan relationship with Lenders, all to the mutual advantage of Borrowers. Lenders' willingness to extend credit to Borrowers and to administer each Borrower's collateral security therefor, on a combined basis as more fully set forth in this Agreement, is done solely as an accommodation to Borrowers and at Borrowers' request in furtherance of Borrowers' mutual and collective enterprise.

      Each Borrower has agreed to be liable for loans and all outstanding other obligations under this Agreement and to guarantee the obligations of each of the other Borrowers under this Agreement and each of the other Loan Documents.

      NOW, THEREFORE, for Ten Dollars ($10.00) and other good and valuable consideration, the parties hereto, intending to be bound hereby, agree that the Existing Loan Agreement is hereby amended and restated in its entirety by this
Agreement:

SECTION 1. DEFINITIONS; RULES OF CONSTRUCTION

      1.1. DEFINITIONS.

            As used in this Agreement, the following terms shall have the following meanings ascribed to them (terms used in the singular to have the same meaning when used in the plural, and vice versa):

            Account - shall have the meaning given to the term "account" in the UCC or the PPSA, as applicable, and shall include any and all rights of an Obligor to payment for goods sold or leased or for services rendered that are not evidenced by an Instrument or Chattel Paper, whether or not they have been earned by performance.

            Account Debtor - a Person who is or becomes obligated under or on account of an Account, Chattel Paper or General Intangible.

            Accounts Formula Amount - on any date of determination thereof, an amount equal to the lesser of (i) the Revolver Commitments on such date or
      (ii) 85% (or such lesser percentage as Agent may in its reasonable credit judgment determine from time to time) of the net amount of Eligible Accounts on such date. As used herein, the phrase "net amount of Eligible Accounts" shall mean the face amount of such Accounts on any date less any and all returns, rebates, discounts (which may, at Agent's option, be calculated on shortest terms), credits, allowances or Taxes (including sales, excise or other taxes) at any time issued, owing, claimed by Account Debtors, granted, outstanding or payable in connection with, or any interest accrued on the amount of, such Accounts at such date.

            Acquisition - the acquisition of a Business Unit or of Equity Interests in another Person sufficient to give the acquiring Person control of such other Person, in each case whether by purchase, exchange, issuance of stock or other securities, or by merger, reorganization or any other method.

            Adjusted EBITDA - for any fiscal period of Borrowers and their Subsidiaries, an amount equal to the sum for such period of (i) Adjusted Net Earnings, plus (ii) provision for taxes based on income and for state or provincial franchise taxes, to the extent deducted in the calculation of Adjusted Net Earnings, plus (iii) interest expense, to the extent deducted in the calculation of Adjusted Net Earnings, plus (iv) depreciation and amortization and other non-cash charges approved by Agent, to the extent deducted in the calculation of Adjusted Net Earnings, plus (v) purchase accounting adjustments that are as required by FASB 141 and 142, plus (vi) solely in calculating Adjusted EBITDA in respect of the months of June, 2004 through May, 2005, $1,100,000 (being the amount of the non-cash, non-recurring charge taken by Borrowers for an ITS inventory adjustment in the second Fiscal Quarter of 2004), all calculated on a Consolidated basis.

            Adjusted LIBOR Rate - for any Interest Period, with respect to LIBOR Loans, the rate of interest per annum determined pursuant to the following formula:

             LIBOR Rate = Offshore Base Rate/1.00 - Eurodollar Reserve
      Percentage

            Where,

                  "Offshore Base Rate" means the rate per annum appearing on
            Telerate Page 3750 (or any successor page) as the London interbank offered rate for deposits in Dollars at approximately 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period for a term comparable to such Interest Period. If for any reason such rate is not available, the Offshore Base Rate shall be, for any Interest Period, the rate per annum appearing on Reuters Screen LIBO Page as the London interbank offered rate for deposits in Dollars at approximately 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period for a term comparable to such Interest Period; provided, however, if more than one rate is specified on Reuters Screen LIBO Page, the applicable rate shall be the arithmetic mean of all such rates. If for any reason none of the foregoing rates is available, the Offshore Base Rate shall be, for any Interest Period, the rate per annum determined by Agent as the rate of interest at which Dollar deposits in the approximate amount of the applicable LIBOR Loan would be offered by BofA's London Branch to major banks in the offshore Dollar market at their request at or about 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period for a term comparable to such Interest Period.

                  "Eurodollar Reserve Percentage" means, for any day during any
            Interest Period, the reserve percentage (expressed as a decimal, rounded upward to the next 1/8th of 1%) in effect on such day applicable to member banks under regulations issued from time to time by the Board of Governors for determining the maximum reserve requirement (including any emergency, supplemental or other marginal reserve requirement) with respect to Eurocurrency funding (currently referred to as "Eurocurrency liabilities" under Regulation D of the Board of Governors). The Offshore Rate for each outstanding LIBOR Loan shall be adjusted automatically as of the effective date of any change in the Eurodollar Reserve Percentage.

            Adjusted Net Earnings - with respect to any fiscal period, the net earnings (or loss) for such fiscal period of Borrowers and their Subsidiaries, all as reflected on the financial statement of Borrowers and their Subsidiaries supplied to Agent and Lenders pursuant to SECTION 10.1.3, but excluding: (i) any gain or loss arising from the sale of capital assets; (ii) any gain arising from any write-up of assets during such period; (iii) earnings of any Subsidiary accrued prior to the date it became a Subsidiary; (iv) earnings of any Person, substantially all the assets of which have been acquired in any manner by a Borrower or Subsidiary, realized by such Person prior to the date of such acquisition;
      (v) net earnings of any entity (other than a Subsidiary of a Borrower) in which a Borrower has an ownership interest unless such net earnings have actually been received by a Borrower in the form of cash Distributions;
      (vi) any portion of the net earnings of any Subsidiary which for any reason is unavailable for payment of Distributions to a Borrower; (vii) the earnings of any Person to which any assets of a Borrower shall have been sold, transferred or disposed of, or into which a Borrower shall have merged, or been a party to any consolidation or other form of reorganization, prior to the date of such transaction; (viii) any gain arising from the acquisition of any Equity Interests of a Borrower; and
      (ix) any gain arising from extraordinary or non-recurring items, all as determined in accordance with GAAP on a Consolidated basis.

            Affiliate - a Person: (i) which directly or indirectly through one or more intermediaries controls, or is controlled by, or is under common control with, another Person; (ii) which beneficially owns or holds 10% or more of any class of the Equity Interests of a Person; or (iii) 10% or more of the Equity Interests with power to vote of which is beneficially owned or held by another Person or a Subsidiary of another Person. For purposes hereof, "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of any Equity Interest, by contract or otherwise.

            Agency Appointment as to Vehicle Titles - as defined in SECTION
      8.4.4 of this Agreement.

            Agent Indemnitees - Agent and all of Agent's present and future officers, directors, employees, agents and attorneys.

            Agent Professionals - attorneys, accountants, appraisers, business valuation experts, environmental engineers or consultants, turnaround consultants and other professionals or experts retained by Agent.

            Agreement - this Amended and Restated Loan and Security Agreement and all Annexes, Exhibits and Schedules thereto.

            Anti-Terrorism Laws - any laws relating to terrorism or money laundering, including Executive Order No. 13224 and the USA Patriot Act.

            Applicable Law - all laws, rules and regulations applicable to the Person, conduct, transaction, covenant, Loan Document or Material Contract in question, including all applicable common law and equitable principles; all provisions of all applicable state, provincial, federal and foreign constitutions, statutes, rules, regulations and orders of Governmental Authorities; and all orders, judgments and decrees of all courts and arbitrators.

            Applicable Margin - a percentage equal to 0.75% with respect to Revolver Loans that are Base Rate Loans and 2.25% with respect to Revolver Loans that are LIBOR Loans, provided, that, commencing on the first day of the calendar month immediately succeeding the third Business Day after Agent's receipt of the applicable financial statements and corresponding Compliance Certificate for each Fiscal Quarter ending on or after December 31, 2005, the Applicable Margin shall be increased or (if no Default or Event of Default exists) decreased, on a quarterly basis according to the performance of Borrowers as measured by the Leverage Ratio for the immediately preceding Fiscal Quarter of Borrowers, as follows:

     Leverage Ratio     Applicable LIBOR Margin  Applicable Base Rate Margin
----------------------  -----------------------  ---------------------------
  > or = 4.0 to 1.00             2.75%                      1.25%

> or = 3.0 to l.00 but
     <4.0 to 1.00                2.50%                      1.00%

> or = 2.0 to l.00 but
     <3.0 to 1.00                2.25%                      0.75%

> or = 1.0 to l.00 but
     <2.0 to 1.00                2.00%                      0.50%

     <1.0 to 1.00                1.75%                      0.25%

      and, provided further that, if during any Fiscal Quarter for which the Leverage Ratio is measured to determine the Applicable Margin as provided above, the Average Liquidity Amount is greater than $40,000,000, the Applicable Margin with respect to Revolver Loans that are Base Rate Loans and the Applicable Margin for Revolver Loans that are LIBOR Loans shall be decreased by 0.25% from the respective Applicable Margin that is otherwise applicable to that Type of Revolver Loans as set forth in the table above.

      Except as otherwise set forth herein, any such increase or reduction in the Applicable Margin shall be subject to receipt by Agent of the applicable financial statements and corresponding Compliance Certificate. If the financial statements and the Compliance Certificate of Borrowers setting forth the Leverage Ratio are not received by Agent by the date required pursuant to SECTION 10.1.3 of this Agreement, the Applicable Margin shall be determined as if the Leverage Ratio exceeds 4.0 to 1 until such time as such financial statements and Compliance Certificate are received and any Event of Default resulting from a failure timely to deliver such financial statements or Compliance Certificate is waived in writing by Agent and Lenders; provided, however, that Agent and Lenders shall be entitled to accrue and receive interest at the Default Rate to the extent authorized by SECTION 3.1.5 of this Agreement and, on each date that the Default Rate accrues on any Loan, the Applicable Margin on such date for such Loan shall be the Applicable Margin that would apply if the Leverage Ratio exceeded 4.0 to 1 (without regard to the actual Leverage Ratio). For the final Fiscal Quarter of any Fiscal Year of Borrowers, Borrowers may provide the unaudited financial statements of Borrowers, subject only to year-end adjustments, for the purpose of determining the Applicable Margin; provided, however, that if, upon delivery of the annual audited financial statements required to be submitted by Borrowers to Agent pursuant to SECTION 10.1.3(i) of this Agreement, Borrowers have not met the criteria for reduction of the Applicable Margin pursuant to the terms hereinabove for the final Fiscal Quarter of the Fiscal Year of Borrowers then ended, then (a) such Applicable Margin reduction shall be terminated and, effective on the first day of the month following receipt by Agent of such audited financial statements, the Applicable Margin shall be the Applicable Margin that would have been in effect if such reduction had been implemented based upon the audited financial statements of Borrowers for the final Fiscal Quarter of the Fiscal Year of Borrowers then ended, and (b) Borrowers shall pay to Agent, for the Pro Rata benefit of the Lenders, on the first day of the month following receipt by Agent of such audited financial statements, an amount equal to the difference between the amount of interest that would have been paid using the Applicable Margin determined based upon such audited financial statements and the amount of interest actually paid during the period in which the reduction of the Applicable Margin was in effect based upon the unaudited financial statements for the final Fiscal Quarter of the Fiscal Year of Borrowers then ended.

            Approved Account Debtor - on any date of determination (i) each Account Debtor whose corporate credit rating or senior debt rating (secured or unsecured), or any of them, by Moody's and S&P is at least Baa3 and BBB-, respectively), and (ii) each Account Debtor that is named on the list of proposed Approved Account Debtors delivered to Agent by Borrower Agent with the Borrowing Base Certificate most recently delivered prior to such date of determination and that Agent has approved in writing as an Approved Account Debtor (which approval shall be effective until the next Borrowing Base Certificate is timely delivered to Agent by Borrower Agent). Approved Account Debtors as of the date of this Agreement are listed on ANNEX B.

            Approved Credit Enhancement - in Agent's sole discretion and at its option, either (i) an irrevocable letter of credit that is in form and substance acceptable to Agent, issued or confirmed by a bank acceptable to Agent, and payable in Dollars at a place of payment within the United States that is acceptable to Agent, which letter of credit is assigned to Agent for the benefit of the Secured Parties (with such assignment acknowledged by the issuing or confirming bank) or, if so requested by Agent, duly transferred to Agent for the benefit of the Secured Parties (together with sufficient documentation to permit direct draws under any such letter of credit by Agent for the benefit of the Secured Parties) or
      (ii) credit insurance that is issued by a credit insurance company acceptable to Agent and is in form and substance acceptable to Agent (which credit insurance shall be payable to Agent for the benefit of the Secured Parties in Dollars).

            Asset Disposition - a sale, lease, license, consignment or other transfer or disposition of assets (real or personal, tangible or intangible) of an Obligor, including a termination of rights of any Obligor under any lease, license agreement or other contract or a disposition of Property in connection with a sale-leaseback transaction or synthetic lease.

            Assignment and Acceptance - an assignment and acceptance entered into by a Lender and an Eligible Assignee and accepted by Agent, in the form of EXHIBIT G.

            Availability - on any date, the amount that Borrowers are entitled to borrow as Revolver Loans on such date, such amount being the difference derived when the sum of the principal amount of Revolver Loans plus 100% of the face amount of Letters of Credit then outstanding (including any amounts that Agent or Lenders may have paid for the account of Obligors pursuant to any of the Loan Documents and that have not been reimbursed by Borrowers and any outstanding Swingline Loans) is subtracted from the Borrowing Base on such date. If the amount outstanding is equal to or greater than the Borrowing Base, Availability is zero.

            Availability Block - an amount equal to $5,000,000 or such greater amount as Agent may specify in its reasonable credit judgment.

            Availability Reserve - on any date of determination thereof, an amount equal to the sum of the following (without duplication): (i) the Availability Block; (ii) the Rent Reserve; (iii) any amounts which any Obligor is obligated to pay to Agent, Lenders or other Persons pursuant to the provisions of any of the Loan Documents that Agent or any Lender elects to pay for the account of such Obligor in accordance with authority contained in any of the Loan Documents; (iv) the LC Reserve; (v) the aggregate amount of reserves established by Agent from time to time in its discretion in respect of Banking Relationship Debt;
      (vi) the aggregate amount of Royalties that have accrued and are unpaid, whether or not then due and payable by an Obligor; (vii) aggregate amount of all liabilities and obligations that are secured by Liens upon any of the Collateral that are senior in priority to Agent's Liens if such Liens are not Permitted Liens (provided that the imposition of a reserve hereunder on account of such Liens shall not be deemed a waiver of the Event of Default that arises from the existence of such Liens) or are Permitted Liens under SECTION 10.2.5(iii) of this Agreement; (viii) the [***] Account Reserve; (ix) the Canadian Reserve; (x) the Dilution Reserve; and (xi) such additional reserves, in such amounts and with respect to such matters, as Agent in its reasonable credit judgment may elect to impose from time to time.

            Average Days Sales Outstanding - with respect to Accounts for which a specified Person is the Account Debtor, as of the last day of any calendar month, that number of days derived (a) by calculating the average amount of Accounts of Borrowers and their Subsidiaries for which such specified Person is the Account Debtor for the last 3 months ending with such month by dividing the sum of the Accounts of Borrowers and their Subsidiaries for which such specified Person is the Account Debtor as of the last day of each such month, determined on a consolidated basis in accordance with GAAP, for such 3 months by 3, (b) by calculating the average amount of net revenues of Borrowers and their Subsidiaries attributable to such specified Account Debtor for the same 3 months by dividing the sum of the net revenues of Borrowers and their Subsidiaries attributable to such specified Person, determined on a consolidated basis in accordance with GAAP, for such 3 months by 3, (c) by dividing the amount resulting from the calculation described in (a) by the amount resulting from the calculation described in (b), and (d) by multiplying the result of the calculation described in (c) by 30.

            Average Liquidity Amount - for any period, an amount equal to the sum of the actual Liquidity Amount on each day during such period, as determined by Agent, divided by the number of days in such period.

            Average Revolver Loan Balance - for any period, the amount obtained by adding the unpaid balance of Revolver Loans and LC Obligations at the end of each day for the period in question and by dividing such sum by the number of days in such period.

            Bank Products - any one or more of the following types of products, services or facilities extended to any Obligor (other than any Canadian Obligor) by any Lender or any Affiliate of any Lender: (i) commercial credit cards; (ii) merchant card services; (iii) products or services under Cash Management Agreements; (iv) Hedging Agreements; (v) interstate depository network services; and (vi) such other banking products or services provided by any Lender or any Affiliate of any Lender as may be requested by any Obligor (whether requested on behalf of itself or its Subsidiaries), other than Letters of Credit and Bank Products Exclusions.

            Bank Products Exclusions - banking products or services provided by any Lender or any Affiliate of any Lender that consist of financings of Equipment with Permitted Purchase Money Debt or providing operating lease financing of Equipment other than the financing provided under this Agreement or the other Loan Documents.

            Banking Relationship Debt - Debt or other obligations of an Obligor (other than any Canadian Obligor) to any Lender (or any Affiliate of any Lender) arising out of or relating to Bank Products.

            Bankruptcy Code - title 11 of the United States Code.

            Base Rate - the rate of interest announced or quoted by BofA from time to time as its prime rate. The prime rate announced by BofA is a reference rate and does not necessarily represent the lowest or best rate charged by BofA. BofA from time to time makes loans or other extensions of credit at, above or below its announced prime rate. If the prime rate is discontinued by BofA as a standard, a comparable reference rate designated by BofA as a substitute therefor shall be the Base Rate.

            Base Rate Loan - a Loan, or portion thereof, during any period in which it bears interest at a rate based upon the Base Rate.

            Blocked Person - as defined in SECTION 9.1.27(ii) of this Agreement.

            Board of Governors - the Board of Governors of the Federal Reserve System.

            BofA - Bank of America, N.A., a national bank, and its successors and assigns.

            BofA Indemnitees - BofA and all of its present and future officers, directors, employees agents and attorneys.

            Borrower - each of MasTec and each Subsidiary of MasTec listed as a "Borrower" on ANNEX A hereto and each Subsidiary of MasTec that becomes a "Borrower" after the Effective Date pursuant to SECTION 10.1.11 of this Agreement.

            Borrower Agent - as defined in SECTION 4.4 of this Agreement.

            Borrowing - a borrowing consisting of Loans of one Type made on the same day by Lenders (or by BofA in the case of a Borrowing funded by Swingline Loans) or a conversion of a Loan or Loans of one Type from Lenders on the same day.

            Borrowing Base - on any date of determination thereof, an amount equal to the lesser of: (a) the aggregate amount of the Revolver Commitments on such date minus the Availability Reserve on such date, or
      (b) an amount equal to (i) the sum of the Accounts Formula Amount on such date plus the Eligible Unbilled Accounts Formula Amount on such date plus the Fixed Assets Formula Amount on such date minus (ii) the Availability Reserve on such date. Notwithstanding the foregoing, in no event shall the aggregate amount of Revolver Loans outstanding at any date as measured by Eligible Accounts and Eligible Unbilled Accounts of the Canadian Obligors exceed, in the aggregate, $5,000,000.

            Borrowing Base Certificate - a certificate, in the form requested by Agent, by which Borrowers shall certify to Agent and Lenders, with such frequency as Agent may request or as otherwise required by Section 8.6 of this Agreement, the amount of the Borrowing Base as of the date of the certificate and the calculation of such amount.

            Business Day - any day excluding Saturday, Sunday and any other day that is a legal holiday under the laws of the State of Georgia or is a day on which banking institutions located in such state are closed; provided, however, that when used with reference to a LIBOR Loan (including the making, continuing, prepaying or repaying of any LIBOR Loan), the term "Business Day" shall also exclude any day on which banks are not open for dealings in Dollar deposits on the London interbank market.

            Business Interruption Insurance Assignment - the Collateral Assignment of Business Interruption Insurance to be executed by each Obligor and pursuant to which such Obligor shall assign in favor of Agent, for the benefit of Secured Parties, all of such Obligor's rights under any business interruption insurance policy owned by or in favor of such Obligor, as security for the Obligations.

            Business Unit - assets constituting a business, whether all of the assets of any Person or the assets of a division or operating unit of any Person.

            Cdn$ and Canadian Dollars - each means freely transferable Canadian dollars.

            Canadian Controlled Account - a Controlled Account established by a Canadian Obligor.

            Canadian Formula Amount - at any date of determination, that portion of the Borrowing Base comprised of Eligible Accounts and Eligible Unbilled Accounts owned by the Canadian Obligors.

            Canadian Obligor - Phasecom Systems Inc., an Ontario (Canada) corporation, and Integral Power & Telecommunications Corporation Ltd., a Canadian corporation, and both Wholly Owned Subsidiaries of MasTec and each other direct or indirect Wholly Owned Subsidiary organized under the laws of Canada or any province thereof that becomes an Obligor, singly or collectively.

            Canadian Obligor Guarantee - each Guaranty executed by a Canadian Obligor.

            Canadian Priming Liens - Liens which under applicable Canadian law would have priority over Agent's Lien in the Collateral of any Canadian Obligor, as such Liens are listed on ANNEX C hereto.

            Canadian Reserve - on any date of determination thereof, Agent's discretion, an amount equal to its reasonable estimate of the Canadian Obligor's liabilities secured by Canadian Priming Liens.

            Canadian Security Agreement - collectively, each General Security Agreement, Deed of Hypothec and other security instrument with respect to Property of a Canadian Obligor executed and delivered by a Canadian Obligor, pursuant to which such Canadian Obligor grants in favor of Agent for the benefit of the Secured Parties a first priority Lien upon its personal Properties.

            Capital Adequacy Regulation - any guideline, request or directive of any central bank or other Governmental Authority, or any other law, rule or regulation, whether or not having the force of law, in each case regarding capital adequacy of any bank or of any corporation controlling a bank.

            Capital Expenditures - expenditures made or liabilities incurred by an Obligor for the acquisition of any fixed assets or improvements, replacements, substitutions or additions thereto which have a useful life of more than one year, including the total principal portion of Capitalized Lease Obligations.

            Capitalized Lease Obligation - any Debt represented by obligations under a lease that is required to be capitalized for financial reporting purposes in accordance with GAAP.

            Cash Collateral - cash, and any interest or other income earned thereon, that is deposited with Agent in accordance with this Agreement for the Pro Rata benefit of Lenders to Cash Collateralize any LC Obligations.

            Cash Collateral Account - a demand deposit, money market or other account established by Agent at such financial institution as Agent may select in its discretion, which account shall be in Agent's name and subject to Agent's Liens for the benefit of Secured Parties.

            Cash Collateralize - with respect to LC Obligations arising from Letters of Credit outstanding on any date or Obligations arising under Hedging Agreements on such date, the deposit with Agent of immediately available funds into the Cash Collateral Account in an amount equal to 105% of the sum of the aggregate Undrawn Amounts of such Letters of Credit and other LC Obligations, all Obligations existing under such Hedging Agreements, and all related fees and other amounts due or to become due in connection with such LC Obligations and Hedging Agreements.

            Cash Equivalents - (i) marketable direct obligations issued or unconditionally guaranteed by the United States government and backed by the full faith and credit of the United States government; (ii) domestic certificates of deposit and time deposits having maturities of not more than 12 months from the date of acquisition, bankers' acceptances having maturities of not more than 12 months from the date of acquisition and overnight bank deposits, in each case issued by any commercial bank organized under the laws of the United States, any state thereof or the District of Columbia (or Canada or any province thereof, in the case of a Canadian Obligor), which at the time of acquisition are rated A-1 (or better) by S&P or P-1 (or better) by Moody's, and (unless issued by a Lender) not subject to offset rights in favor of such bank arising from any banking relationship with such bank; (iii) repurchase obligations with a term of not more than 30 days for underlying securities of the types described in clauses (i) and (ii) entered into with any financial institution meeting the qualifications specified in clause (ii) above;
      (iv) commercial paper having at the time of investment therein or a contractual commitment to invest therein a rating of A-1 (or better) by S&P or P-1 (or better) by Moody's, and having a maturity within 9 months after the date of acquisition thereof; and (v) shares of any money market fund that (a) has substantially all of its assets invested continuously in the types of investments referred to in clauses (i) - (iv), (b) has net assets not less than $500,000,000 and (c) has the highest rating obtainable from either Moody's or S&P.

            Cash Management Agreements - any agreement entered into from time to time between any Obligor or any of its Subsidiaries, on the one hand, and a Lender or any of its Affiliates or any other banking or financial institution, on the other, in connection with cash management services for operating, collections, payroll and trust accounts of such Obligor or its Subsidiaries provided by such banking or financial institution, including automatic clearinghouse services, controlled disbursement services, electronic funds transfer services, information reporting services, lockbox services, stop payment services and wire transfer services.

            CERCLA - the Comprehensive Environmental Response Compensation and Liability Act, 42 U.S.C. Section 9601 et seq. and its implementing regulations.

            Change of Control - the occurrence of any of the following events after the date of this Agreement: (a) MasTec shall cease to own, directly, or indirectly through a Subsidiary, 100% of the Equity Interests in any Obligor (other than as a result of a merger, reorganization, consolidation or amalgamation permitted under SECTION 10.2.1 of this Agreement), or (b) any "Change of Control," "Change in Control" or similar event or circumstance, however defined or designated, under the Indenture (as in effect on the date of this Agreement) shall occur.

            Chattel Paper - shall have the meaning given to the term "chattel paper" in the UCC or the PPSA, as applicable.

            Clearing Bank - BofA, Wachovia Bank, N.A., each bank listed on
      SCHEDULE 1.1C - CLEARING BANKS, and any other U.S. banking institution (or, respect to a Controlled Account of a Canadian Obligor, a banking institution organized under the laws of Canada or the province of Ontario) with which a Controlled Account has been established pursuant to a Control Agreement.

            Closing Date - the date on which all of the conditions precedent in
      SECTION 11 of this Agreement are satisfied or waived and the initial Loans are made under this Agreement.

            Collateral - all of the Property and interests in Property described in SECTION 7 of this Agreement; all Property described in any of the Security Documents as security for the payment or performance of any of the Obligations; and all other Property and interests in Property that now or hereafter secure (or are intended to secure) the payment and performance of any of the Obligations.

            Commercial Tort Claim - shall have the meaning given to the term "commercial tort claim" in the UCC.

            Commitment - at any date for any Lender, the aggregate amount of such Lender's Revolver Commitment on such date, and "Commitments" means the aggregate amount of all Revolver Commitments.

            Commitment Termination Date - the date that is the soonest to occur of (i) the last day of the Term; (ii) the date on which either Borrowers or Agent terminates the Commitments pursuant to SECTION 6.2 of this Agreement; or (iii) the date on which the Commitments are automatically terminated pursuant to SECTION 12.2 of this Agreement.

            Compliance Certificate - a Compliance Certificate to be provided by Borrowers to Agent in accordance with, and in the form annexed as EXHIBIT E to, this Agreement, and the supporting schedules to be annexed thereto.

            Consolidated - the consolidation in accordance with GAAP of the accounts or other items as to which such term applies.

            Contingent Obligation - with respect to any Person, any obligation of such Person arising from any guaranty, indemnity or other assurance of payment or performance of any Debt, lease, dividend or other obligation ("primary obligations") of any other Person (the "primary obligor") in any manner, whether directly or indirectly, including (i) the direct or indirect guaranty, endorsement (other than for collection or deposit in the Ordinary Course of Business), co-making, discounting with recourse or sale with recourse by such Person of the obligation of a primary obligor,
      (ii) the obligation to make take-or-pay or similar payments, if required, regardless of nonperformance by any other party or parties to an agreement, (iii) any obligation of such Person, whether or not contingent, (A) to purchase any such primary obligation or any Property constituting direct or indirect security therefor, (B) to advance or supply funds (1) for the purchase or payment of any such primary obligations or (2) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (C) to purchase Property, Securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation or (D) otherwise to assure or hold harmless the holder of such primary obligation against loss in respect thereof. The amount of any Contingent Obligation shall be deemed to be an amount equal to the stated or determinable amount of the primary obligation with respect to which such Contingent Obligation is made (or, if less, the maximum amount of such primary obligation for which such Person may be liable pursuant to the terms of the instrument evidencing such Contingent Obligation) or, if not stated or determinable, the maximum reasonably anticipated liability with respect thereto (assuming such Person is required to perform thereunder), as determined by such Person in good faith.

            Control or controlled by or under common control - possession, directly or indirectly, of the power to direct or cause the direction of management or policies (whether through ownership of voting securities, by contract or otherwise, but not solely by being an officer or director of that Person); provided, however, that in any event any Person which beneficially owns, directly or indirectly, 10% or more (in number of votes) of the Equity Interest having ordinary Voting Power with respect to another Person shall be conclusively presumed to control such Person.

            Control Agreement - an agreement among an Obligor, Agent and a Clearing Bank, in form and substance satisfactory to Agent, concerning the collection and transfer of payments which represent the proceeds of Accounts or of any other Collateral, and which gives Agent, for the benefit of the Secured Parties, control (within the meaning of Section 9-104 of the UCC) over the deposit accounts of such Obligor maintained at such Clearing Bank.

            Controlled Account - a demand deposit account of an Obligor maintained by it with a Clearing Bank that is subject to a Control Agreement.

            CWA - the Clean Water Act (33 U.S.C. Sections 1251 et seq.).

            Debt - as applied to a Person means, without duplication: (i) all items which in accordance with GAAP would be included in determining total liabilities as shown on the liability side of a balance sheet of such Person as of the date as of which Debt is to be determined, including Capitalized Lease Obligations; (ii) all Contingent Obligations of such Person; (iii) all reimbursement obligations in connection with letters of credit or letter of credit guaranties issued for the account of such Person; and (iv) in the case of an Obligor (without duplication), the Obligations. The Debt of a Person shall include any recourse Debt of any partnership or joint venture in which such Person is a general partner or joint venturer.

            Default - an event or condition the occurrence of which would, with the lapse of time or the giving of notice, or both, become an Event of Default.

            Default Rate - on any date, a rate per annum that is equal to (i) in the case of each Revolver Loan outstanding on such date, 2% in excess of the rate otherwise applicable to such Loan on such date, and (ii) in the case of any of the other Obligations outstanding on such date, 2% plus the highest Applicable Margin for Base Rate Loans.

            Deposit Account - shall have the meaning given to the term "deposit account" in the UCC.

            Dilution Reserve - at any date of determination, an amount equal to the excess of (i) non-cash reductions to Obligors' Accounts during a 12-month period prior to the date of determination as established by Obligors' records or by a field examination conducted by Agent's employees or representatives, expressed as a percentage of Obligors' Accounts outstanding during the same period, as the same may be adjusted by Agent in the exercise of its reasonable credit judgment, over (ii) 5%, multiplied by the aggregate amount of Eligible Accounts as of the date of determination.

            [***] - collectively, [***] and its Affiliates and Subsidiaries.

            [***] Account Reserve - [***]

            [***] Concentration Percentage - [***]

            Distribution - in respect of any entity, (i) any payment of any dividends or other distributions on Equity Interests of the entity (except distributions in such Equity Interests) and (ii) any purchase, redemption or other acquisition or retirement for value of any Equity Interests of the entity or any Affiliate of the entity unless made contemporaneously from the net proceeds of the sale of Equity Interests.

            Document - shall have the meaning given to the term "document" in the UCC.

            Dollars and the sign $ - lawful money of the United States of America.

            Domestic Subsidiary - a Subsidiary of a Borrower (other than a Subsidiary that is a Borrower) that is incorporated under the laws of a state of the United States or the District of Columbia.

            Dominion Account - a special account of Agent established by Borrowers at BofA or another bank selected by Borrowers, but acceptable to Agent in its sole discretion, and over which Agent shall have exclusive access and control for withdrawal purposes.

            Electronic Chattel Paper - shall have the meaning given to the term "electronic chattel paper" in the UCC.

            Eligible Account - an Account which arises in the Ordinary Course of Business of an Obligor from the sale of goods or rendition of services, is payable in Dollars (or, with respect to Accounts that arise from a sale to an Account Debtor located in Canada, in Canadian Dollars), is subject to Agent's duly perfected Lien, and is deemed by Agent, in its reasonable credit judgment, to be an Eligible Account. Without limiting the generality of the foregoing, no Account shall be an Eligible Account if:
      (i) it arises out of a sale made by an Obligor to a Subsidiary or an Affiliate of an Obligor, a Person controlled by an Affiliate of an Obligor or a Blocked Person; (ii) it is unpaid for more than 60 days after the original due date shown on the invoice; (iii) it is due or unpaid more than 90 days after the original invoice date (or as to any Approved Account Debtor, 120 days after original invoice date); (iv) 50% or more of the Accounts from the Account Debtor are not deemed Eligible Accounts hereunder; (v) the total unpaid Accounts of the Account Debtor or group of affiliated Account Debtors (excluding any affiliated Account Debtor that satisfies the criteria of clause (i) in the definition of Approved Account Debtor) exceed 7.5% (or

      (i) as to any Approved Account Debtor (other than [***]) of the aggregate amount of all Eligible Accounts or exceed a credit limit established by Agent for such Account Debtor, in each case, to the extent of such excess;
      (vi) any covenant, representation or warranty contained in this Agreement with respect to such Account has been breached in any respect deemed material by Agent; (vii) the Account Debtor is also such Obligor's creditor or supplier, or the Account Debtor has disputed liability with respect to such Account, or the Account Debtor has made any claim with respect to any other Account due from such Account Debtor to such Obligor, or the Account otherwise is or may become subject to any right of setoff, counterclaim, recoupment, reserve, defense or chargeback, provided that, the Accounts of such Account Debtor shall be ineligible only to the extent of such dispute or right of offset, counterclaim, recoupment, reserve, defense or chargeback; (viii) an Insolvency Proceeding has been commenced by or against the Account Debtor (other than Accounts arising under and in accordance with the terms of post-petition contracts with such Account Debtor approved by the court in which the Insolvency Proceeding of the Account Debtor is being heard or otherwise permitted in such case) or the Account Debtor has failed, suspended or ceased doing business; (ix) the Account Debtor is not or has ceased to be Solvent; (x) it arises from a sale to an Account Debtor that is organized under the laws of any jurisdiction outside of the United States or Canada or that has its principal office or principal place of business outside the United States or Canada except to the extent that the sale is supported or secured by an Approved Credit Enhancement; (xi) it arises from a sale to the Account Debtor on a bill-and-hold, guaranteed sale, sale-or-return, sale-on-approval, consignment or any other repurchase or return basis;
      (xii) the Account Debtor is the United States of America or Canada any department, agency, Crown corporation or instrumentality thereof, unless the applicable Obligor is not prohibited from assigning the Account and does assign its right to payment of such Account to Agent, in a manner satisfactory to Agent, so as to comply, in the case of the United States, with the Assignment of Claims Act of 1940 (31 U.S.C. Section 3727 and 41 U.S.C. Section 15), and, in the case of Canada, with the Financial Administration Act, R.S.C. c. F-11 or is a state, province, county or municipality, or a political subdivision or agency thereof and Applicable Law disallows or restricts an assignment of Accounts on which it is the Account Debtor; (xiii) the Account Debtor is located in any jurisdiction which imposes conditions on the right of a creditor to collect accounts receivable unless the applicable Obligor has either qualified to transact business in such jurisdiction as a foreign entity or filed a Notice of Business Activities Report or other required report with the appropriate officials in those jurisdictions for the then current year; (xiv) the Account Debtor is located in a jurisdiction in which such Obligor is deemed to be doing business under the laws of such jurisdiction and which denies creditors access to its courts in the absence of qualification to transact business in such jurisdiction or of the filing of any reports with such jurisdiction, unless such Obligor has qualified as a foreign entity authorized to transact business in such jurisdiction or has filed all required reports; (xv) the Account is subject to a Lien other than a Permitted Lien; (xvi) the goods giving rise to such Account have not been delivered to and accepted by the Account Debtor or the services giving rise to such Account have not been performed by such Obligor and accepted by the Account Debtor or the Account otherwise does not represent a final sale; (xvii) the Account is evidenced by Chattel Paper or an Instrument of any kind, or has been reduced to judgment; (xviii) the Account represents a billing in excess of cost or a retainage or arises from a sale on a cash-on-delivery basis; (xix) such Obligor has made any agreement with the Account Debtor for any deduction therefrom, except for discounts or allowances which are made in the Ordinary Course of Business for prompt payment and which discounts or allowances are reflected in the calculation of the face value of each invoice related to such Account; (xx) such Obligor has made an agreement with the Account Debtor to extend the time of payment thereof; (xxi) the Account arises from the performance of services under a contract in respect of which any performance bond or surety bond has been issued or under or related to any warranty obligation of an Obligor; (xxii) the Account represents, in whole or in part, a billing for interest, fees or late charges, provided that such Account shall be ineligible only to the extent of the amount of such billing; or (xxiii) it arises from a retail sale of Inventory to a Person who is purchasing the same primarily for personal, family or household purposes.

            Eligible Assignee - a Person that is a Lender, a U.S. based Affiliate of a Lender or an Approved Fund (as defined below); a commercial bank, finance company, or other financial institution, in each case that is organized under the laws of the United States or any state, has total assets in excess of $5 billion, extends asset-based lending facilities of the type contemplated herein in the Ordinary Course of Business and whose becoming an assignee would not constitute a prohibited transaction under
      Section 4975 of ERISA or any other Applicable Law, is acceptable to Agent and, unless a Default or an Event of Default exists, Borrowers (such approval by Borrowers, when required, not to be unreasonably withheld or delayed and to be deemed given by Borrowers if no objection is received by the assigning Lender and Agent from Borrowers within 2 Business Days after notice of such proposed assignment has been provided by the assigning Lender as set forth in SECTION 14.3 of this Agreement); and, at any time that an Event of Default exists, any other Person acceptable to Agent in its sole discretion. The term "Approved Fund" means any Person (other than a natural person) that is engaged in making, purchasing, holding or investing in bank loans and similar extensions of credit in the Ordinary Course of Business of such Person and that is administered or managed by
      (i) a Lender, (ii) an Affiliate of a Lender or (iii) an entity or an Affiliate of an entity that administers or manages a Lender.

            Eligible Fixed Assets - Equipment owned by an Obligor, subject to the Lien in favor of Agent and to no other Lien, that is located within the continental United States and has been included in the most recent Net Orderly Liquidation Value Appraisal accepted by Agent.

            Eligible Unbilled Accounts - an amount which, when an invoice is issued with respect thereto, will be an Eligible Account, and in respect of which an invoice is issued within 30 days (or 45 days with respect to an Account Debtor principally engaged in the power distribution and transmission business) after such amount is first included as an eligible unbilled account on any Borrowing Base Certificate.

            Eligible Unbilled Accounts Formula Amount - on any date of determination thereof, an amount equal to the lesser of (i) 70% (or such lesser percentage as Agent may in its reasonable credit judgment determine from time to time) of the aggregate amount of Eligible Unbilled Accounts on such date, or (ii) an amount equal to the product of (x) the sum of the Accounts Formula Amount on such date, the amount derived pursuant to subsections (i) of this definition, and the Fixed Assets Formula Amount, multiplied by (y) 15%.

            Enforcement Action - action taken or to be taken by Agent, during any period that an Event of Default exists, to enforce collection of the Obligations or to realize upon the Collateral (whether by judicial action, under power of sale, by self-help repossession, by notification to Account Debtors, or by exercise of rights of setoff or recoupment).

            Environmental Agreement - the Agreement Regarding Environmental Matters to be executed by Obligors in favor of Agent on or about the Closing Date and by which each Obligor shall, among other things, indemnify Agent and Lenders from liability for such Obligor's failure to comply with any Environmental Laws.

            Environmental Laws - all federal, state, provincial local and foreign laws, rules, regulations, codes, ordinances, orders and consent decrees (together with all programs, permits and guidance documents promulgated by regulatory agencies, to the extent having the force of law), now or hereafter in effect, that relate to public health (but excluding occupational safety and health, to the extent regulated by OSHA) or the protection or pollution of the environment, whether new or hereafter in effect, including CERCLA, RCRA and CWA.

            Environmental Notice - a notice (whether written or oral) from any Governmental Authority or any other Person of a possible or alleged noncompliance with or liability under any Environmental Laws, including any complaints, citations, demands or requests from any Governmental Authority or any other Person for correction or remediation of any asserted violation of any Environmental Laws or any investigations concerning any asserted violation of any Environmental Laws.

            Environmental Release - a release as defined in CERCLA or under any other applicable Environmental Laws.

            Equipment - shall have the meaning given to the term "equipment" in the UCC or the PPSA, as applicable, and shall include all of each Obligor's machinery, apparatus, equipment, fittings, furniture, fixtures, motor vehicles and other tangible personal Property (other than Inventory) of every kind and description, whether now owned or hereafter acquired by such Obligor and wherever located, and all parts, accessories and special tools therefor, all accessions thereto, and all substitutions and replacements thereof.

            Equity Interest - the interest of (i) a shareholder in a corporation, (ii) a partner (whether general or limited) in a partnership (whether general, limited or limited liability), (iii) a member in a limited liability company, or (iv) any other Person having any other form of equity security or ownership interest.

            ERISA - the Employee Retirement Income Security Act of 1974 and all rules and regulations from time to time promulgated thereunder.

            Event of Default - as defined in SECTION 12 of this Agreement.

            Executive Order No. 13224 - Executive Order No. 13224 on Terrorist Financing, effective September 24, 2001, as the same has been, or shall hereafter be, renewed, extended, amended or replaced.

            Existing Lenders - the Lenders under (and as defined in) the Existing Loan Agreement as in effect on the Closing Date.

            Existing Letters of Credit - as defined in SECTION 2.3.1 of this Agreement.

            Extraordinary Expenses - all costs, expenses, fees (including fees incurred to Agent Professionals) or advances that Agent may suffer or incur, whether prior to or after the occurrence of an Event of Default, and whether prior to, after or during the pendency of an Insolvency Proceeding of an Obligor, on account of or in connection with (i) the audit, inspection, repossession, storage, repair, appraisal, insuring, completion of the manufacture of, preparing for sale, advertising for sale, selling, collecting or otherwise preserving or realizing upon any Collateral; (ii) the defense of Agent's Lien upon any Collateral or the priority thereof or any adverse claim with respect to the Loans, the Loan Documents or the Collateral asserted by any Obligor, any receiver or trustee for any Obligor or any creditor or representative of creditors of any Obligor; (iii) the settlement or satisfaction of any Liens upon any Collateral (whether or not such Liens are Permitted Liens); (iv) the collection or enforcement of any of the Obligations, whether by Enforcement Action or otherwise; (v) the negotiation, documentation, and closing of any restructuring or forbearance agreement with respect to the Loan Documents or Obligations; (vi) amounts advanced by Agent pursuant to SECTIONS 8.1.3 OR 15.10 of this Agreement; (vii) the enforcement of any of the provisions of any of the Loan Documents; or
      (viii) any payment under a guaranty, indemnity or other payment agreement provided by Agent, which is reimbursable to Agent by Borrowers pursuant to
      SECTION 3.4.2 of this Agreement. Such costs, expenses and advances may include transfer fees, taxes, storage fees, insurance costs, permit fees, utility reservation and standby fees, legal fees, appraisal fees, brokers' fees and commissions, auctioneers' fees and commissions, accountants' fees, environmental study fees, wages and salaries paid to employees of any Obligor or independent contractors in liquidating any Collateral, travel expenses, all other fees and expenses payable or reimbursable by Borrowers or any other Obligor under any of the Loan Documents, and all other fees and expenses associated with the enforcement of rights or remedies under any of the Loan Documents, but excluding compensation paid to employees (including inside legal counsel who are employees) of Agent.

            Federal Funds Rate - for any period, a fluctuating interest rate per annum equal for each date during such period to the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) in Atlanta, Georgia by the Federal Reserve Bank of Atlanta, or if such rate is not so published for any day which is a Business Day, the average of the quotations for such day on such transactions received by Agent from 3 federal funds brokers of recognized standing selected by Agent.

            Fee Letter - the fee letter agreement between Agent and Borrowers.

            FEIN - with respect to any Person, the Federal Employer Identification Number of such Person.

            Fiscal Quarter - each of the 4 consecutive 3-month periods beginning on the first day of a Fiscal Year.

            Fiscal Year - the fiscal year of Borrowers and their Subsidiaries for accounting and tax purposes, which ends on December 31 of each year and when preceded by the designation of a calendar year (e.g., 2005 Fiscal
      Year) means the fiscal year of Borrowers and their Subsidiaries ending on December 31 of such designated calendar year.

            Fixed Assets Formula Amount - on any date of determination thereof, an amount equal to the lesser of (A) $40,000,000, or (B) 80% multiplied by the Net Orderly Liquidation Value of Eligible Fixed Assets; provided that the amount calculated under this clause (B) shall be reduced in an amount, as determined by Agent, equal to the aggregate amount of the fair market value or book value, whichever is more, of all Equipment that has been disposed of by Obligors (other than in accordance with SECTION 8.4.2(ii)) since the date that the Equipment included in the most recent Net Orderly Liquidation Value Appraisal was appraised.

            Fixed Charge Coverage Ratio - for any period, the ratio of (a) Adjusted EBITDA for such period minus Net Capital Expenditures (excluding Capital Expenditures financed by Permitted Purchase Money Debt) for such period, minus Distributions made during such period, minus cash Taxes paid during such period, to (b) the sum of all Fixed Charges for such period, all calculated for Borrowers and their Subsidiaries on a Consolidated basis.

            Fixed Charges - for any fiscal period, the sum of (i) interest expense (other than interest payable-in-kind to the extent not paid in cash and interest expense arising from this Agreement or the other Loan Documents that is deferred into future periods in accordance with GAAP) for such period plus (ii) current maturities of Funded Debt (including Capitalized Lease Obligations) as of the last day of such period.

            FLSA - the Fair Labor Standards Act of 1938.

            Foreign Lender - any Lender that is organized under the laws of a jurisdiction other than the laws of the United States, any state thereof or the District of Columbia.

            Foreign Subsidiary - a Subsidiary that is not a Domestic Subsidiary.

            Full Payment - with respect to any of the Obligations, the full, final and indefeasible payment in full, in cash and in Dollars, of all of such Obligations, including all interests, fees and other charges payable in connection therewith under any of the Loan Documents, whether such interests, fees or other charges accrue or are incurred prior to or during the pendency of an Insolvency Proceeding and whether or not any of the same are allowed or recoverable in any Bankruptcy Case pursuant to Section 506 of the Bankruptcy Code or otherwise; with respect to any LC Obligations represented by undrawn Letters of Credit and Banking Relationship Debt, the depositing of cash with Agent, as security for the payment of such Obligations, not to exceed 105% of the aggregate undrawn amount of such Letters of Credit and 100% of Agent's good faith estimate of the amount of Banking Relationship Debt due and to become due; and with respect to any Obligations that are contingent in nature (other than Obligations consisting of LC Obligations or Banking Relationship Debt), such as a right of Agent or a Lender to indemnification by any Obligor, the depositing of cash with Agent in an amount equal to 100% of such Obligations or, if such Obligations are unliquidated in amount and represent a claim which has been overtly asserted (or is reasonably probable of assertion) against Agent or a Lender and for which an indemnity has been provided by Obligors in any of the Loan Documents, in an amount that is equal to such claim or Agent's good faith estimate of such claim. None of the Loans shall be deemed to have been paid in full until all Commitments related to such Loans have expired or been terminated.

            GAAP - generally accepted accounting principles in the United States of America in effect from time to time.

            GECC - General Electric Capital Corporation, a Delaware corporation, and its successors and assigns.

            General Intangibles - shall have the meaning given to the term "general intangibles" in the UCC and shall include each Obligor's choses in action, causes of action, company or other business records, inventions, blueprints, designs, patents, patent applications, trademarks, trademark applications, trade names, trade secrets, service marks, goodwill, brand names, copyrights, registrations, licenses, franchises, customer lists, permits, tax refund claims, computer programs, operational manuals, internet addresses and domain names, insurance refunds and premium rebates, all claims under guaranties, security interests or other security held by or granted to such Obligor to secure payment of any of any of such Obligor's Accounts by an Account Debtor, all rights to indemnification and all other intangible property of such Obligor of every kind and nature (other than Accounts).

            Goods - shall have the meaning given to the term "goods" in the UCC or the PPSA.

            Governmental Approvals - all authorizations, consents, approvals, licenses and exemptions of, registrations and filings with, and reports to, all Governmental Authorities.

            Governmental Authority - any federal, state, provincial, municipal, national, foreign or other governmental department, commission, board, bureau, court, agency or instrumentality or political subdivision thereof or any entity or officer exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to any government or any court, in each case whether associated with a state of the United States, the District of Columbia or a foreign entity or government.

            Guarantor - each Canadian Obligor and each other Person who guarantees payment or performance of the whole or any part of the Obligations.

            Guaranty - each guaranty agreement now or hereafter executed by a Guarantor in favor of Agent with respect to any of the Obligations, including each Canadian Obligor Guarantee.

            Hedging Agreement - any interest rate protection agreement, foreign currency exchange agreement, forward contract, currency swap agreement, commodity price protection agreement or other interest or currency exchange rate or commodity price hedging arrangement.

            Impermissible Qualification - any qualification or exception to the opinion or certification of any independent public accountant as to any financial statement of Borrowers which (i) is of a "going concern" or similar nature, (ii) relates to the limited scope of examination of matters relevant to such financial statements, or (iii) relates to the treatment or classification of any item in such financial statement in which, a condition to its removal, would require an adjustment to such item the effect of which would be to cause the occurrence of an Event of Default.

            Indemnified Amount - in the case of Agent Indemnitees, the amount of any loss, cost, expenses or damages suffered or incurred by Agent Indemnitees and against which Lenders or any Obligor have agreed to indemnify Agent Indemnitees pursuant to the terms of this Agreement or any of the other Loan Documents; in the case of Lender Indemnitees, the amount of any loss, cost, expenses or damages suffered or incurred by Lender Indemnitees and against which Lenders or any Obligor have agreed to indemnify Lender Indemnitees pursuant to the terms of this Agreement or any of the other Loan Documents; and, in the case of BofA Indemnitees, the amount of any loss, cost, expenses or damages suffered or incurred by BofA Indemnitees and against which Lenders or any Obligor have agreed to indemnify BofA Indemnitees pursuant to the terms of this Agreement or any of the other Loan Documents.

            Indemnified Claim - any and all claims, demands, liabilities, obligations, losses, damages, penalties, actions, judgments, suits, awards, remedial response costs, expenses or disbursements of any kind or nature whatsoever (including reasonable attorneys', accountants', consultants' or paralegals' fees and expenses), whether arising under or in connection with the Loan Documents, any Applicable Law (including any Environmental Laws) or otherwise, that may now or hereafter be suffered or incurred by any Indemnitee (whether suffered or incurred in or as a result of any investigation, litigation, arbitration or other judicial or non-judicial proceeding or any appeals related thereto) and that is covered by an indemnity of an Obligor under any of the Loan Documents.

            Indemnitees - the Agent Indemnitees, the Lender Indemnitees and the BofA Indemnitees.

            Indenture - the Indenture, dated as of February 4, 1998, between MasTec and First Trust National Association, as Trustee, governing the Subordinated Notes.

            Initial Lenders - BofA, GECC, LaSalle Business Credit, LLC and PNC Bank, National Association, each in its capacity as a "Lender" under this Agreement on the Closing Date.

            Insolvency Proceeding - any action, case or proceeding commenced by or against a Person under any state, provincial, federal or foreign law, or any agreement of such Person, for (i) the entry of an order for relief under any chapter or section of the Bankruptcy Code, the Bankruptcy and Insolvency Act of Canada, the Companies' Creditors Arrangement Act of Canada, or under any other bankruptcy , insolvency or debt adjustment (whether state, provincial, federal or foreign), (ii) the appointment of a receiver (or administrative receiver), interim receiver, assignee, trustee, liquidator administrator, conservator sequestrator, monitor or other custodian for such Person or any part of its Property, (iii) an assignment or trust mortgage for the benefit of creditors of such Person, or (iv) the liquidation, dissolution or winding up of the affairs of such Person.

            Instrument - shall have the meaning given to the term "instrument" in the UCC.

            Insurance Cash Collateral Account - each demand deposit account in existence on the date of this Agreement established by and held in the name of an insurance company or insurance service company at a depository bank, as described on SCHEDULE 1.1B attached hereto, to establish loss reserves with respect to policies insuring MasTec issued by such insurance company or through such insurance service company.

            Intellectual Property - all intellectual and similar Property of a Person of every kind and description, including inventions, designs, patents, patent applications, copyrights, trademarks, service marks, trade names, mask works, trade secrets, confidential or proprietary information, know-how, software and databases and all embodiments or fixations thereof and related documentation, registrations and franchises, all books and records describing or used in connection with the foregoing and all licenses, or other rights to use any of the foregoing.

            Intellectual Property Claim - the assertion by any Person of a claim (whether asserted in writing, by action, suit or proceeding or otherwise) that any Obligor's ownership, use, marketing, sale or distribution of any Inventory, Equipment, Intellectual Property or other Property is violative of any ownership or right to use any Intellectual Property of such Person.

            Interest Period - shall have the meaning ascribed to it in SECTION
      3.1.3 of this Agreement.

            Inventory - shall have the meaning given to the term "inventory" in the UCC or the PPSA, as applicable, and shall include all goods intended for sale or lease by an Obligor, or for display or demonstration; all work in process, all raw materials and other materials and supplies of every nature and description used or which might be used in connection with the manufacture, printing, packing, shipping, advertising, selling, leasing or furnishing such goods or otherwise used or consumed in such Obligor's business (but excluding Equipment).

            Investment Property - shall have the meaning given to "investment property" in the UCC and shall include all Securities (whether certificated or uncertificated), security entitlements, securities accounts, commodity contracts and commodity accounts.

            Issuing Bank - BofA or an Affiliate of BofA, including Fleet National Bank, as issuer of the Letters of Credit, and, with respect to the Existing Letters of Credit, Fleet National Bank.

            Issuing Bank Indemnitees - Issuing Bank and all of its present and future officers, employees, directors and agents.

            JMC - JMC Insurance Company, Inc., a South Carolina corporation and a wholly owned Subsidiary of MasTec.

            Joinder Agreement - a Joinder Agreement to be executed and delivered by each new Subsidiary that pursuant to SECTION 10.1.11 of this Agreement becomes a Borrower hereunder, in accordance with, and in the form of EXHIBIT J annexed to this Agreement.

            LC Application - an application by any or all Borrowers to Issuing Bank, pursuant to a form approved by Issuing Bank, for the issuance of a Letter of Credit, that is submitted to Issuing Bank at least 5 Business Days prior to the requested issuance of such Letter of Credit.

            LC Conditions - the following conditions, the satisfaction of each of which is required before Issuing Bank shall be obligated issue a Letter of Credit: (i) each of the conditions set forth in SECTION 11 of this Agreement has been and continues to be satisfied, including the absence of any Default or Event of Default; (ii) after giving effect to the issuance of the requested Letter of Credit and all other unissued Letters of Credit for which an LC Application has been signed by a Borrower and approved by Agent and Issuing Bank, no Out-of-Formula Condition would exist, and, if no Revolver Loans are outstanding, the LC Obligations do not, and would not upon the issuance of the requested Letter of Credit, exceed the Borrowing Base; (iii) such Letter of Credit has an expiration date that is no more than 365 days from the date of issuance and such expiration date is at least 30 days prior to the last Business Day of the Term unless otherwise agreed by Agent in its discretion; (iv) the currency in which payment is to be made under the Letter of Credit is Dollars; and (v) the form of the proposed Letter of Credit is satisfactory to Agent and Issuing Bank in their discretion, provides for sight drafts only and does not contain any language that automatically increases the amount available to be drawn under the Letter of Credit.

            LC Documents - any and all agreements, instruments and documents (including an LC Application) required by Issuing Bank to be executed by Borrowers or any other Person and delivered to Issuing Bank for the issuance, amendment or renewal of a Letter of Credit.

            LC Facility - the subfacility for Letters of Credit established as part of the Revolver Commitments pursuant to Section 2.3 of this Agreement.

            LC Obligations - on any date, an amount (in Dollars) equal to the sum of (without duplication) (i) all amounts then due and payable by any Obligor on such date by reason of any payment that is made by Issuing Bank under a Letter of Credit and that has not been repaid to Issuing Bank, plus (ii) the aggregate undrawn amount of all Letters of Credit which are then outstanding or for which an LC Application has been delivered to and accepted by Issuing Bank and approved by Agent, plus (iii) all fees and other amounts due or to become due in respect of Letters of Credit outstanding on such date.

            LC Request - a Letter of Credit Request from Borrowers to Issuing Bank in the form of EXHIBIT I annexed hereto.

            LC Reserve - at any date, the aggregate of all LC Obligations on such date, other than (i) LC Obligations that Borrowers shall Cash Collateralize on or prior to such date and (ii) during any period that no Default or Event of Default exists, the portion of LC Obligations described in clause (iii) of the definition thereof.

            Lender Indemnitees - Lenders and all of their respective present and future officers, directors, employees, agents and attorneys.

            Lenders - shall have the meaning given to it in the preamble to this Agreement and shall include BofA (whether in its capacity as a provider of Loans under SECTION 2 of this Agreement or as the provider of Swingline Loans under SECTION 4.1.3 of this Agreement) and any other Person who may from time to time become a "Lender" under this Agreement.

            Letter of Credit - any standby or documentary letter of credit issued by Issuing Bank for the account of any Borrower.

            Letter-of-Credit Right - shall have the meaning given to the term "letter-of-credit-right" in the UCC.

            Leverage Ratio - with respect to any fiscal period, the ratio of (a) the sum of Senior Funded Debt (including LC Obligations) as of the last day of such period to (b) Adjusted EBITDA for such period, all calculated for Borrowers and their Subsidiaries on a Consolidated basis.

            LIBOR Lending Office - with respect to a Lender, the office designated as a LIBOR Lending Office for such Lender on the signature page hereof (or on any Assignment and Acceptance, in the case of an assignee) and such other office of such Lender or any of its Affiliates that is hereafter designated by written notice to Agent.

            LIBOR Loan - a Loan, or portion thereof, during any period in which it bears interest at a rate based upon the applicable Adjusted LIBOR Rate.

            License Agreement - any agreement between an Obligor and a Licensor pursuant to which such Obligor is authorized to use any Intellectual Property in connection with the manufacturing, marketing, sale or other distribution of any Inventory of such Obligor.

            Licensor - any Person from whom an Obligor obtains the right to use (whether on an exclusive or non-exclusive basis) any Intellectual Property in connection with such Obligor's manufacture, marketing, sale or other distribution of any Inventory.

            Lien - any interest in Property securing an obligation owed to, or a claim by, a Person other than the owner of the Property, whether such interest is based on common law, statute or contract. The term "Lien" shall also include reservations, exceptions, encroachments, easements, rights-of-way, covenants, conditions, restrictions, leases and other title exceptions and encumbrances affecting Property and, additionally with respect to any Canadian Obligor, any other lien, charge, privilege, secured claim, hypothec, prior claim, title retention right, garnishment right, deemed trust, encumbrance or other right affecting any of the property of such Canadian Obligor, choate or inchoate, arising by any statute, act of law of any jurisdiction at common law or in equity or by agreement . For the purpose of this Agreement, an Obligor shall be deemed to be the owner of any Property which it has acquired or holds subject to a conditional sale agreement or other arrangement pursuant to which title to the Property has been retained by or vested in some other Person for security purposes.

            Lien Waiver - an agreement duly executed in favor of Agent, in form and content acceptable to Agent, by which (i) for locations leased by an Obligor, an owner or mortgagee of premises upon which any Property of an Obligor is located agrees to waive or subordinate any Lien it may have with respect to such Property in favor of Agent's Lien therein and to permit Agent to enter upon such premises and remove such Property or to use such premises to store or dispose of such Property, or (ii) for locations at which any Obligor places Inventory with a warehouseman or a processor, such warehouseman or processor agrees to waive or subordinate any Lien it may have with respect to such Property in favor of Agent's Lien therein and to permit Agent to enter upon such premises and remove such Property or to use such premises to store or dispose of such Property.

            Liquidity Amount - on any date of determination, an amount equal to the sum of (a) Availability on such date plus (b) the aggregate amount of collected funds of Borrowers on deposit at BofA in a Controlled Account.

            Loan - a Revolver Loan (and each Base Rate Loan and LIBOR Loan comprising such Loan).

            Loan Account - the loan account established by each Lender on its books pursuant to SECTION 5.8 of this Agreement.

            Loan Documents - this Agreement, the Other Agreements and the Security Documents.

            Loan Year - a period commencing each calendar year on the same month and day as the date of this Agreement and ending on the same month and day in the immediately succeeding calendar year, with the first such period (i.e. the first Loan Year) to commence on the date of this Agreement.

            Lockbox - each U. S. Post Office Box specified in a Lockbox
      Agreement.

            Lockbox Agreement - each agreement between a Borrower and a Clearing Bank concerning the establishment of a Lockbox for the collection of Accounts.

            Margin Stock - shall have the meaning ascribed to it in Regulation U and of the Board of Governors.

            Material Adverse Effect - the effect of any event, condition, action, omission or circumstance, which, alone or when taken together with other events, conditions, actions, omissions or circumstances occurring or existing concurrently therewith, (i) has a material adverse effect upon the business, operations, Properties, prospects or condition (financial or otherwise) of any Obligor; (ii) has or could be reasonably expected to have any material adverse effect whatsoever upon the validity or enforceability of this Agreement or any of the other Loan Documents; (iii) has any adverse effect upon the value of the whole or any material part of the Collateral, the Liens of Agent with respect to the Collateral or the priority of any such Liens; (iv) impairs the ability of any Obligor to perform its obligations under this Agreement or any of the other Loan Documents, including repayment of any of the Obligations when due; or (v) impairs the ability of Agent or any Lender to enforce or collect the Obligations or realize upon any of the Collateral in accordance with the Loan Documents and Applicable Law.

            Material Contract - an agreement to which an Obligor is a party (other than the Loan Documents) (i) which is deemed to be a material contract as provided in Regulation S-K promulgated by the SEC under the Securities Act of 1933 or (ii) for which breach, termination, cancellation, nonperformance or failure to renew could reasonably be expected to have a Material Adverse Effect.

            Maximum Rate - the maximum non-usurious rate of interest permitted by Applicable Law that at any time, or from time to time, may be contracted for, taken, reserved, charged or received on the Debt in question or, to the extent that at any time Applicable Law may thereafter permit a higher maximum non-usurious rate of interest, then such higher rate. Notwithstanding any other provision hereof, the Maximum Rate shall be calculated on a daily basis (computed on the actual number of days elapsed over a year of 365 or 366 days, as the case may be).

            Money Borrowed - as applied to any Obligor, without duplication, (i) Debt arising from the lending of money by any other Person to such Obligor; (ii) Debt, whether or not in any such case arising from the lending of money by another Person to such Obligor, (A) which is represented by notes payable or drafts accepted that evidence extensions of credit, (B) which constitutes obligations evidenced by bonds, debentures, notes or similar instruments, or (C) upon which interest charges are customarily paid (other than accounts payable) or that was issued or assumed as full or partial payment for Property; (iii) Debt that constitutes a Capitalized Lease Obligation; (iv) reimbursement obligations with respect to letters of credit or guaranties of letters of credit; and
      (v) Debt of such Obligor under any guaranty of obligations that would constitute Debt for Money Borrowed under clauses (i) through (iii) hereof, if owed directly by such Obligor.

            Moody's - Moody's Investors Services, Inc.

            Mortgages - the mortgages, deeds of trust and/or deeds to secure debt to be executed by a Borrower in favor of Agent and pursuant to which such Borrower shall grant and convey to Agent, for the benefit of Secured Parties, Liens upon the Real Estate of such Borrower as security for the payment of the Obligations.

            Multiemployer Plan - has the meaning set forth in Section 4001(a)(3) of ERISA.

            Net Capital Expenditures - for any period, the sum of all Capital Expenditures made during such period less the amount of net cash proceeds received by Borrowers or their Subsidiaries from sales of Equipment made during such period in accordance with the terms of this Agreement, all calculated for Borrowers and their Subsidiaries on a Consolidated basis.

            Net Disposition Proceeds - with respect to a Permitted Asset Disposition, proceeds (including cash receivable (when received) by way of deferred payment) received by an Obligor in cash from such Asset Disposition, net of: (i) the reasonable and customary costs and expenses actually incurred in connection with such Asset Disposition (including legal fees and sales commissions); (ii) amounts applied to repayment of Debt (other than the Obligations) secured by a Permitted Lien on such Collateral disposed of that is senior in priority to Agent's Liens; (iii) transfer or similar taxes; and (iv) reserves for escrows and indemnities, until such reserves are no longer required and such reserves or escrows are released to an Obligor.

            Net Orderly Liquidation Value - on any date of determination and with respect to any Eligible Fixed Assets, the value of such Eligible Fixed Assets expected to be realized at an orderly, negotiated sale of such Eligible Fixed Assets that is held within a reasonable period of time, as such value is determined by Agent from the most recent Net Orderly Liquidation Value Appraisal received by Agent on or before such date.

            Net Orderly Liquidation Value Appraisal - an appraisal of the orderly liquidation value of Equipment performed by an appraiser satisfactory to Agent, which may be a desktop appraisal performed by an employee or agent of Agent, which appraisal shall include, as a factor in the determination of orderly liquidation value, all costs and expenses projected to be incurred in the conduct of any liquidation of all or any portion of the Equipment.

            Notes - each Revolver Note and any other promissory note executed by Borrowers at Agent's request to evidence any of the Obligations.

            Notice of Borrowing - as defined in SECTION 4.1.1(i) of this Agreement.

            Notice of Conversion/Continuation - as defined in SECTION 3.1.2(ii) of this Agreement.

            Obligations - in each case, whether now in existence or hereafter arising, (i) the principal of, and interest and premium, if any, on, the Loans; (ii) all LC Obligations of any Obligor to Agent or Issuing Bank arising in connection with the issuance of any Letter of Credit; (iii) all Indemnified Amounts; (iv) all Extraordinary Expenses; and (v) all other Debts, covenants, duties and obligations (including Contingent Obligations) now or at any time or times hereafter owing by any Obligor to Agent or any Lender under or pursuant to this Agreement or any of the other Loan Documents, or owing by any Obligor to Agent or any Lender (or any Affiliate of any Lender) with respect to Banking Relationship Debt, in each case, whether evidenced by any note or other writing, whether arising from any extension of credit, opening of a letter of credit, acceptance, loan, guaranty, indemnification or otherwise and whether direct or indirect, absolute or contingent, due or to become due, primary or secondary, or joint or several, including all interest, charges, expenses, fees or other sums chargeable to any or all Obligors under this Agreement or under any of the other Loan Documents.

            Obligor - each Borrower and each Guarantor, and any other Person that is at any time liable for the payment of the whole or any part of the Obligations or that has granted in favor of Agent a Lien upon any of such Person's assets to secure payment of any of the Obligations.

            Ordinary Course of Business - with respect to any transaction involving any Person, the ordinary course of such Person's business, as conducted by such Person in accordance with past practices and undertaken by such Person in good faith and not for the purpose of evading any covenant or restriction in any Loan Document.

            Organic Documents - with respect to any Person, its charter, certificate or articles of incorporation, bylaws, articles of organization, limited liability agreement, operating agreement, members agreement, shareholders agreement, partnership agreement, certificate of partnership, certificate of formation, voting trust, or similar agreement or instrument governing the formation or operation of such Person.

            OSHA - the Occupational Safety and Hazard Act of 1970.

            Other Agreements - the Notes, the Fee Letter, each Lien Waiver, each Letter of Credit and any and all other agreements, instruments and documents (other than this Agreement and the Security Documents), heretofore, now or hereafter executed by any Obligor, any other Obligor or any other Person and delivered to Agent or any Lender, or otherwise executed by Agent or any

      Lender in favor of any Person on behalf or for the account of an Obligor, in each case in respect of the transactions contemplated by this Agreement or other Loan Documents.

            Out-of-Formula Condition - as defined in SECTION 2.1.2 of this Agreement.

            Out-of-Formula Loan - a Revolver Loan made or existing when an Out-of-Formula Condition exists or the amount of any Revolver Loan which, when funded, results in an Out-of-Formula Condition.

            Participant - as defined in SECTION 14.2.1.

            Participating Lender - as defined in SECTION 2.3.2(i).

            Payment Account - an account maintained by Agent to which all monies from time to time deposited to a Dominion Account shall be transferred and all other payments shall be sent in immediately available federal funds.

            Payment Intangible - shall have the meaning given to the term "payment intangible" in the UCC.

            Payment Items - all checks, drafts, or other items of payment payable to an Obligor, including those evidencing or constituting proceeds of any of the Collateral.

            PBA - the Pension Benefits Act of Ontario or any other Canadian federal or provincial statute in relation to Plans and all regulations thereunder as amended from time to time, and any successor legislation.

            Pending Revolver Loans - at any date, the aggregate principal amount of all Revolver Loans which have been requested in any Notice of Borrowing received by Agent but which have not theretofore been advanced by Agent or Lenders.

            Permitted Acquisition - an Acquisition by an Obligor or any Subsidiary of an Obligor in which each of the following conditions is satisfied:

                  (a) no Default or Event of Default exists before or
            immediately after giving effect thereto;

                  (b) the Acquisition is of (i) Equity Interests of any other
            Person organized under the laws of the United States of America or any state thereof sufficient to give such Obligor or Subsidiary control of such other Person or (ii) all or substantially all of the assets of a Business Unit located in the United States or Canada, and such Person or Business Unit shall be engaged in a business that is substantially similar, related or incidental to the business conducted by Obligors;

                  (c) the cash portion of the Purchase Price of such Acquisition does not exceed $30,000,000;

                  (d) the Liquidity Amount after giving effect to any such
            Acquisition shall be at least $30,000,000;

                  (e) MasTec or the applicable Obligor has made available to
            Agent, not later than 14 days prior to the proposed date of such Acquisition, the results of any investigation of the target performed by or on behalf of such Obligor or its Subsidiaries, environmental assessment reports if any real property is to be acquired, copies of the Acquisition documents, and historical financial statements of the target since inception but no longer than the 3 previous years;

                  (f) Agent shall have received evidence satisfactory to it that no Default of Event of Default has occurred and is continuing or would exist after giving effect to such transaction and of the Obligors' continued compliance with the provisions of this Agreement and the other Loan Documents, including the provisions of SECTIONS 10.1.14, 10.2.22, and, on a pro forma basis after giving effect to such Acquisition Borrowers shall have a Fixed Charge Coverage Ratio of not less than 1.20 to 1.0 for the 12 calendar month period ending on the date of the Acquisition;

                  (g) to the extent financed with Debt other than Loans, such
            Debt shall be Subordinated Debt payable to the seller,

                  (h) such Acquisition shall not be "hostile" or contested;

                  (i) Agent shall have received evidence satisfactory to it
            demonstrating on a pro forma basis that Adjusted EBITDA (calculated by MasTec and approved by Agent as described below in this definition) of the target for the period of 12 consecutive calendar months ended nearest to the date of determination, is at least equal to the sum of interest expense and scheduled principal payments on any Debt incurred in connection with payment of the Purchase Price (including Loans);

                  (j) as requested by Agent or the Required Lenders, any new
            Subsidiary shall have executed and delivered a Subsidiary Guaranty and a Subsidiary Security Agreement, or, at Agent's election, a Joinder Agreement, and in either case shall have delivered or caused to be delivered as to such Subsidiary the items referred to in SECTIONS 11.1.4, 11.1.5 and 11.1.7 and an opinion of counsel for such Subsidiary as to such matters in connection with the transactions contemplated by the Subsidiary Guaranty and Subsidiary Security Agreement or Joinder Agreement as Agent may reasonably request; and

                  (k) financial statements shall have been delivered to Agent and the Lenders for the most recently completed Fiscal Quarter in compliance with the provisions of SECTION 10.1.3.

            A determination made for purposes of this definition on a pro forma basis shall be based upon Borrowers' actual results of operations and the actual results of operations of the target for the same period of 12 months ended prior to the date of determination, as if such Acquisition had occurred (and any related Debt had been incurred) on the first day of such 12-month period, as adjusted with the approval of Agent to reflect verifiable, adequately documented severance payments and reductions in officer and employee compensation, insurance expenses, interest expense and rental expense that will be realized effective upon completion of such Acquisition.

            Notwithstanding any provision of this Agreement to the contrary, in connection with any merger (or other distribution of the assets) of a Subsidiary that is not an Obligor with and into (or to) an Obligor, or any Acquisition by an Obligor, whether by purchase of stock, merger, or purchase of assets, and whether in a single transaction or series of related transactions, Agent shall have the right to determine in its reasonable credit judgment whether any Accounts or Equipment so acquired shall be included in the Borrowing Base (subject to the other applicable provisions of this Agreement). In connection with such determination, Agent may obtain, at Borrowers' expense, such appraisals, commercial finance exams and other assessments of such Accounts and related Inventory, Equipment and Real Estate as Agent may deem desirable.

            Permitted Asset Disposition - an Asset Disposition that (i) consists of the sale of Inventory of an Obligor in the Ordinary Course of Business;
      (ii) is a disposition of Equipment permitted by SECTION 8.4.2(ii); (iii) is a transfer of Property to a Borrower by another Obligor or a Subsidiary; (iv) is an Asset Disposition for cash (the Net Disposition Proceeds from which are promptly remitted to Agent for application as provided in SECTION 5.2.3), no Event of Default exists at the time of or after giving effect to the disposition, the purchaser or other transferee is not an Affiliate of the Obligor effectuating such Asset Disposition, and the Property that is the subject of the Asset Disposition consists solely of (a) Equipment which, when aggregated with all other Equipment disposed of during any Fiscal Year, has a fair market value or book value, whichever is more, that does not exceed $10,000,000; or (b) real Property and the aggregate Net Disposition Proceeds from all Asset Dispositions pursuant to this clause (iv)(b) does not exceed $2,500,000 in any Fiscal Year or $5,000,000 from and after the Closing Date; or (c) other Property and the aggregate Net Disposition Proceeds from all Asset Dispositions pursuant to this clause (iv)(c) does not exceed $5,000,000 from and after the Closing Date; (v) consists solely of a termination of a lease of real or personal Property that is not necessary to the conduct of an Obligor's business in the ordinary course, could not reasonably be expected to have a Material Adverse Effect and does not result from an Obligor's default or failure to perform under such lease; (vi) consists of a deposit to secure an obligation to the extent such deposit is permitted under SECTION 10.2.5; or (vii) is any other Asset Disposition that has been consented to in writing by Agent and the Required Lenders.

            Permitted Contingent Obligations - Contingent Obligations arising from endorsements of Payment Items for collection or deposit in the Ordinary Course of Business; Contingent Obligations arising from Hedging Agreements entered into in the Ordinary Course of Business pursuant to this Agreement or with Agent's prior written consent; Contingent Obligations of any Borrower and its Subsidiaries existing as of the Closing Date, including extensions and renewals thereof that do not increase the amount of such Contingent Obligations as of the date of such extension or renewal; Contingent Obligations incurred in the Ordinary Course of Business with respect to surety bonds, appeal bonds, performance bonds and other similar obligations; Contingent Obligations arising under indemnity agreements to title insurers to cause such title insurers to issue to Agent title insurance policies; Contingent Obligations with respect to customary indemnification obligations in favor of purchasers in connection with dispositions of Equipment permitted under SECTION 8.4.2 of this Agreement; Contingent Obligations consisting of reimbursement obligations from time to time owing by any Borrower to an Issuing Bank with respect to Letters of Credit (but in no event to include reimbursement obligations at any time owing by a Borrower to any other Person that may issue letters of credit for the account of Borrowers); and other Contingent Obligations not to exceed $1,000,000 in the aggregate at any time.

            Permitted Distribution - any Distribution by MasTec so long as: (a) no Default or Event of Default exists before or after giving effect to such Distribution (including any Loans made hereunder to finance such Distribution); (b) MasTec is Solvent before and after giving effect to such Distribution (including any Loans made hereunder to finance such Distribution); (c) such

      Distribution does not contravene MasTec's Organic Documents or violate, or cause MasTec to be in breach of or default under, (i) any provision of any Applicable Law, order, writ, judgment, injunction, decree, determination or award in effect having applicability to MasTec, or (ii) any indenture or loan or credit agreement or any other agreement, lease or instrument to which MasTec or any of its Subsidiaries is a party or by which it or its Properties may be bound or affected, including the Indenture; (d) after giving effect to such Distribution (including any Loans made hereunder to finance such Distribution), Availability is greater than $25,000,000; and
      (e) on the date of such Distribution, a Senior Officer delivers to Agent a certificate as to each of the foregoing conditions and containing such pro forma balance sheets and other financial statements as Agent may reasonably require in order to confirm that MasTec is Solvent before and after giving effect to such Distribution (including any Loans made hereunder to finance such Distribution).

            Permitted Lien - a Lien of a kind specified in SECTION 10.2.5 of this Agreement.

            Permitted Purchase Money Debt - Purchase Money Debt of Borrowers and their Subsidiaries that is secured by no Lien or only by a Purchase Money Lien, provided that the aggregate amount of Purchase Money Debt outstanding at any time does not exceed $10,000,000 and the incurrence of such Purchase Money Debt does not violate any limitation in the Loan Documents regarding Capital Expenditures. For the purposes of this definition, the principal amount of any Purchase Money Debt consisting of capitalized leases shall be computed as a Capitalized Lease Obligation.

            Person - an individual, partnership, corporation, limited liability company, limited liability partnership, joint stock company, land trust, business trust, or unincorporated organization, or a Governmental Authority.

            Plan - an employee pension benefit plan that is covered by Title IV of ERISA, the PBA or other applicable law of any jurisdiction or subject to the minimum funding standards under Section 412 of the Internal Revenue Code and that is either (i) maintained by any Obligor for employees or
      (ii) maintained pursuant to a collective bargaining agreement or any other arrangement under which more than one employer makes contributions and to which such Obligor is then making or accruing an obligation to make contributions or has within the preceding 5 years made or accrued such contributions.

            Pledge Agreement - each Pledge Agreement pursuant to which an Obligor pledges to Agent as collateral for the Obligations, shares of capital stock or other equity interests in any Subsidiary.

            PPSA - collectively, the Personal Property Security Act of the Province of Ontario and any similar or equivalent Canadian (federal or provincial) legislation which is required as a result thereof to be applied in connection with the creation, validity, perfection or enforcement of security interests or hypothecs, including the Civil Code of Quebec, as in effect in any applicable jurisdiction, and all regulations thereunder, as amended from time to time, and any successor legislation.

            Pro Rata - for any Lender on any date, a percentage (expressed as a decimal, rounded to the ninth decimal place) arrived at by dividing the amount of the total Commitments of such Lender on such date by the aggregate amount of the Commitments of all Lenders on such date (regardless of whether or not any of such Commitments have been terminated on or before such date).

            Projections - (i) prior to the Closing Date and thereafter until Agent and Lenders receive new projections pursuant to SECTION 10.1.5 hereof, the projections of Borrowers' financial condition, results of operations, cash flow and projected Availability, prepared on a monthly basis for the Fiscal Year ending December 31, 2005, and on an annual basis for the Fiscal Years ending 2006, 2007, 2008, 2009 and 2010; and (ii) thereafter, the projections most recently received by Agent and Lenders pursuant to and as required by SECTION 10.1.5 hereof.

            Properly Contested - in the case of any Debt of an Obligor (including any Taxes) that is not paid as and when due or payable by reason of such Obligor's bona fide dispute concerning its liability to pay same or concerning the amount thereof, (i) such Debt is being properly contested in good faith by appropriate proceedings promptly instituted and diligently conducted; (ii) such Obligor has established appropriate reserves as shall be required in conformity with GAAP; (iii) the non-payment of such Debt will not have a Material Adverse Effect and will not result in a forfeiture or sale of any assets of such Obligor; (iv) no Lien is imposed upon any of such Obligor's assets with respect to such Debt unless such Lien is at all times junior and subordinate in priority to the Liens in favor of Agent (except only with respect to property taxes that have priority as a matter of Applicable Law) and enforcement of such Lien is stayed during the period prior to the final resolution or disposition of such dispute; (v) if the Debt results from, or is determined by the entry, rendition or issuance against an Obligor or any of its assets of a judgment, writ, order or decree, enforcement of such judgment, writ, order or decree is stayed pending a timely appeal or other judicial review; and (vi) if such contest is abandoned, settled or determined adversely (in whole or in part) to such Obligor, such Obligor forthwith pays such Debt and all penalties, interest and other amounts due in connection therewith.

            Property - any interest in any kind of property or asset, whether real, personal or mixed and whether tangible or intangible.

            Protective Advances - as defined in SECTION 2.1.5 of this Agreement.

            Purchase Money Debt - means and includes (i) Debt (other than the Obligations) for the payment of all or any part of the purchase price of any fixed assets, (ii) any Debt (other than the Obligations) incurred at the time of or within 10 days prior to or after the acquisition of any fixed assets for the purpose of financing all or any part of the purchase price thereof, and (iii) any renewals, extensions or refinancings (but not any increases in the principal amounts) thereof outstanding at the time.

            Purchase Money Lien - a Lien upon fixed assets which secures Purchase Money Debt, but only if such Lien shall at all times be confined solely to the fixed assets acquired through the incurrence of the Purchase Money Debt secured by such Lien and such Lien constitutes a purchase money security interest under the UCC or the PPSA, as applicable.

            Purchase Price - for purposes of the definition of "Permitted Acquisition" means an amount equal to the total consideration paid for such Acquisition, including all cash payments (whether classified as purchase price, noncompete payments, consulting payments, "earn out" or otherwise and without regard to whether such amount is paid in whole or in part at the closing of the Acquisition or over time thereafter, but excluding any finance charges attributable to deferred payments, any salary or other employment compensation paid to a seller for the purpose of retaining such seller's services as an active employee of a Borrower or a Subsidiary and, upon Agent's determination to such effect, any "earn out" based upon achievement of a material improvement in financial performance of the target), the remaining principal amount of all Debt of the Acquisition target and of any Subordinated Debt owing to the seller, and the value (as determined by the board of directors of MasTec, including pursuant to the applicable purchase agreement between the relevant Obligor or Subsidiary of an Obligor and the seller, in the case of any property, the fair value of which is not readily ascertainable) of all other property, other than capital stock or options to acquire such capital stock of MasTec, transferred by MasTec to the seller.

            RCRA - the Resource Conservation and Recovery Act (42 U.S.C. Sections 6991-6991i) and all rules and regulations promulgated pursuant thereto.

            Real Estate - all right, title and interest of a Borrower (whether as owner, lessor or lessee) at any time or times held by such Borrower in any real Property or any buildings, structures, parking areas or other improvements thereon, including the real Property and improvements thereon owned by a Borrower and located at 2801 SW 46th Avenue, Davie, Florida, SR540 Lakeland, Florida, 4250 North Powerline Road, Pompano, Florida, 7221 Dr. Martin Luther King Boulevard East, Tampa, Florida, 209 Art Bryant Drive, Asheboro, North Carolina, Highway #2 East, Shevlin, Minnesota, and 2700, 2701 and 2716 E. 5th Street and 2808 Industrial Terrace, Austin, Texas.

            Refinancing Conditions - the following conditions, each of which must be satisfied before Refinancing Debt shall be permitted under SECTION
      10.2.3 of this Agreement: (i) the Refinancing Debt is in an aggregate principal amount that does not exceed the aggregate principal amount of the Debt being extended, renewed or refinanced, (ii) the Refinancing Debt has a later or equal final maturity and a longer or equal weighted average life than the Debt being extended, renewed or refinanced, (iii) the Refinancing Debt does not bear a rate of interest that exceeds a market rate (as determined in good faith by a Senior Officer) as of the date of such extension, renewal or refinancing, (iv) if the Debt being extended, renewed or refinanced is subordinate to the Obligations, the Refinancing Debt is subordinated to the same extent, (v) the covenants contained in any instrument or agreement relating to the Refinancing Debt are no less favorable to Obligors than those relating to the Debt being extended, renewed or refinanced, and (vi) at the time of and after giving effect to such extension, renewal or refinancing, no Default or Event of Default shall exist.

            Refinancing Debt - Debt for Money Borrowed that is permitted by
      SECTION 10.2.3 and that is the subject or the result of an extension, renewal or refinancing.

            Regulation D - Regulation D of the Board of Governors.

            Register - the register maintained by Agent in accordance with
      SECTION 5.8.2 of this Agreement.

            Reimbursement Date - as defined in Section 2.3.1(iii) of this Agreement.

            Rent Reserve - on any date, the aggregate of (i) all past due rent, fees or other charges owing on such date by any Obligor to any landlord of any premises where any of the Collateral is located or to any processor, repairman, mechanic or other Person who is in possession of any Collateral or has asserted any Lien or claim thereto, and (ii) a reserve equal to 3 months rent or other charges with respect to any Collateral in the possession of, or at a location owned or operated by, a Person other than an Obligor if such Person has not duly executed and delivered to Agent a Lien Waiver satisfactory to Agent.

            Rentals - as defined in SECTION 10.2.13 of this Agreement.

            Reportable Event - any of the events set forth in Section 4043(b) of ERISA or any similar provision of the PBA, including, with respect to a Canadian Obligor, any other event or condition which might constitute grounds for the termination of, winding up or partial termination or winding up or the appointment of trustee to administer any Plan.

            Required Lenders - at any date of determination thereof, Lenders having Commitments representing more than 50% of the aggregate Commitments at such time and comprising not fewer than 3 Lenders (and in any event including BofA); provided, however, that if any Lender shall be in breach of any of its obligations hereunder to Borrowers or Agent, including any breach resulting from its failure to honor its Commitment in accordance with the terms of this Agreement, then, for so long as such breach continues, the term "Required Lenders" shall mean Lenders (excluding each Lender that is in breach of its obligations under this Agreement) having Commitments representing more than 50% of the aggregate Commitments (excluding the Commitments of each Lender that is in breach of its obligations under this Agreement) at such time and comprising not fewer than 2 Lenders (and in any event including BofA); provided further, however, that if all of the Commitments have been terminated, the term "Required Lenders" shall mean Lenders (excluding each Lender that is in breach of its obligations under this Agreement) holding Loans (including Swingline Loans) representing more than 50% of the aggregate principal amount of Loans (including Swingline Loans) outstanding at such time and comprising not fewer than 3 Lenders (and in any event including BofA).

            Restricted Investment - any acquisition of Property by an Obligor or any of its Subsidiaries in exchange for cash or other Property, whether in the form of an acquisition of Equity Interests or Debt, or the purchase or acquisition by such Obligor or any of its Subsidiary of any other Property, or a loan, advance, capital contribution or subscription (each of the foregoing, an "Investment"), except acquisitions of the following:
      (i) fixed assets to be used in the Ordinary Course of Business of such Obligor or any of its Subsidiaries so long as the acquisition costs thereof are Capital Expenditures permitted hereunder; (ii) goods held for sale or lease or to be used in the manufacture of goods or the provision of services by such Obligor or any of its Subsidiaries in the Ordinary Course of Business; (iii) Current Assets arising from the sale or lease of goods or the rendition of services in the Ordinary Course of Business of such Obligor or any of its Subsidiaries; (iv) Investments in Subsidiaries to the extent existing on the Closing Date; (v) Cash Equivalents to the extent they are not subject to rights of offset in favor of any Person other than Agent or a Lender; (vi) loans and other advances of money to the extent not prohibited by SECTION 10.2.2; (vii) Permitted Acquisitions;
      (viii) those Investments of Borrowers described in SCHEDULE 1.1A, to the extent existing or committed to (as described in SCHEDULE 1.1A) on the Closing Date; and (ix) any other Investment that does not result in an Acquisition, so long as (a) no Default or Event of Default exists before or after giving effect to such Investment, (b) after giving effect to such Investment, Availability is greater than $25,000,000, and (c) the aggregate amount of Investments under this clause (ix) does not exceed $10,000,000.

            Restrictive Agreement - an agreement (other than any of the Loan Documents) that, if and for so long as an Obligor or any Subsidiary of such Obligor is a party thereto, would prohibit, condition or restrict such Obligor's or Subsidiary's right to incur or repay Debt for Money Borrowed (including any of the Obligations); grant Liens upon any of such Obligor's or Subsidiary's assets (including Liens granted in favor of Agent pursuant to the Loan Documents); declare or make Distributions; amend, modify, extend or renew any agreement evidencing Debt for Money Borrowed (including any of the Loan Documents); or repay any Debt owed to another Obligor.

            Revolver Commitment - at any date for any Lender, the obligation of such Lender to make Revolver Loans and to purchase participations in LC Obligations pursuant to the terms and conditions of this Agreement, which shall not exceed the principal amount set forth opposite such Lender's name under the heading "Revolver Commitment" on the signature pages of this Agreement or as described in the Assignment and Acceptance by which it became a Lender, as modified from time to time pursuant to the terms of this Agreement or to give effect to any applicable Assignment and Acceptance; and "Revolver Commitments" means the aggregate principal amount of the Revolver Commitments of all Lenders, the maximum amount of which on any date shall be $150,000,000, as reduced from time to time pursuant to SECTION 2.2.

            Revolver Loan - a loan made by Lenders as provided in SECTION 2.1 of this Agreement (including any Out-of-Formula Loan) or a Swingline Loan funded solely by BofA or a Protective Advance.

            Revolver Note - a Revolver Note to be executed by Borrowers in favor of each Lender in the form of EXHIBIT A attached hereto, which shall be in the face amount of such Lender's Revolver Commitment and which shall evidence all Revolver Loans (other than Swingline Loans) made by such Lender to Borrowers pursuant to this Agreement.

            Royalties - with respect to a License Agreement, all royalties, fees, expense reimbursement and other amounts at any time owing by an Obligor under such License Agreement.

            S&P - Standard & Poor's Ratings Group, a division of McGraw-Hill,
      Inc.

            Schedule of Accounts - as defined in SECTION 8.2.1 of this Agreement.

            SEC - Securities and Exchange Commission.

            Secured Parties - Agent, Issuing Bank, Lenders (including BofA as the provider of Swingline Loans) and BofA (and any Affiliate of BofA) as the provider of any Bank Products.

            Security Documents - each Mortgage, each Guaranty, each Pledge Agreement, the Canadian Security Agreement, the Trademark Security Agreement, the Control Agreements, the Business Interruption Insurance Assignment and all other instruments and agreements now or at any time hereafter securing the whole or any part of the Obligations.

            Senior Funded Debt - with respect to Borrowers and their Subsidiaries, the sum, without duplication, of (i) the aggregate amount of Debt of Borrowers and their Subsidiaries relating to (a) the borrowing of money or the obtaining of credit (other than trade payables incurred in the Ordinary Course of Business), including the Obligations and any other notes or bonds, (b) the deferred purchase price of assets (other than trade payables incurred in the Ordinary Course of Business), and (c) in respect of any Capitalized Lease Obligations, plus (ii) Debt of the type referred to in clause (i) of another Person guaranteed by a Borrower or Subsidiary, in each case as determined on a Consolidated basis, but excluding Subordinated Debt.

            Senior Officer - the chairman of the board of directors, the president, the chief financial officer, the corporate controller, the treasurer or the cash manager of, or in-house legal counsel to, a Borrower.

            Settlement Date - as defined in SECTION 4.1.3(i) of this Agreement.

            Settlement Report - a report delivered by Agent to Lenders summarizing the amount of the outstanding Revolver Loans as of the Settlement Date and the calculation of the Borrowing Base as of such Settlement Date.

            Software - shall have the meaning given to the term "software" in the UCC.

            Solvent - as to any Person, such Person (i) owns Property whose fair salable value is greater than the amount required to pay all of such Person's debts (including contingent, subordinated, unmatured and unliquidated liabilities), (ii) owns Property whose present fair salable value (as defined below) is greater than the probable total liabilities (including contingent, subordinated, unmatured and unliquidated liabilities), of such Person as they become absolute and matured, (iii) is able to pay all of its debts as such debts mature, (iv) has capital that is not unreasonably small for its business and is sufficient to carry on its business and transactions and all business and transactions in which it is about to engage, (v) is not "insolvent" within the meaning of
      Section 101(32) of the Bankruptcy Code and the requisite section of the Bankruptcy and Insolvency Act (Canada), and (vi) has not incurred (by way of assumption or otherwise) any obligations or liabilities (contingent or otherwise) under any of the Loan Documents, or made any conveyance pursuant to or in connection therewith, with actual intent to hinder, delay or defraud either present or future creditors of such Person or any of its Subsidiaries. As used herein, the term "fair salable value" of a Person's assets means the amount that may be realized within a reasonable time, either through collection or sale of such assets at the regular market value, based upon the amount that could be obtained for such assets within such period by a capable and diligent seller from an interested buyer who is willing (but is under no compulsion) to purchase under ordinary selling conditions.

            Statutory Reserves - on any date, the percentage (expressed as a decimal) established by the Board of Governors which is the then stated maximum rate for all reserves (including all basic, emergency, supplemental or other marginal reserve requirements and taking into account any transitional adjustments or other scheduled in reserve requirements) applicable to any member bank of the Federal Reserve System in respect to Eurocurrency Liabilities (or any successor category of liabilities under Regulation D). Such reserve percentage shall include those imposed pursuant to said Regulation D. The Statutory Reserve shall be adjusted automatically on and as of the effective date of any change in such percentage.

            Subordinated Debt - unsecured Debt incurred by an Obligor that is expressly subordinated and made junior to the Full Payment of the Obligations and contains terms and conditions (including terms relating to interest, fees, repayment and subordination) satisfactory to Agent.

            Subordinated Notes - MasTec's 7-3/4% Senior Subordinated Notes due 2008 in the original principal amount of $200,000,000, issued pursuant to the Indenture, including any "Exchange Notes" issued (and as defined) thereunder.

            Subsidiary - any Person in which more than 50% of its outstanding Voting Securities or more than 50% of all Equity Interests is owned directly or indirectly by a Borrower, by one or more other Subsidiaries of such Borrower or by a Borrower and one or more other Subsidiaries.

            Subsidiary Guarantor - any Subsidiary of MasTec that is not a Borrower and that has, at Agent's request or with its consent, executed and delivered the Subsidiary Guaranty or a joinder agreement in respect thereof and a Subsidiary Security Agreement.

            Subsidiary Guaranty - a Guaranty of the Obligations substantially in the form of EXHIBIT K attached hereto or as otherwise acceptable to Agent and MasTec.

            Subsidiary Security Agreement - one or more agreements substantially in the form of EXHIBIT L attached hereto or otherwise in form and substance satisfactory to Agent in its reasonable judgment, sufficient to create in favor of Agent a Lien on all of the assets of any Subsidiary Guarantor and proceeds thereof.

            Supporting Obligation - shall have the meaning given to the term "supporting obligation" in the UCC.

            Swingline Loan - as defined in SECTION 4.1.3(ii) of this Agreement.

            Taxes - any present or future taxes, levies, imposts, duties, fees, assessments, deductions, withholdings or other charges of whatever nature, including income, receipts, excise, property, sales, use, transfer, license, payroll, withholding, social security and franchise taxes now or hereafter imposed or levied by the United States or any other Governmental Authority and all interest, penalties, additions to tax and similar liabilities with respect thereto, but excluding, in the case of each Lender, taxes imposed on or measured by the net income or overall gross receipts of such Lender.

            Term - as defined in SECTION 6.1 of this Agreement.

            Trademark Security Agreement - the Trademark Security Agreement to be executed by Obligors in favor of Agent on or before the Closing Date and by which Obligors shall grant to Agent, for the benefit of Secured Parties, as security for the Obligations, a security interest in all of Obligors' right, title and interest in and to all of their trademarks.

            Transferee - as defined in SECTION 14.3.3 of this Agreement.

            Trigger Event - as defined in SECTION 8.2.5(ii) of this Agreement.

            Type - any type of a Loan determined with respect to the interest option applicable thereto, which shall be either a LIBOR Loan or a Base Rate Loan.

            UCC - the Uniform Commercial Code (or any successor statute) as adopted and in force in the State of Georgia or, when the laws of any other state govern the method or manner of the perfection or enforcement of any security interest in any of the Collateral, the Uniform Commercial Code (or any successor statute) of such state.

            Undrawn Amount - on any date and with respect to a particular Letter of Credit, the total amount then available to be drawn under such Letter of Credit in Dollars.

            Upstream Payment - a payment or distribution of cash or other Property by a Subsidiary of a Borrower to such Borrower, whether in repayment of Debt owed by such Subsidiary to such Borrower, as a dividend or distribution on account of such Borrower's ownership of Equity Interests or otherwise.

            USA Patriot Act - the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, Pub. L. No. 107-56, 115 Stat. 272 (2001).

            [***] - [***] and its Affiliates and Subsidiaries

            [***] Concentration Percentage - [***]

            Voting Securities - Equity Interests of any class or classes of a corporation or other entity the holders of which are ordinarily, in the absence of contingencies, entitled to elect a majority of the corporate directors or Persons performing similar functions.

      1.2. ACCOUNTING TERMS. Unless otherwise specified herein, all terms of an accounting character used in this Agreement shall be interpreted, all accounting determinations under this Agreement shall be made, and all financial statements required to be delivered under this Agreement shall be prepared in accordance with GAAP, applied on a basis consistent with the most recent audited Consolidated financial statements of Borrowers and their Subsidiaries heretofore delivered to Agent and Lenders and using the same method for inventory valuation as used in such audited financial statements, except for any change required by GAAP.

      1.3. OTHER TERMS. All other terms contained in this Agreement shall have, when the context so indicates, the meanings provided for by the UCC to the extent the same are used or defined therein.

      1.4. CERTAIN MATTERS OF CONSTRUCTION. The terms "herein," "hereof" and "hereunder" and other words of similar import refer to this Agreement as a whole and not to any particular section, paragraph or subdivision. Any pronoun used shall be deemed to cover all genders. In the computation of periods of time from a specified date to a later specified date, the word "from" means "from and including" and the words "to" and "until" each means "to but excluding." The section titles, table of contents and list of exhibits appear as a matter of convenience only and shall not affect the interpretation of this Agreement. All references to statutes and related regulations shall include any amendments of same and any successor statutes and regulations; to any agreement, instrument or other documents (including any of the Loan Documents) shall include any and all modifications and supplements thereto and any and all restatements, extensions or renewals thereof to the extent such modifications, supplements, restatements, extensions or renewals of any such documents are permitted by the terms thereof; to any Person (including Agent, an Obligor, a Lender or BofA) shall mean and include the successors and permitted assigns of such Person; to "including" and "include" shall be understood to mean "including, without limitation" (and, for purposes of each Loan Document, the parties agree that the rule of ejusdem generis shall not be applicable to limit a general statement, which is followed by or referable to an enumeration of specific matters to matters similar to the matters specifically mentioned); or to the time of day shall mean the time of day on the day in question in Atlanta, Georgia, unless otherwise expressly provided in this Agreement. A Default or an Event of Default shall be deemed to exist at all times during the period commencing on the date that such Default or Event of Default occurs to the date on which such Default or Event of Default is waived in writing by Agent acting with the consent of or at the direction of the Lenders or the Required Lenders, as applicable pursuant to this Agreement or, in the case of a Default, is cured within any period of cure expressly provided in this Agreement; and an Event of Default shall "continue" or be "continuing" until such Event of Default has been waived in writing by Agent acting with the consent of or at the direction of the Lenders or the Required Lenders, as applicable. All calculations of value shall be in Dollars, all Loans shall be funded in Dollars and all Obligations shall be repaid in Dollars. Whenever the phrase "to the best of Borrowers' knowledge" or words of similar import relating to the knowledge or the awareness of a Borrower are used in this Agreement or other Loan Documents, such phrase shall mean and refer to (i) the actual knowledge of a Senior Officer of any Borrower or (ii) the knowledge that a Senior Officer of a Borrower would have obtained if they had engaged in good faith and diligent performance of his duties, including the making of such reasonably specific inquiries as may be necessary of the employees or agents of a Borrower and a good faith attempt to ascertain the existence or accuracy of the matter to which such phrase relates. Any

Lien referred to in this Agreement or any of the other Loan Documents as having been created in favor of Agent, any agreement entered into by Agent pursuant to this Agreement or any of the other Loan Documents, any payment made by or to, or funds received by, Agent pursuant to or as contemplated by any of the Loan Documents, or any other act taken or omitted to be taken by Agent shall, unless otherwise expressly provided, be created, entered into, made or received, or taken or omitted for the benefit or account of Agent and the Lenders.

SECTION 2. CREDIT FACILITIES

      Subject to the terms and conditions of, and in reliance upon the representations and warranties made in, this Agreement and the other Loan Documents, Lenders severally agree to the extent and in the manner hereinafter set forth to make their respective shares of the Commitments available to Borrowers in the aggregate amount up to $150,000,000, as set forth herein below:

      2.1. REVOLVER COMMITMENTS.

            2.1.1. Revolver Loans. Each Lender agrees, severally to the extent of its Revolver Commitment and not jointly with the other Lenders, upon the terms and subject to the conditions set forth herein, to make Revolver Loans to Borrowers on any Business Day during the period from the Closing Date through the Business Day before the last day of the Term, not to exceed in aggregate principal amount outstanding at any time such Lender's Revolver Commitment at such time, which Revolver Loans may be borrowed, prepaid, repaid and reborrowed in accordance with the provisions of this Agreement; provided, however, that Lenders shall have no obligation to Borrowers whatsoever to honor any request for a Revolver Loan on or after the Commitment Termination Date or if at the time of the proposed funding thereof the aggregate principal amount of all of the Revolver Loans then outstanding and Pending Revolver Loans exceeds, or would exceed after the funding of such Revolver Loans, the Borrowing Base. Each Borrowing of Revolver Loans shall be funded by Lenders on a Pro Rata basis in accordance with their respective Revolver Commitments (except for BofA with respect to Swingline Loans). The Revolver Loans shall bear interest as set forth in SECTION 3.1. hereof. Each Revolver Loan shall, at the option of Borrowers, be made or continued as, or converted into, part of one or more Borrowings that, unless specifically provided herein, shall consist entirely of Base Rate Loans or LIBOR Loans.

            2.1.2. Out-of-Formula Loans. If the unpaid balance of Revolver Loans outstanding at any time should exceed the Borrowing Base at such time (an "Out-of-Formula Condition"), such Revolver Loans shall nevertheless constitute Obligations that are secured by the Collateral and entitled to all of the benefits of the Loan Documents. In the event that Lenders are willing in their sole and absolute discretion to make Out-of-Formula Loans or are required to do so by SECTION 13.9.4 hereof, such Out-of-Formula Loans shall be payable ON DEMAND and shall bear interest as provided in SECTION 3.1.5 of this Agreement. Notwithstanding the foregoing, the maximum amount of Out-of-Formula Loans outstanding at any time, when added to the aggregate of Revolver Loans, LC Obligations and Protective Advances outstanding at such time, shall not exceed $150,000,000.

            2.1.3. Use of Proceeds. The proceeds of the Revolver Loans shall be used by Borrowers solely for one or more of the following purposes: (i) to satisfy the Debt owing on the Closing Date to the Existing Lenders under the Existing Loan Agreement; (ii) to pay the fees and transaction expenses associated with the closing of the transactions described herein; (iii) to pay any of the Obligations in accordance with this Agreement; (iv) to finance the ongoing working capital and other general corporate purposes of the Borrowers and their Subsidiaries, and (v) to make expenditures for other lawful corporate purposes of Borrowers to the extent such expenditures are not prohibited by this Agreement or Applicable Law. In no event may any Revolver Loan proceeds be used by any Borrower (x) to purchase or to carry, or to reduce, retire or refinance any Debt incurred to purchase or carry, any Margin Stock or for any related purpose that violates the provisions of Regulations T, U or X of the Board of Governors, (y) to fund any operations or finance any investments or activities in, or to make payments to, a Blocked Person, or (z) to defease or refinance the Subordinated Notes.

            2.1.4. Revolver Notes. The Revolver Loans made by each Lender and interest accruing thereon shall be evidenced by the records of Agent and such Lender and by the Revolver Note payable to such Lender (or the assignee of such Lender), which shall be executed by Borrowers, completed in conformity with this Agreement and delivered to such Lender. All outstanding principal amounts and accrued interest under the Revolver Notes shall be due and payable as set forth in SECTION 5.2 hereof.

            2.1.5. Protective Advances. Agent shall be authorized, in its sole and absolute discretion, at any time or times that a Default or Event of Default exists or any of the conditions precedent set forth in SECTION 11 hereof have not been satisfied, to make Revolver Loans that are Base Rate Loans to Borrowers in an aggregate amount outstanding at any time not to exceed $5,000,000, but only to the extent that Agent, in the exercise of its business judgment, deems the funding of such Loans (herein called "Protective Advances") to be necessary or desirable (i) to preserve or protect the Collateral or any portion thereof,
(ii) to enhance the likelihood, or increase the amount, of repayment of the Obligations or (iii) to pay any other amount chargeable to Borrowers pursuant to the terms of this Agreement, including costs, fees and expenses, all of which Protective Advances shall be deemed part of the Obligations and secured by the Collateral and shall be treated for all purposes of this Agreement (including SECTIONS 5.6.1 and 15.4) as advances for the repayment to Agent and Lenders of Extraordinary Expenses; provided, however, that the Required Lenders may at any time revoke Agent's authorization to make any such Protective Advances by written notice to Agent, which shall become effective prospectively upon and after Agent's actual receipt thereof. Absent such revocation, Agent's determination that the making of a Protective Advance is required for any such purposes shall be conclusive. Each Revolver Lender shall participate in each Protective Advance in an amount equal to its Pro Rata share of the Revolver Commitments. Notwithstanding the foregoing, the maximum amount of Protective Advances outstanding at any time, when added to the aggregate of Revolver Loans, LC Obligations and Out-of-Formula Loans outstanding at such time, shall not exceed the total of the Revolver Commitments. Nothing in this SECTION 2.1.6 shall be construed to limit in any way the amount of Extraordinary Expenses that may be incurred by Agent and that Borrowers shall be obligated to reimburse to Agent as provided in the Loan Documents.

      2.2. VOLUNTARY REDUCTIONS OF REVOLVER COMMITMENTS. Borrowers shall have the right to permanently reduce the amount of the Revolver Commitments, on a Pro Rata basis for each Lender, at any time and from time to time upon written notice to Agent of such reduction, which notice shall specify the amount of such reduction, shall be irrevocable once given, shall be given at least 5 Business Days prior to the end of a month and shall be effective only upon Agent's receipt thereof. Agent shall promptly transmit such notice to each Lender. The effective date of any voluntary reduction of the Revolver Commitments shall be the first day of the month following the month in which such notice is timely received by Agent. If on the effective date of any such reduction in the Revolver Commitments and after giving effect thereto an Out-of-Formula Condition exists, then the provisions of SECTION 5.2.1(iii) shall apply, except that such repayment shall be due immediately upon such effective date without further notice to or demand upon Borrowers. If the Commitments are reduced to zero, then such reduction shall be deemed a termination of the Commitments by Borrowers pursuant to SECTION 6.2.2. The Revolver Commitments, once reduced, may not be reinstated without the written consent of all Lenders.

      2.3. LC FACILITY.

            2.3.1. Issuance of Letters of Credit. Subject to all of the terms and conditions hereof, Issuing Bank agrees to establish the LC Facility pursuant to which, during the period from the date hereof to (but excluding) the 30th day prior to the last day of the Term, Issuing Bank shall issue one or more Letters of Credit on Borrower Agent's request therefor from time to time, subject to the following terms and conditions:

                  (i) Each Borrower acknowledges that Issuing Bank's willingness to issue any Letter of Credit is conditioned upon Issuing Bank's receipt of (A) an LC Application with respect to the requested Letter of Credit and (B) such other instruments and agreements as Issuing Bank may customarily require for the issuance of a letter of credit of equivalent type and amount as the requested Letter of Credit. Issuing Bank shall have no obligation to issue any Letter of Credit unless (x) Issuing Bank receives an LC Request and LC Application at least 3 Business Days prior to the date of issuance of a Letter of Credit, and (y) each of the LC Conditions is satisfied on the date of Issuing Bank's receipt of the LC Request and at the time of the requested issuance of a Letter of Credit. Any Letter of Credit issued on the Closing Date shall be for an amount in Dollars that is greater than $250,000.

                  (ii) Letters of Credit may be requested by a Borrower only if such Letters of Credit are to be used (a) to support obligations of such Borrower incurred in the Ordinary Course of Business of such Borrower, on a standby basis or (b) for such other purposes as Agent and Lenders may approve from time to time in writing.

                  (iii) Borrowers shall comply with all of the terms and conditions imposed on Borrowers by Issuing Bank that are contained in any LC Application or in any other agreement customarily or reasonably required by Issuing Bank in connection with the issuance of any Letter of Credit. If Issuing Bank shall honor any request for payment under a Letter of Credit, Borrowers shall pay to Issuing Bank, in Dollars on the first Business Day following the date on which payment was made by Issuing Bank (the "Reimbursement Date"), an amount equal to the amount paid by Issuing Bank under such Letter of Credit, together with interest from and after the Reimbursement Date until Full Payment is made by Borrowers at the Default Rate for Revolver Loans constituting Base Rate Loans. Until Issuing Bank has received payment from Borrowers in accordance with the foregoing provisions of this clause (iii), Issuing Bank, in addition to all of its other rights and remedies under this Agreement and any LC Application, shall be fully subrogated to the rights and remedies of each beneficiary under such Letter of Credit whose claims against Borrowers have been discharged with the proceeds of such Letter of Credit. Whether or not a Borrower submits any Notice of Borrowing to Agent, Borrowers shall be deemed to have requested from Lenders a Borrowing of Base Rate Loans in an amount necessary to pay to Issuing Bank all amounts due Issuing Bank on any Reimbursement Date and each Lender agrees to fund its Pro Rata share of such Borrowing whether or not any Default or Event of Default has occurred or exists, the Commitments have been terminated, the funding of the Borrowing would result in (or increase the amount of) any Out-of-Formula Condition, or any of the conditions set forth in SECTION 11 hereof are not satisfied.

                  (iv) Borrowers assume all risks of the acts, omissions or misuses of any Letter of Credit by the beneficiary thereof. The obligation of Borrowers to reimburse Issuing Bank for any payment made by Issuing Bank under a Letter of Credit shall be absolute, unconditional, irrevocable and joint and several and shall be paid without regard to any lack of validity or enforceability of any Letter of Credit or the existence of any claim, setoff, defense or other right which Borrowers may have at any time against a beneficiary of any Letter of Credit. In connection with the issuance of any documentary Letter of Credit, none of Agent, Issuing Bank or any Lender shall be responsible for the existence, character, quality, quantity, condition, packing, value or delivery of any goods purported to be represented by any Documents; any differences or variation in the character, quality, quantity, condition, packing, value or delivery of any goods from that expressed in the Documents; the validity, sufficiency or genuineness of any Documents or of any endorsements thereon, even if such Documents should in fact prove to be in any or all respects invalid, insufficient, fraudulent or forged; the time, place, manner or order in which shipment of goods is made; partial or incomplete shipment of, or failure or omission to ship, any or all of the goods referred to in a documentary Letter of Credit or Documents applicable thereto; any deviation from instructions, delay, default or fraud by the shipper and/or any Person in connection with any goods or any shipping or delivery thereof; or any breach of contract between the shipper or vendors and a Borrower. The rights, remedies, powers and privileges of Issuing Bank under this Agreement with respect to Letters of Credit shall be in addition to, and cumulative with, all rights, remedies, powers and privileges of Issuing Bank under any of the LC Documents. Nothing herein shall be deemed to release Issuing Bank from any liability or obligation that it may have in respect to any Letter of Credit arising out of and directly resulting from its own gross negligence or willful misconduct.

                  (v) No Letter of Credit shall be extended or amended in any respect that is not solely ministerial, unless all of the LC Conditions are met as though a new Letter of Credit were being requested and issued. With respect to any Letter of Credit that contains any "evergreen" or automatic renewal provision, each Lender shall be deemed to have consented to any such extension or renewal, unless any such Lender shall have provided to Agent written notice that it declines to consent to any such extension or renewal at least 30 days prior to the date on which the Issuing Bank is entitled to decline to extend or renew the Letter of Credit. If all of the LC Conditions are met and no Default or Event of Default exists, no Lender shall have the right to decline to consent to any such extension or renewal.

                  (vi) Unless otherwise provided in any of the LC Documents, each LC Application and each standby Letter of Credit shall be subject to the Uniform Customs and Practice for Documentary Credits (1993 Revision), International Chamber of Commerce No. 500, and any amendments or revisions thereto.

      Each letter of credit issued or deemed issued and outstanding under the Existing Loan Agreement on the Closing Date, including any extension or renewal thereof (each, an "Existing Letter of Credit") shall constitute a "Letter of Credit" for all purposes of this Agreement, issued, for purposes of this SECTION 2.3, on the Closing Date.

            2.3.2. Participations.

                  (i) Immediately upon the issuance of any Letter of Credit, each Lender shall be deemed to have irrevocably and unconditionally purchased and received from Issuing Bank, without recourse or warranty, an undivided interest and participation equal to the Pro Rata share of such Lender (a "Participating Lender") in all LC Obligations arising in connection with such Letter of Credit, but in no event greater than an amount which, when added to such Lender's Pro Rata share of all Revolver Loans and LC Obligations then outstanding, exceeds such Lender's Revolver Commitment; provided, however, that if Issuing Bank shall have received written notice from a Lender on or before the Business Day immediately prior to the date of Issuing Bank's issuance of a Letter of Credit that one or more of the conditions set forth in SECTION 11 or SECTION 2.3.1 has not been satisfied, Issuing Bank shall have no obligation to issue the requested Letter of Credit or any other Letter of Credit until such notice is withdrawn in writing by that Lender or until the Required Lenders shall have effectively waived such condition in accordance with this Agreement. In no event shall Issuing Bank be deemed to have notice or knowledge of any existence of any Default or Event of Default or the failure of any conditions in SECTIONS 11 or 2.3.1 hereof to be satisfied prior to its receipt of such notice from a Lender.

                  (ii) If Issuing Bank makes any payment under a Letter of Credit and Borrowers do not repay or cause to be repaid the amount of such payment on the Reimbursement Date, Issuing Bank shall promptly notify Agent, which shall promptly notify each Participating Lender, of such payment and each Participating Lender shall promptly (and in any event within 1 Business Day after its receipt of notice from Agent) and unconditionally pay to Agent, for the account of Issuing Bank, in immediately available funds, the amount of such Participating Lender's Pro Rata share of such payment, and Agent shall promptly pay such amounts to Issuing Bank. If a Participating Lender does not make its Pro Rata share of the amount of such payment available to Agent on a timely basis as herein provided, such Participating Lender agrees to pay to Agent for the account of Issuing Bank, forthwith on demand, such amount together with interest thereon at the Federal Funds Rate until paid. The failure of any Participating Lender to make available to Agent for the account of Issuing Bank such Participating Lender's Pro Rata share of the LC Obligations shall not relieve any other Participating Lender of its obligation hereunder to make available to Agent its Pro Rata share of the LC Obligations. No Participating Lender shall be responsible for the failure of any other Participating Lender to make available to Agent its Pro Rata share of the LC Obligations on the date such payment is to be made.

                  (iii) Whenever Issuing Bank receives a payment on account of the LC Obligations, including any interest thereon, as to which Agent has previously received payments from any Participating Lender for the account of Issuing Bank, Issuing Bank shall promptly pay to each Participating Lender which has funded its participating interest therein, through Agent, in immediately available funds, an amount equal to such Participating Lender's Pro Rata share thereof.

                  (iv) The obligation of each Participating Lender to make payments to Agent for the account of Issuing Bank in connection with Issuing Bank's payment under a Letter of Credit shall be absolute, unconditional and irrevocable, not subject to any counterclaim, setoff, qualification or exception whatsoever, and shall be made in accordance with the terms and conditions of this Agreement under all circumstances and irrespective of whether or not Borrowers may assert or have any claim for any lack of validity or unenforceability of this Agreement or any of the other Loan Documents; the existence of any Default or Event of Default; any draft, certificate or other document presented under a Letter of Credit having been determined to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect; the existence of any setoff or defense any Obligor may have with respect to any of the Obligations; or the termination of the Commitments.

                  (v) Neither Issuing Bank nor any of its officers, directors, employees or agents shall be liable to any Participating Lender for any action taken or omitted to be taken under or in connection with any of the LC Documents except as a result of actual gross negligence or willful misconduct on the part of Issuing Bank. Issuing Bank does not assume any responsibility for any failure or delay in performance or breach by a Borrower or any other Person of its obligations under any of the LC Documents. Issuing Bank does not make to Participating Lenders any express or implied warranty, representation or guaranty with respect to the Collateral, the LC Documents, or any Obligor. Issuing Bank shall not be responsible to any Participating Lender for any recitals, statements, information, representations or warranties contained in, or for the execution, validity, genuineness, effectiveness or enforceability of or any of the LC Documents; the validity, genuineness, enforceability, collectibility, value or sufficiency of any of the Collateral or the perfection of any Lien therein; or the assets, liabilities, financial condition, results of operations, business, creditworthiness or legal status of any Obligor or any Account Debtor. In connection with its administration of and enforcement of rights or remedies under any of the LC Documents, Issuing Bank shall be entitled to act, and shall be fully protected in acting upon, any certification, notice or other communication in whatever form believed by Issuing Bank, in good faith, to be genuine and correct and to have been signed, sent or made by a proper Person. Issuing Bank may consult with and employ legal counsel, accountants and other experts and to advise it concerning its rights, powers and privileges under the LC Documents and shall be entitled to act upon, and shall be fully protected in any action taken in good faith reliance upon, any advice given by such experts. Issuing Bank may employ agents and attorneys-in-fact in connection with any matter relating to the LC Documents and shall not be liable for the negligence, default or misconduct of any such agents or attorneys-in-fact selected by Issuing Bank with reasonable care. Issuing Bank shall not have any liability to any Participating Lender by reason of Issuing Bank's refraining to take any action under any of the LC Documents without having first received written instructions from the Required Lenders to take such action.

                  (vi) Upon the request of any Participating Lender, Issuing Bank shall furnish to such Participating Lender copies (to the extent then available to Issuing Bank) of each outstanding Letter of Credit and related LC Documents as may be in the possession of Issuing Bank and reasonably requested from time to time by such Participating Lender.

            2.3.3. Cash Collateral Account. If any LC Obligations, whether or not then due or payable, shall for any reason be outstanding (i) at any time that an Event of Default exists, (ii) on any date an Out-of-Formula Condition exists, (iii) on or at any time after the Commitment Termination Date, or (iv) on the day that is 30 days prior to the last Business Day of the Term, then Borrowers shall, on Issuing Bank's or Agent's request, forthwith pay to Issuing Bank the amount of any LC Obligations that are then due and payable and shall, upon the occurrence of any of the events described in clauses (i), (iii) and
(iv) hereinabove, Cash Collateralize all outstanding Letters of Credit. If notwithstanding the occurrence of one or more of the events described in clauses
(i), (iii) and (iv) in the immediately preceding sentence Borrowers fail to Cash Collateralize any outstanding Letters of Credit on the first Business Day following Agent's or Issuing Bank's demand therefor, Lenders may (and shall upon direction of Agent) advance such amount as Revolver Loans (whether or not the Commitment Termination Date has occurred or an Out-of-Formula Condition is created thereby). Such cash (together with any interest accrued thereon) shall be held by Agent in the Cash Collateral Account and may be invested, in Agent's discretion, in Cash Equivalents. Each Borrower hereby pledges to Agent and grants to Agent a security interest in, for the benefit of Agent in such capacity and for the Pro Rata benefit of Lenders, all Cash Collateral held in the Cash Collateral Account from time to time and all proceeds thereof, as security for the payment of all Obligations (including LC Obligations), whether or not then due or payable. From time to time after cash is deposited in the Cash Collateral Account, Agent may (and shall upon the direction of the Required Lenders) apply Cash Collateral then held in the Cash Collateral Account to the payment of any amounts, in such order as Agent may elect, as shall be or shall become due and payable by Borrowers to Issuing Bank, Agent or any Lender with respect to the LC Obligations. Neither Borrowers nor any other Person claiming by, through or under or on behalf of Borrowers shall have any right to withdraw any of the Cash Collateral held in the Cash Collateral Account, including any accrued interest, provided that upon termination or expiration of all Letters of Credit and the payment and satisfaction of all of the LC Obligations, any Cash Collateral remaining in the Cash Collateral Account shall be returned to Borrowers unless an Event of Default then exists (in which event Agent may (and shall upon the direction of the Required Lenders) apply such Cash Collateral to the payment of any other Obligations outstanding in accordance with the provisions of SECTION 5.6, with any surplus to be turned over to Borrowers).

            2.3.4. Indemnifications.

                  (i) In addition to any other indemnity which Borrowers may have to any Indemnitees under any of the other Loan Documents and without limiting such other indemnification provisions, each Borrower hereby agrees to indemnify and defend each of the

      Indemnitees and to hold each of the Indemnitees harmless from and against any and all Indemnified Claims which any Indemnitee may (other than solely as the result of its own gross negligence or willful misconduct or its breach of any of the Loan Documents) incur or be subject to as a consequence, directly or indirectly, of (a) the issuance of, payment or failure to pay or any performance or failure to perform under any Letter of Credit, (b) any suit, investigation or proceeding as to which Agent or any Lender is or may become a party to as a consequence, directly or indirectly, of the issuance of any Letter of Credit or the payment or failure to pay thereunder or (c) Issuing Bank following any instructions of a Borrower with respect to any Letter of Credit or any Document received by Issuing Bank with reference to any Letter of Credit.

                  (ii) Each Participating Lender agrees to indemnify and defend each of the Issuing Bank Indemnitees (to the extent the Issuing Bank Indemnitees are not reimbursed by Borrowers or any other Obligor, but without limiting the indemnification obligations of Borrowers under this Agreement), to the extent of such Lender's Pro Rata share of the Revolver Commitments, from and against any and all Indemnified Claims which may be imposed on, incurred by or asserted against any of the Issuing Bank Indemnitees in any way related to or arising out of Issuing Bank's administration or enforcement of rights or remedies under any of the LC Documents or any of the transactions contemplated thereby (including costs and expenses which Borrowers are obligated to pay under SECTION 15.2 hereof), provided that no Participating Lender shall be liable to any of the Issuing Bank Indemnitees for any of the foregoing to the extent that they result solely from the willful misconduct or gross negligence of such Issuing Bank Indemnitees.

SECTION 3. INTEREST, FEES AND CHARGES

      3.1. INTEREST.

            3.1.1. Rates of Interest. Borrowers agree to pay interest in respect of all unpaid principal amounts of the Revolver Loans from the respective dates such principal amounts are advanced until paid (whether at stated maturity, on acceleration or otherwise) at a rate per annum equal to the applicable rate indicated below:

                  (i) for Revolver Loans made or outstanding as Base Rate Loans, the Applicable Margin plus the Base Rate in effect from time to time; or

                  (ii) for Revolver Loans made or outstanding as LIBOR Loans, the Applicable Margin plus the relevant Adjusted LIBOR Rate for the applicable Interest Period selected by Borrowers in conformity with this Agreement.

            Upon determining the Adjusted LIBOR Rate for any Interest Period requested by Borrowers, Agent shall promptly notify Borrowers thereof by telephone and, if so requested by Borrowers, confirm the same in writing. Such determination shall, absent manifest error, be final, conclusive and binding on all parties and for all purposes. The applicable rate of interest for all Loans (or portions thereof) bearing interest based upon the Base Rate shall be increased or decreased, as the case may be, by an amount equal to any increase or decrease in the Base Rate, with such adjustments to be effective as of the opening of business on the day that any such change in the Base Rate becomes effective. Interest on each Loan shall accrue from and including the date on which such Loan is made, converted to a Loan of another Type or continued as a LIBOR Loan to (but excluding) the date of any repayment thereof; provided, however, that, if a Loan is repaid on the same day made, one day's interest shall be paid on such Loan. The Base Rate on the date hereof is 6.00% per annum and, therefore, the rate of interest in effect hereunder on the date hereof, expressed in simple interest terms, is 6.00% per annum with respect to any portion of the Revolver Loans bearing interest as a Base Rate Loan.

            3.1.2. Conversions and Continuations.

                  (i) Borrowers may on any Business Day, subject to the giving of a proper Notice of Conversion/Continuation as hereinafter described, elect (A) to continue all or any part of a LIBOR Loan by selecting a new Interest Period therefor, to commence on the last day of the immediately preceding Interest Period, or (B) to convert all or any part of a Loan of one Type into a Loan of another Type; provided, however, during the period that any Default or Event of Default exists, Agent may (and shall at the direction of the Required Lenders) declare that no Loan may be made or continued as or converted into a LIBOR Loan. Any conversion of a LIBOR Loan into a Base Rate Loan shall be made on the last day of the Interest Period for such LIBOR Loan. Any conversion or continuation made with respect to less than the entire outstanding balance of the Loans must be allocated among Lenders on a Pro Rata basis, and the Interest Period for Loans converted into or continued as LIBOR Loans shall be coterminous for each Lender.

                  (ii) Whenever Borrowers desire to convert or continue Loans under SECTION 3.1.2(i), Borrower Agent shall give Agent written notice (or telephonic notice promptly confirmed in writing) substantially in the form of EXHIBIT C (a "Notice of Conversion/Continuation"), signed by an authorized officer of Borrower Agent, at least 1 Business Day before the requested conversion date, in the case of a conversion into Base Rate Loans, and at least 3 Business Days before the requested conversion or continuation date, in the case of a conversion into or continuation of LIBOR Loans. Promptly after receipt of a Notice of Conversion/Continuation, Agent shall notify each Lender in writing of the proposed conversion or continuation. Each such Notice of Conversion/Continuation shall be irrevocable and shall specify the aggregate principal amount of the Loans to be converted or continued, the date of such conversion or continuation (which shall be a Business Day) and whether the Loans are being converted into or continued as LIBOR Loans (and, if so, the duration of the Interest Period to be applicable thereto and, in the absence of any specification by Borrowers of the Interest Period, an Interest Period of one month will be deemed to be specified) or Base Rate Loans. If, upon the expiration of any Interest Period in respect of any LIBOR Loans, Borrowers shall have failed to deliver the Notice of Conversion/Continuation, Borrowers shall be deemed to have elected to convert such LIBOR Loans to Base Rate Loans.

            3.1.3. Interest Periods. In connection with the making or continuation of, or conversion into, each Borrowing of LIBOR Loans, Borrowers shall select an interest period (each an "Interest Period") to be applicable to such LIBOR Loan, which interest period shall commence on the date such LIBOR Loan is made and shall end on a numerically corresponding day in the first, second, third or sixth month thereafter; provided, however, that:

                  (i) the initial Interest Period for a LIBOR Loan shall commence on the date of such Borrowing (including the date of any conversion from a Loan of another Type) and each Interest Period occurring thereafter in respect of such Revolver Loan shall commence on the date on which the next preceding Interest Period expires;

                  (ii) if any Interest Period would otherwise expire on a day that is not a Business Day, such Interest Period shall expire on the next succeeding Business Day, provided that, if any Interest Period in respect of LIBOR Loans would otherwise expire on a day that is not a Business Day but is a day of the month after which no further Business Day occurs in such month, such Interest Period shall expire on the immediately preceding Business Day;

                  (iii) any Interest Period that begins on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period shall expire on the last Business Day of such calendar month; and

                  (v) no Interest Period shall extend beyond the last day of the Term.

            3.1.4. Interest Rate Not Ascertainable. If Agent shall determine (which determination shall, absent manifest error, be final, conclusive and binding upon all parties) that on any date for determining the Adjusted LIBOR Rate for any Interest Period, by reason of any changes arising after the date of this Agreement affecting the London interbank market or any Lender's position in such market, adequate and fair means do not exist for ascertaining the applicable interest rate on the basis provided for in the definition of Adjusted LIBOR Rate, then, and in any such event, Agent shall forthwith give notice (by telephone promptly confirmed in writing) to Borrowers of such determination. Until Agent notifies Borrowers that the circumstances giving rise to the suspension described herein no longer exist, the obligation of Lenders to make LIBOR Loans shall be suspended, and such affected Loans then outstanding shall, at the end of the then applicable Interest Period or at such earlier time as may be required by Applicable Law, bear the same interest as Base Rate Loans.

            3.1.5. Default Rate of Interest. Borrowers shall pay interest at a rate per annum equal to the Default Rate (i) with respect to the principal amount of any portion of the Obligations (and, to the extent permitted by Applicable Law, all past due interest) that is not paid on the due date thereof (whether due at stated maturity, on demand, upon acceleration or otherwise) until Full Payment; (ii) with respect to the principal amount of all of the Obligations (and, to the extent permitted by Applicable Law, all past due interest) upon the earlier to occur of (x) Borrower Agent's receipt of notice from Agent of the Required Lenders' election to charge the Default Rate based upon the existence of any Event of Default (which notice Agent shall send only with the consent or at the direction of the Required Lenders), whether or not acceleration or demand for payment of the Obligations has been made, or (y) the commencement by or against any Borrower of an Insolvency Proceeding whether or not under the circumstances described in clauses (i) or (ii) hereof Lenders elect to accelerate the maturity or demand payment of any of the Obligations; and (iii) with respect to the principal amount of any Out-of-Formula Loans (unless otherwise agreed in writing by the Required Lenders), whether or not demand for payment thereof has been made by Agent. To the fullest extent permitted by Applicable Law, the Default Rate shall apply and accrue on any judgment entered with respect to any of the Obligations and to the unpaid principal amount of the Obligations during any Insolvency Proceeding of a Borrower. Each Borrower acknowledges that the cost and expense to Agent and each Lender attendant upon the occurrence of an Event of Default are difficult to ascertain or estimate and that the Default Rate is a fair and reasonable estimate to compensate Agent and Lenders for such added cost and expense. Interest accrued at the Default Rate shall be due and payable on demand.

            3.1.6. Interest Act (Canada). For the purposes of the Interest Act (Canada) and disclosure thereunder, whenever interest to be paid hereunder by the Loan Parties is to be calculated on the basis of a year of 360 days or any other period of time that is less than a calendar year, the yearly rate of interest to which the rate determined pursuant to such calculation is equivalent is the rate so determined multiplied by the actual number of days in the calendar year in which the same is to be ascertained and divided by either 360 or such other period of time, as the case may be.

      3.2. FEES. In consideration of Lenders' establishment of the Commitments in favor of Borrowers, and Agent's agreement to serve as collateral and administrative agent hereunder, Borrowers agree to pay the following fees:

            3.2.1. Unused Line Fee. Borrowers shall pay to Agent for the Pro Rata benefit of Lenders a fee equal to 0.375% per annum of the amount by which the Average Revolver Loan Balance for any month (or portion thereof that the Commitments are in effect) is less than the aggregate amount of the Revolver Commitments; provided that if the Average Revolver Loan Balances for such month (or portion thereof) is greater than or equal to 50% of the aggregate amount of the Revolver Commitments, then such fee shall be 0.250% per annum of the amount by which the Average Revolver Loan Balance for such month (or portion thereof) is less than the aggregate amount of the Revolver Commitment; in each case such fee to be paid on the first day of the following month, but if the Commitments are terminated on a day other than the first day of a month, then any such fee payable for the month in which termination shall occur shall be paid on the effective date of such termination.

            3.2.2. LC Facility Fees. Borrowers shall pay: (a)(i) to Agent, for the Pro Rata account of each Lender for all Letters of Credit, the Applicable Margin in effect for Revolver Loans that are LIBOR Loans on a per annum basis based on the average amount available to be drawn under Letters of Credit outstanding and all Letters of Credit that are paid or expire during the period of measurement (or, with respect to each Letter of Credit that is secured by cash deposited by Borrowers into the Cash Collateral Account on terms satisfactory to Agent, 0.75% on a per annum basis based on the average amount available to be drawn under all such cash-collateralized Letters of Credit outstanding and all such cash-collateralized Letters of Credit that are paid or expire during the period of measurement), in each case payable monthly, in arrears, on the first Business Day of the following month; (ii) to Agent, for its own account a Letter of Credit fronting fee of 0.125% per annum based on the average amount available to be drawn under all Letters of Credit outstanding and all Letters of Credit that are paid or expire during the period of measurement, payable monthly, in arrears, on the first Business Day of the following month; and (iii) to Issuing Bank for its own account all customary charges associated with the issuance, amending, negotiating, payment, processing and administration of all Letters of Credit.

            3.2.3. Audit and Appraisal Fees and Expenses. Borrowers shall reimburse Agent for all reasonable costs and expenses incurred by Agent (including standard fees charged by Agent's internal appraisal department) in connection with (i) examinations and reviews of any Obligor's books and records and such other matters pertaining to any Obligor or any Collateral as Agent shall deem appropriate in the exercise of its reasonable credit judgment, up to 3 times per Loan Year, unless a Default or Event of Default exists (in which event, there shall be no limit on the number of examinations and reviews for which Borrowers shall be obligated to reimburse Agent) and, in each case, shall pay to Agent the standard amount charged by Agent per day ($850 per day as of the Closing Date) for each day that an employee or agent of Agent shall be engaged in an examination or review of any Obligor's books and records, and (ii) appraisals of Equipment no more frequently than 4 times per Loan Year (one of which may be a full physical appraisal and the other 3 of which shall be desktop appraisals performed by employees or agents of Agent), unless a Default or Event of Default exists (in which event, there shall be no limit on the number or type of appraisals for which Borrowers shall be obligated to reimburse Agent). The foregoing shall not be construed to limit Agent's right to conduct audits of the Collateral as provided in SECTION 10.1.1 or otherwise obtain appraisals of any of the Collateral at any time, at the expense of Agent and Lenders.

            3.2.4. Other Fees. Borrowers shall pay to Agent the fees in the amounts and on the dates as provided in the Fee Letter.

            3.2.5. General Provisions. All fees shall be fully earned by the identified recipient thereof pursuant to the foregoing provisions of this Agreement on the due date thereof (and, in the case of Letters of Credit, upon each issuance, renewal or extension of such Letter of Credit) and, except as otherwise set forth herein or required by Applicable Law, shall not be subject to rebate, refund or proration. All fees provided for in SECTION 3.2 are and shall be deemed to be compensation for services and are not, and shall not be deemed to be, interest or any other charge for the use, forbearance or detention of money.

      3.3. COMPUTATION OF INTEREST AND FEES. All fees and other charges provided for in this Agreement that are calculated as a per annum percentage of any amount and all interest shall be calculated daily and shall be computed on the actual number of days elapsed over a year of 360 days. For purposes of computing interest and other charges hereunder, each Payment Item and other form of payment received by Agent shall be deemed applied by Agent on account of the Obligations (subject to final payment of such items) on the first Business Day after the Business Day on which Agent receives such Payment Item in the Payment Account, and Agent shall be deemed to have received such Payment Item on the date specified in SECTION 5.7 hereof. Each determination by Agent of interest and fees hereunder shall be made in good faith and, except for manifest error, shall be presumptive evidence of the correctness of such interest and fees.

      3.4. REIMBURSEMENT OBLIGATIONS.

            3.4.1. Borrowers shall reimburse Agent and (during any period that an Event of Default exists) each Lender for all legal, accounting, appraisal, consulting and other fees and expenses incurred by Agent or any Lender in connection with: (i) the negotiation and preparation of any of the Loan Documents, any amendment or modification thereto, any waiver of any Default or Event of Default thereunder, or any restructuring or forbearance with respect thereto; (ii) the administration of the Loan Documents and the transactions contemplated thereby; (iii) action taken to perfect or maintain the perfection or priority of any of Agent's Liens with respect to any of the Collateral; (iv) any inspection of or audits conducted by Agent with respect to any Borrower's books and records or any of the Collateral; (v) any effort by Agent to verify, protect, appraise, preserve, or restore any of the Collateral or to collect, sell, liquidate or otherwise dispose of or realize upon any of the Collateral;
(vi) any litigation, contest, dispute, suit, proceeding or action (whether instituted by or against Agent, any Lender, any Obligor or any other Person) in any way arising out of or relating to any of the Collateral (or the validity, perfection or priority of any of Agent's Liens thereon), any of the Loan Documents or the validity, allowance or amount of any of the Obligations; (vii) the protection or enforcement or any rights or remedies of Agent in, and the monitoring of, any Insolvency Proceeding; and (viii) any other action taken by Agent or any Lender to enforce any of the rights or remedies of Agent against any Obligor or Account Debtor or to enforce collection of any of the Obligations or payments with respect to any of the Collateral. All amounts chargeable to Borrowers under this SECTION 3.4 shall constitute Obligations that are secured by all of the Collateral and shall be payable ON DEMAND to Agent. Borrowers shall also reimburse Agent for expenses incurred by Agent in its administration of any of the Collateral to the extent and in the manner provided in SECTION 8 hereof or in any of the other Loan Documents. The foregoing shall be in addition to, and shall not be construed to limit, any other provision of any of the Loan Documents regarding the reimbursement by Borrowers of costs, expenses or liabilities suffered or incurred by Agent or any Lender.

            3.4.2. If at any time Agent or (with the prior consent of Agent) any Lender shall agree to indemnify any Person against losses or damages that such Person may suffer or incur in its dealings or transactions with Borrowers, or shall guarantee or otherwise assure payment of any liability or obligation of Borrowers to such Person, or otherwise shall provide assurances of Borrowers' payment or performance under any agreement with such Person, including indemnities, guaranties or other assurances of payment or performance given by Agent or any Lender with respect to Banking Relationship Debt, then the Contingent Obligation of Agent or any Lender providing any such indemnity, guaranty or other assurance of payment or performance, together with any payment made or liability incurred by Agent or any Lender in connection therewith, shall constitute Obligations that are secured by the Collateral and Borrowers shall repay, ON DEMAND, any amount so paid or any liability incurred by Agent or any Lender in connection with any such indemnity, guaranty or assurance. Nothing herein shall be construed to impose upon Agent or any Lender any obligation to provide any such indemnity, guaranty or assurance. The foregoing agreement of Borrowers shall apply whether or not such indemnity, guaranty or assurance is in writing or oral and regardless of any Borrower's knowledge of the existence thereof, shall survive termination of the Commitments and Full Payment of the Obligations and any other provisions of the Loan Documents regarding reimbursement or indemnification by Borrowers of costs, expenses or liabilities suffered or incurred by Agent or any Lender.

      3.5. BANK CHARGES. Borrowers shall pay to Agent, ON DEMAND, any and all fees, costs or expenses which Agent pays to a bank or other similar institution (including any fees paid by Agent or any Lender to any Participant) arising out of or in connection with (i) the forwarding to a Borrower or any other Person on behalf of Borrower by Agent of proceeds of Loans made by Lenders to a Borrower pursuant to this Agreement and (ii) the depositing for collection by Agent of any Payment Item received or delivered to Agent on account of the Obligations. Each Borrower acknowledges and agrees that Agent may charge such costs, fees and expenses to Borrowers based upon Agent's good faith estimate of such costs, fees and expenses as they are incurred by Agent.

      3.6. ILLEGALITY. Notwithstanding anything to the contrary contained elsewhere in this Agreement, if (i) any change in any law or regulation or in the interpretation thereof by any Governmental Authority charged with the administration thereof shall make it unlawful for a Lender to make or maintain a LIBOR Loan or to give effect to its obligations as contemplated hereby with respect to a LIBOR Loan or (ii) at any time such Lender determines that the making or continuance of any LIBOR Loan has become impracticable as a result of a contingency occurring after the date hereof which adversely affects the London interbank market or the position of such Lender in such market, then such Lender shall give after such determination Agent and Borrowers notice thereof and may thereafter (1) declare that LIBOR Loans will not thereafter be made by such Lender, whereupon any request by a Borrower for a LIBOR Loan from such Lender shall be deemed a request for a Base Rate Loan unless such Lender's declaration shall be subsequently withdrawn (which declaration shall be withdrawn promptly after the cessation of the circumstances described in clause (i) or (ii) above); and (2) require that all outstanding LIBOR Loans made by such Lender be converted to Base Rate Loans, under the circumstances of clause (i) or (ii) of this SECTION 3.6 insofar as such Lender determines the continuance of LIBOR Loans to be impracticable, in which event all such LIBOR Loans of such Lender shall be converted automatically to Base Rate Loans as of the date of any Borrower's receipt of the aforesaid notice from such Lender.

      3.7. INCREASED COSTS. If, by reason of (a) the introduction after the date hereof of or any change (including any change by way of imposition or increase of Statutory Reserves or other reserve requirements) in or in the interpretation of any law or regulation, or (b) the compliance with any guideline or request from any central bank or other Governmental Authority or quasi-Governmental Authority exercising control over banks or financial institutions generally (whether or not having the force of law):

                  (i) any Lender shall be subject after the date hereof to any Tax, duty or other charge with respect to any LIBOR Loan or Letter of Credit or its obligation to make LIBOR Loans or to issue Letters of Credit or participate in the LC Obligations arising from the issuance of Letters of Credit, or a change shall result in the basis of taxation of payment to any Lender of the principal of or interest on its LIBOR Loans or its obligation to make LIBOR Loans, issue Letters of Credit or participate in the LC Obligations arising from the issuance of Letters of

      Credit (except for changes in the rate of Tax on the overall net income or gross receipts or franchise tax of such Lender imposed by the jurisdiction in which such Lender's principal executive office is located); or

                  (ii) any reserve (including any imposed by the Board of Governors), special deposits or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Lender shall be imposed or deemed applicable or any other condition affecting its LIBOR Loans or Letters of Credit or its obligation to make LIBOR Loans or to issue Letters of Credit or participate in the LC Obligations arising from the issuance of Letters of Credit shall be imposed on such Lender or the London interbank market;

and as a result thereof there shall be any increase in the cost to such Lender of agreeing to make or making, funding or maintaining LIBOR Loans or issuing Letters of Credit (except to the extent already included in the determination of the applicable Adjusted LIBOR Rate for LIBOR Loans), or there shall be a reduction in the amount received or receivable by such Lender, then such Lender shall, promptly after determining the existence or amount of any such increased costs for which such Lender seeks payment hereunder, give any Borrower notice thereof and Borrowers shall from time to time, upon written notice from and demand by such Lender (with a copy of such notice and demand to Agent), pay to Agent for the account of such Lender, within 5 Business Days after the date specified in such notice and demand, an additional amount sufficient to indemnify such Lender against such increased costs. A certificate as to the amount of such increased costs, submitted to Borrowers by such Lender, shall be final, conclusive and binding for all purposes, absent manifest error.

      If any Lender shall advise Agent at any time that, because of the circumstances described hereinabove in this SECTION 3.7 or any other circumstances arising after the date of this Agreement affecting such Lender or the London interbank market or such Lender's or BofA's position in such market, the Adjusted LIBOR Rate, as determined by Agent, will not adequately and fairly reflect the cost to such Lender of funding LIBOR Loans or issuing Letters of Credit, then, and in any such event:

                  (i) Agent shall forthwith give notice (by telephone confirmed promptly in writing) to Borrowers and Lenders of such event;

                  (ii) Borrowers' right to request and such Lender's obligation to make LIBOR Loans or to issue Letters of Credit or participate in the LC Obligations arising from the issuance of Letters of Credit shall be immediately suspended and Borrowers' right to continue a LIBOR Loan as such beyond the then applicable Interest Period or to request a Letter of Credit shall also be suspended, until each condition giving rise to such suspension no longer exists; and

                  (iii) such Lender shall make a Base Rate Loan as part of the requested Borrowing of LIBOR Loans, which Base Rate Loan shall, for all purposes, be considered part of such Borrowing.

      For purposes of this SECTION 3.7, all references to a Lender shall be deemed to include any bank holding company or bank parent of such Lender. If any Lender provides notice that, due to the circumstances described in this SECTION 3.7, the Adjusted LIBOR Rate will not adequately and fairly reflect the cost to such Lender of funding LIBOR Loans or participating in LC Obligations arising from the issuance of Letters of Credit, then such Lender may be replaced pursuant to the provisions of SECTION 13.17.

      3.8. CAPITAL ADEQUACY. If any Lender determines that (i) the introduction after the date hereof of any Capital Adequacy Regulation, (ii) any change in any Capital Adequacy Regulation, (iii) any change in the interpretation or administration of any Capital Adequacy Regulation by any central bank or other Governmental Authority charged with the interpretation or administration thereof, or (iv) compliance by such Lender or any corporation or other entity controlling such Lender with any Capital Adequacy Regulation, affects or would affect the amount of capital required or expected to be maintained by such Lender or any corporation or other entity controlling such Lender and (taking into consideration such Lender's or such corporation's or other entity's policies with respect to capital adequacy and such Lender's desired return on capital) determines that the amount of such capital is increased as a consequence of its Commitments, loans, credits or obligations under this Agreement, then: (a) Agent shall promptly, after its receipt of a certificate from such Lender setting forth such Lender's determination of such occurrence, give notice thereof to Borrowers and Lenders; and (b) Borrowers shall pay to Agent, for the account of such Lender, as an additional fee from time to time, ON DEMAND, such amount as such Lender certifies to be the amount reasonably calculated to compensate such Lender for such reduction. A certificate of such Lender claiming entitlement to compensation as set forth above will be conclusive in the absence of manifest error. Such certificate will set forth the nature of the occurrence giving rise to such compensation, the additional amount or amounts to be paid to such Lender (including the basis for such Lender's determination of such amount), and the method by which such amounts were determined. In determining such amount, such Lender may use any reasonable averaging and attribution method. For purposes of this SECTION 3.8 all references to a Lender shall be deemed to include any bank holding company or bank parent of such Lender.

      3.9. MITIGATION. Each Lender agrees that, with reasonable promptness after such Lender becomes aware that such Lender is entitled to receive payments under
SECTION 3.6, 3.7 OR 3.8, or is or has become subject to U.S. withholding taxes payable by any Borrower in respect of its Loans, it will, to the extent not inconsistent with any internal policy of such Lender or any applicable legal or regulatory restriction, (i) use all reasonable efforts to make, fund or maintain the Commitment of such Lender or the Loans of such Lender through another lending office of such Lender, or (ii) take such other reasonable measures, if, as a result thereof, the circumstances which would relieve Borrowers from their obligations to pay such additional amounts (or reduce the amount of such payments), or such withholding taxes would be reduced, and if the making, funding or maintaining of such Commitment or Loans through such other lending office or in accordance with such other measures, as the case may be, would not otherwise adversely affect such Commitment or Loans or the interests of such Lender.

      3.10. FUNDING LOSSES. If for any reason (other than due to a default by a Lender or as a result of a Lender's refusal to honor a LIBOR Loan request due to circumstances described in this Agreement) a Borrowing of, or conversion to or continuation of, LIBOR Loans does not occur on the date specified therefor in a Notice of Borrowing or Notice of Conversion/Continuation (whether or not withdrawn), or if any repayment (including any conversions pursuant to SECTION 3.1.2) of any of its LIBOR Loans occurs on a date that is not the last day of an Interest Period applicable thereto, or if for any reason Borrowers default in their obligation to repay LIBOR Loans when required by the terms of this Agreement, then Borrowers shall pay to Agent an administrative fee of $150 and to each Lender an amount equal to all losses and expenses which such Lender may sustain or incur as a consequence thereof, including any such loss or expense arising from the liquidation or redeployment of funds obtained by it to maintain its LIBOR Loans or from fees payable to terminate the deposits from which such funds were obtained. Borrowers shall pay all such amounts due to any Lender upon presentation by such Lender of a statement setting forth the amount and such Lender's calculation thereof, which statement shall be deemed true and correct absent manifest error. For purposes of this SECTION 3.10, all references to a Lender shall be deemed to include any bank holding company or bank parent of such Lender.

      3.11. MAXIMUM INTEREST. Regardless of any provision contained in any of the Loan Documents, in no contingency or event whatsoever shall the aggregate of all amounts that are contracted for, charged or received by Agent and Lenders pursuant to the terms of this Agreement or any of the other Loan Documents and that are deemed interest under Applicable Law exceed the highest rate permissible under any Applicable Law. No agreements, conditions, provisions or stipulations contained in this Agreement or any of the other Loan Documents or the exercise by Agent of the right to accelerate the payment or the maturity of all or any portion of the Obligations, or the exercise of any option whatsoever contained in any of the Loan Documents, or the prepayment by Borrowers of any of the Obligations, or the occurrence of any contingency whatsoever, shall entitle Agent or any Lender to charge or receive in any event, interest or any charges, amounts, premiums or fees deemed interest by Applicable Law (such interest, charges, amounts, premiums and fees referred to herein collectively as "Interest") in excess of the Maximum Rate and in no event shall Borrowers be obligated to pay Interest exceeding such Maximum Rate, and all agreements, conditions or stipulations, if any, which may in any event or contingency whatsoever operate to bind, obligate or compel Borrowers to pay Interest exceeding the Maximum Rate shall be without binding force or effect, at law or in equity, to the extent only of the excess of Interest over such Maximum Rate. If any Interest is charged or received with respect to the Obligations in excess of the Maximum Rate ("Excess"), each Borrower stipulates that any such charge or receipt shall be the result of an accident and bona fide error, and such Excess, to the extent received, shall be applied first to reduce the principal of such Obligations and the balance, if any, returned to Borrowers, it being the intent of the parties hereto not to enter into a usurious or otherwise illegal relationship. The right to accelerate the maturity of any of the Obligations does not include the right to accelerate any Interest that has not otherwise accrued on the date of such acceleration, and Agent and Lenders do not intend to collect any unearned Interest in the event of any such acceleration. Each Borrower recognizes that, with fluctuations in the rates of interest set forth in SECTION 3.1.1 of this Agreement or in the Notes, and the Maximum Rate, such an unintentional result could inadvertently occur. All monies paid to Agent or any Lender hereunder or under any of the other Loan Documents, whether at maturity or by prepayment, shall be subject to any rebate of unearned Interest as and to the extent required by Applicable Law. By the execution of this Agreement, each Borrower covenants that (i) the credit or return of any Excess shall constitute the acceptance by such Borrower of such Excess, and (ii) such Borrower shall not seek or pursue any other remedy, legal or equitable, against Agent or any Lender, based in whole or in part upon contracting for, charging or receiving any Interest in excess of the Maximum Rate. For the purpose of determining whether or not any Excess has been contracted for, charged or received by Agent or any Lender, all Interest at any time contracted for, charged or received from Borrowers in connection with any of the Loan Documents shall, to the extent permitted by Applicable Law, be amortized, prorated, allocated and spread in equal parts throughout the full term of the Obligations. Borrowers, Agent and Lenders shall, to the maximum extent permitted under Applicable Law, (i) characterize any non-principal payment as an expense, fee or premium rather than as Interest and (ii) exclude voluntary prepayments and the effects thereof. The provisions of this SECTION 3.11 shall be deemed to be incorporated into every Loan Document (whether or not any provision of this Section is referred to therein). All such Loan Documents and communications relating to any Interest owed by Borrowers and all figures set forth therein shall, for the sole purpose of computing the extent of Obligations, be automatically recomputed by Borrowers, and by any court considering the same, to give effect to the adjustments or credits required by this SECTION 3.11.

SECTION 4. LOAN ADMINISTRATION

      4.1. MANNER OF BORROWING AND FUNDING REVOLVER LOANS. Borrowings under the Commitments established pursuant to SECTION 2.1 hereof shall be made and funded as follows:

            4.1.1. Notice of Borrowing.

            (i) Whenever Borrowers desire to make a Borrowing under SECTION 2.1 of this Agreement (other than a Borrowing resulting from a conversion or continuation pursuant to SECTION 3.1.2), Borrowers shall give Agent prior written notice (or telephonic notice promptly confirmed in writing) of such Borrowing request (a "Notice of Borrowing"), which shall be in the form of EXHIBIT D annexed hereto and signed by an authorized officer of Borrower Agent. Such Notice of Borrowing shall be given by Borrower Agent no later than 12:00 noon at the office designated by Agent from time to time (a) on the Business Day of the requested funding date of such Borrowing, in the case of Base Rate Loans, and (b) at least 2 Business Days prior to the requested funding date of such Borrowing, in the case of LIBOR Loans. Notices received after 12:00 noon shall be deemed received on the next Business Day. The Revolver Loans made by each Lender on the Closing Date shall be in excess of $250,000 and shall be made as Base Rate Loans and thereafter may be made or continued as or converted into Base Rate Loans or LIBOR Loans. Each Notice of Borrowing (or telephonic notice thereof) shall be irrevocable and shall specify (a) the principal amount of the Borrowing, (b) the date of Borrowing (which shall be a Business Day), (c) whether the Borrowing is to consist of Base Rate Loans or LIBOR Loans, (d) in the case of LIBOR Loans, the duration of the Interest Period to be applicable thereto, and (e) the account of Borrowers to which the proceeds of such Borrowing are to be disbursed.

                  (ii) Unless payment is otherwise timely made by Borrowers, the becoming due of any amount required to be paid with respect to any of the Obligations (whether as principal, accrued interest, fees or other charges, including the repayment of any LC Obligations, and any amounts owed to any Affiliate of Agent) shall be deemed irrevocably to be a request by Borrower Agent (without any requirement for the submission of a Notice of Borrowing) for Revolver Loans on the due date of, and in an aggregate amount required to pay, such Obligations, and the proceeds of such Revolver Loans may be disbursed by way of direct payment of the relevant Obligation and shall bear interest as Base Rate Loans. Neither Agent nor any Lender shall have any obligation to Borrowers to honor any deemed request for a Revolver Loan on or after the Commitment Termination Date, when an Out-of-Formula Condition exists or would result therefrom, or when any applicable condition precedent set forth in SECTION 11 hereof is not satisfied, but may do so in the discretion of Agent (or at the direction of the Required Lenders) and without regard to the existence of, and without being deemed to have waived, any Default or Event of Default and regardless of whether such Revolver Loan is funded after the Commitment Termination Date.

                  (iii) If Borrowers elect to establish a Controlled Account with BofA or any Affiliate of BofA, then the presentation for payment by Bank of any check or other item of payment drawn on the Controlled Account at a time when there are insufficient funds in such account to cover such check shall be deemed irrevocably to be a request by Borrower Agent (without any requirement for the submission of a Notice of Borrowing) for Revolver Loans on the date of such presentation and in an amount equal to the aggregate amount of the items presented for payment, and the proceeds of such Revolver Loans may be disbursed to the Controlled Account and shall bear interest as Base Rate Loans. Neither Agent nor any Lender shall have any obligation to honor any deemed request for a Revolver Loan on or after the Commitment Termination Date or when an Out-of-Formula Condition exists or would result therefrom or when any condition precedent in
      Section 11 hereof is not satisfied, but may do so in the discretion of Agent (or at the direction of the Required Lenders) and without regard to the existence of, and without being deemed to have waived, any Default or Event of Default and regardless of whether such Revolver Loan is funded after the Commitment Termination Date.

            4.1.2. Fundings by Lenders. Subject to its receipt of notice from Agent of a Notice of Borrowing as provided in SECTION 4.1.1(i) (except in the case of a deemed request by Borrower Agent for a Revolver Loan as provided in SECTIONS 4.1.1(ii) or (iii) or 4.1.3(ii) hereof, in which event no Notice of Borrowing need be submitted), each Lender shall timely honor its Revolver Commitment by funding its Pro Rata share of each Borrowing of Revolver Loans that is properly requested and that Borrowers are entitled to receive under the Loan Agreement. Agent shall notify Lenders of each Notice of Borrowing (or deemed request for a Borrowing pursuant to SECTION 4.1.1(ii) or (iii) hereof), by 1:00 p.m. on the proposed funding date (in the case of Base Rate Loans) or by 1:00 p.m. at least 2 Business Days before the proposed funding date (in the case of LIBOR Loans). Each Lender shall deposit with Agent an amount equal to its Pro Rata share of the Borrowing requested or deemed requested by Borrowers at Agent's designated bank in immediately available funds not later than 3:00 p.m. on the date of funding of such Borrowing, unless Agent's notice to Lenders is received after 1:00 p.m. on the proposed funding date of a Base Rate Loan, in which event Lenders shall deposit with Agent their respective Pro Rata shares of the requested Borrowing on or before 11:00 a.m. of the next Business Day. Subject to its receipt of such amounts from Lenders, Agent shall make the proceeds of the Revolver Loans received by it available to Borrowers by disbursing such proceeds in accordance with Borrower Agent's disbursement instructions set forth in the applicable Notice of Borrowing. Neither Agent nor any Lender shall have any liability on account of any delay by any bank or other depository institution in treating the proceeds of any Revolver Loan as collected funds or any delay in receipt, or any loss, of funds that constitute a Revolver Loan, the wire transfer of which was initiated by Agent in accordance with wiring instructions provided to Agent. Unless Agent shall have been notified in writing by a Lender prior to the proposed time of funding that such Lender does not intend to deposit with Agent an amount equal such Lender's Pro Rata share of the requested Borrowing (or deemed request for a Borrowing pursuant to SECTION 4.1.1(ii) or (iii) hereof), Agent may assume that such Lender has deposited or promptly will deposit its share with Agent and Agent may in its discretion disburse a corresponding amount to Borrowers on the applicable funding date. If a Lender's Pro Rata share of such Borrowing is not in fact deposited with Agent, then, if Agent has disbursed to Borrowers an amount corresponding to such share, then such Lender agrees to pay, and in addition Borrowers agree to repay, to Agent forthwith on demand such corresponding amount, together with interest thereon, for each day from the date such amount is disbursed by Agent to or for the benefit of Borrowers until the date such amount is paid or repaid to Agent, (a) in the case of Borrowers, at the interest rate applicable to such Borrowing and (b) in the case of such Lender, at the Federal Funds Rate. If such Lender repays to Agent such corresponding amount, such amount so repaid shall constitute a Revolver Loan, and if both such Lender and Borrowers shall have repaid such corresponding amount, Agent shall promptly return to Borrowers such corresponding amount in same day funds. A notice from Agent submitted to any Lender with respect to amounts owing under this SECTION 4.1.2 shall be conclusive, absent manifest error.

            4.1.3. Settlement and Swingline Loans.

                  (i) In order to facilitate the administration of the Revolver Loans under this Agreement, Lenders and Agent agree (which agreement shall be solely between Lenders and Agent and shall not be for the benefit of or enforceable by any Borrower) that settlement among them with respect to the Revolver Loans may take place on a periodic basis on dates determined from time to time by Agent (each a "Settlement Date"), which may occur before or after the occurrence or during the continuance of a Default or Event of Default and whether or not all of the conditions set forth in
      SECTION 11 have been met. On each Settlement Date, payment shall be made by or to each Lender in the manner provided herein and in accordance with the Settlement Report delivered by Agent to Lenders with respect to such Settlement Date so that, as of each Settlement Date and after giving effect to the transaction to take place on such Settlement Date, each Lender shall hold its Pro Rata share of all Revolver Loans and participations in LC Obligations. Agent shall request settlement with the Lenders on a basis not less frequently than once every 5 Business Days.

                  (ii) Between Settlement Dates, Agent may request BofA to advance, and BofA may, but shall in no event be obligated to, advance to Borrowers out of BofA's own funds the entire principal amount of any Borrowing of Revolver Loans that are Base Rate Loans requested or deemed requested pursuant to this Agreement (any such Revolver Loan funded exclusively by BofA being referred to as a "Swingline Loan"). Each Swingline Loan shall constitute a Revolver Loan hereunder and shall be subject to all of the terms, conditions and security applicable to other Revolver Loans, except that all payments thereon shall be payable to BofA solely for its own account and all Swingline Loans shall be made as Base Rate Loans plus the Applicable Margin then in effect for Revolver Loans and shall not be entitled to be converted into LIBOR Loans. The obligation of Borrowers to repay such Swingline Loans to BofA shall be evidenced by the records of BofA and need not be evidenced by any promissory note. Unless a funding is required by all Lenders pursuant to SECTIONS 2.1.5 or 13.9.4, Agent shall not request BofA to make any Swingline Loan if (A) Agent shall have received written notice from any Lender that one or more of the applicable conditions precedent set forth in SECTION 11 hereof will not be satisfied on the requested funding date for the applicable Borrowing and Agent has made a determination (without any liability to any Person) that such condition precedent will not be satisfied, (B) the requested Borrowing would exceed the amount of Availability on the funding date or (C) the aggregate amount of all Swingline Loans outstanding when added to the amount of the requested Borrowing, would exceed $20,000,000. BofA shall not be required to determine whether the applicable conditions precedent set forth in SECTION 11 hereof have been satisfied or the requested Borrowing would exceed the amount of Availability on the funding date applicable thereto prior to making, in its sole discretion, any Swingline Loan. On each Settlement Date, or, if earlier, upon demand by Agent for payment thereof, the then outstanding Swingline Loans shall be immediately due and payable. As provided in SECTION 3.1.1(ii), Borrowers shall be deemed to have requested (without the necessity of submitting any Notice of Borrowing) Revolver Loans to be made on each Settlement Date in the amount of all outstanding Swingline Loans and to have Agent cause the proceeds of such Revolver Loans to be applied to the repayment of such Swingline Loans and interest accrued thereon. Agent shall notify the Lenders of the outstanding balance of Revolver Loans prior to 1:00 p.m. on each Settlement Date and each Lender (other than BofA) shall deposit with Agent (without setoff, counterclaim or reduction of any kind) an amount equal to its Pro Rata share of the amount of Revolver Loans deemed requested in immediately available funds not later than 3:00 p.m. on such Settlement Date. Each Lender's obligation to make such deposit with Agent shall be absolute and unconditional, without defense, offset, counterclaim or other defense, and without regard to whether any of the conditions precedent set forth in
      SECTION 11 hereof are satisfied, any Out-of-Formula Condition exists or the Commitment Termination Date has occurred. If, as the result of the commencement by or against Borrowers of any Insolvency Proceeding or otherwise, any Swingline Loan may not be repaid by the funding by Lenders of Revolver Loans, then each Lender (other than BofA) shall be deemed to have purchased a participating interest in any unpaid Swingline Loan in an amount equal to such Lender's Pro Rata share of such Swingline Loan and shall transfer to BofA, in immediately available funds not later than the second Business Day after BofA's request therefor, the amount of such Lender's participation. The proceeds of Swingline Loans may be used solely for purposes for which Revolver Loans generally may be used in accordance with SECTION 2.1.3 hereof. If any amounts received by BofA in respect of any Swingline Loans are later required to be returned or repaid by BofA to Borrowers or any other Obligor or their respective representatives or successors-in-interest, whether by court order, settlement or otherwise, the other Lenders shall, upon demand by BofA with notice to Agent, pay to Agent for the account of BofA, an amount equal to each other Lender's Pro Rata share of all such amounts required to be returned or repaid.

            4.1.4. Disbursement Authorization. Each Borrower hereby irrevocably authorizes Agent to disburse the proceeds of each Revolver Loan requested by any Borrower, or deemed to be requested pursuant to SECTION 4.1.1 or SECTION 4.1.3(ii), as follows: (i) the proceeds of each Revolver Loan requested under
SECTION 4.1.1(i) shall be disbursed by Agent in accordance with the terms of the written disbursement letter from Borrowers in the case of the initial Borrowing, and, in the case of each subsequent Borrowing, by wire transfer to such bank account of Borrowers as may be agreed upon by Borrowers and Agent from time to time or elsewhere if pursuant to a written direction from any Borrower that is approved by Agent; and (ii) the proceeds of each Revolver Loan requested under SECTION 4.1.1(ii) or SECTION 4.1.3(ii) shall be disbursed by Agent by way of direct payment of the relevant interest or other Obligation. Any Loan proceeds received by any Borrower or in payment of any of the Obligations shall be deemed to have been received by all Borrowers.

            4.1.5. Telephonic Notices. Each Borrower authorizes Agent and Lenders to extend, convert or continue Loans, effect selections of Types of Loans and transfer funds to or on behalf of Borrowers based on telephonic notices or instructions from a Senior Officer or cash manager of MasTec whom Agent or any Lender in good faith believes to be acting on behalf of Borrower Agent or any Borrower. Borrowers shall confirm each such telephonic request for a Borrowing or conversion or continuation of Loans by prompt delivery to Agent of the required Notice of Borrowing or Notice of Conversion/Continuation, as applicable, duly executed by an authorized officer of Borrower Agent. If the written confirmation differs in any material respect from the action taken by Agent or Lenders, the records of Agent and Lenders shall govern. Neither Agent nor any Lender shall have any liability for any loss suffered by any Borrower as a result of Agent's or any Lender's acting upon its understanding of telephonic instructions or requests from a person believed in good faith by Agent or any Lender to be a person authorized by a Borrower to give such instructions or to make such requests on Borrowers' behalf.

      4.2. DEFAULTING LENDER. If any Lender shall, at any time, fail to make any payment to Agent or BofA that is required hereunder, Agent may, but shall not be required to, retain payments that would otherwise be made to such defaulting Lender hereunder and apply such payments to such defaulting Lender's defaulted obligations hereunder, at such time, and in such order, as Agent may elect in its sole discretion. With respect to the payment of any funds from Agent to a Lender or from a Lender to Agent, the party failing to make the full payment when due pursuant to the terms hereof shall, upon demand by the other party, pay such amount together with interest on such amount at the Federal Funds Rate. The failure of any Lender to fund its portion of any Loan or payment in respect of an LC Obligation shall not relieve any other Lender of its obligation, if any, to fund its portion of the Revolver Loan or payment in respect of an LC Obligation on the date of Borrowing, but no Lender shall be responsible for the failure of any other Lender to make any Loan or payment in respect of an LC Obligation to be made by such Lender on the date of any Borrowing. Solely as among the Lenders and solely for purposes of voting or consenting to matters with respect to any of the Loan Documents, Collateral or any Obligations and determining a defaulting Lender's share of payments and proceeds of Collateral pending such defaulting Lender's cure of its defaults hereunder, a defaulting Lender shall not be deemed to be a "Lender" and such Lender's Commitment shall be deemed to be zero (0). The provisions of this SECTION 4.2 shall be solely for the benefit of Agent and Lenders and may not be enforced by Borrowers.

      4.3. SPECIAL PROVISIONS GOVERNING LIBOR LOANS.

            4.3.1. Number of LIBOR Loans. In no event may the number of LIBOR Loans outstanding at any time to any Lender exceed 7.

            4.3.2. Minimum Amounts. Each Borrowing of LIBOR Loans pursuant to
SECTION 4.1.1(i), and each continuation of or conversion to LIBOR Loans pursuant to SECTION 3.1.2 hereof, shall be in a minimum amount of $1,000,000 and integral multiples of $100,000 in excess of that amount.

            4.3.3. LIBOR Lending Office. Each Lender's initial LIBOR Lending Office is set forth opposite its name on the signature pages hereof. Each Lender shall have the right at any time and from time to time to designate a different office of itself or of any Affiliate as such Lender's LIBOR Lending Office, and to transfer any outstanding LIBOR Loans to such LIBOR Lending Office. No such designation or transfer shall result in any liability on the part of Borrowers for increased costs or expenses resulting solely from such designation or transfer. Increased costs for expenses resulting from a change in Applicable Law occurring subsequent to any such designation or transfer shall be deemed not to result solely from such designation or transfer.

            4.3.4. Funding of LIBOR Loans. Each Lender may, if it so elects, fulfill its obligation to make, continue or convert LIBOR Loans hereunder by causing one of its foreign branches or Affiliates (or an international banking facility created by such Lender) to make or maintain such LIBOR Loans; provided, however, that such LIBOR Loans shall nonetheless be deemed to have been made and to be held by such Lender, and the obligation of Borrowers to repay such LIBOR Loans shall nevertheless be to such Lender for the account of such foreign branch, Affiliate or international banking facility. The calculation of all amounts payable to Lender under SECTION 3.7 and 3.10 shall be made as if each Lender had actually funded or committed to fund its LIBOR Loan through the purchase of an underlying deposit in an amount equal to the amount of such LIBOR Loan and having a maturity comparable to the relevant Interest Period for such LIBOR Loans; provided, however, each Lender may fund its LIBOR Loans in any manner it deems fit and the foregoing presumption shall be utilized only for the calculation of amounts payable under SECTION 3.7 and SECTION 3.10.

      4.4. BORROWER AGENT. Each Obligor hereby irrevocably appoints MasTec and MasTec agrees to act under this Agreement, as the agent and representative of itself and each other Obligor for all purposes under this Agreement (in such capacity, "Borrower Agent"), including requesting Borrowings, selecting whether any Loan or portion thereof is to bear interest as a Base Rate Loan or a LIBOR Loan, and receiving account statements and other notices and communications to Obligors (or any of them) from Agent. Agent may rely, and shall be fully protected in relying, on any Notice of Borrowing, Notice of Conversion/Continuation, disbursement instructions, reports, information, Borrowing Base Certificate or any other notice or communication made or given by Borrower Agent, whether in its own name, on behalf of any Obligor or on behalf of "the Borrowers" or "the Obligors," and Agent shall have no obligation to make any inquiry or request any confirmation from or on behalf of any other Borrower as to the binding effect on such Obligor of any such Notice of Borrowing, Notice of Conversion Continuation, instruction, report, information, Borrowing Base Certificate or other notice or communication, nor shall the joint and several character of Borrowers' liability for the Obligations be affected, provided that the provisions of this SECTION 4.4 shall not be construed so as to preclude any Borrower from directly requesting Borrowings or taking other actions permitted to be taken by "a Borrower" hereunder. Agent may maintain a single Loan Account in the name of "MasTec" hereunder, and each Borrower expressly agrees to such arrangement and confirms that such arrangement shall have no effect on the joint and several character of such Borrower's liability for the Obligations.

      4.5. ALL LOANS TO CONSTITUTE ONE OBLIGATION. The Loans and LC Obligations shall constitute one general obligation of Borrowers and (unless otherwise expressly provided in any Security Document) shall be secured by Agent's Lien upon all of the Collateral; provided, however, that Agent and each Lender shall be deemed to be a creditor of each Borrower and the holder of a separate claim against each Borrower to the extent of any Obligations owed by Borrowers to Agent or such Lender.

SECTION 5. PAYMENTS

      5.1. GENERAL PAYMENT PROVISIONS. All payments (including all prepayments) of principal of and interest on the Loans, LC Obligations and other Obligations that are payable to Agent or any Lender shall be made to Agent in Dollars without any offset or counterclaim and free and clear of (and without deduction for) any present or future Taxes, and, with respect to payments made other than by application of balances in the Payment Account, in immediately available funds not later than 12:00 noon on the due date (and payment made after such time on the due date to be deemed to have been made on the next succeeding Business Day). All payments received by Agent shall be distributed by Agent in accordance with this Agreement, hereof, subject to the rights of offset that Agent may have as to amounts otherwise to be remitted to a particular Lender by reason of amounts due Agent from such Lender under any of the Loan Documents.

      5.2. REPAYMENT OF REVOLVER LOANS.

            5.2.1. Payment of Principal. The outstanding principal amounts with respect to the Revolver Loans shall be repaid as follows:

                  (i) Any portion of the Revolver Loans consisting of the principal amount of Base Rate Loans shall be paid by Borrowers to Agent, for the Pro Rata benefit of Lenders (or, in the case of Swingline Loans, for the sole benefit of BofA) unless timely converted to a LIBOR Loan in accordance with this Agreement, immediately upon (a) each receipt by Agent, any Lender or Borrowers of any proceeds of any of the Accounts or other Collateral, to the extent of such proceeds, (b) the Commitment Termination Date, and (c) in the case of Swingline Loans, the earlier of BofA's demand for payment or on each Settlement Date with respect to all Swingline Loans outstanding on such date.

                  (ii) Any portion of the Revolver Loans consisting of the principal amount of LIBOR Loans shall be paid by Borrowers to Agent, for the Pro Rata benefit of Lenders, unless converted to a Base Rate Loan or continued as a LIBOR Loan in accordance with the terms of this Agreement, immediately upon (a) the last day of the Interest Period applicable thereto and (b) the Commitment Termination Date. In no event shall Borrowers be authorized to make a voluntary prepayment with respect to any Revolver Loan outstanding as a LIBOR Loan prior to the last day of the Interest Period applicable thereto unless (x) otherwise agreed in writing by Agent or Borrowers are otherwise expressly authorized or required by any other provision of this Agreement to pay any LIBOR Loan outstanding on a date other than the last day of the Interest Period applicable thereto, and (y) Borrowers pay to Agent, for the Pro Rata benefit of Lenders, concurrently with any prepayment of a LIBOR Loan, any amount due Agent and Lenders under SECTION 3.10 hereof as a consequence of such prepayment. Notwithstanding the foregoing provisions of this SECTION 5.2.1(ii), if, on any date that Agent receives proceeds of any of the Accounts or other Collateral, there are no Revolver Loans outstanding as Base Rate Loans, Agent may either hold such proceeds as cash security for the timely payment of the Obligations or apply such proceeds to any outstanding Revolver Loans bearing interest as LIBOR Loans as the same become due and payable (whether at the end of the applicable Interest Periods or on the Commitment Termination Date).

                  (iii) Notwithstanding anything to the contrary contained elsewhere in this Agreement, if an Out-of-Formula Condition shall exist, Borrowers shall, on the sooner to occur of Agent's demand or the first Business Day after any Borrower has obtained knowledge of such Out-of-Formula Condition, repay the outstanding Revolver Loans that are Base Rate Loans in an amount sufficient to reduce the aggregate unpaid principal amount of all Revolver Loans by an amount equal to such excess; and, if such payment of Base Rate Loans is not sufficient to eliminate the Out-of-Formula Condition, then Borrowers shall immediately deposit with Agent, for the Pro Rata benefit of Lenders, for application to any outstanding Revolver Loans bearing interest as LIBOR Loans as the same become due and payable (whether at the end of the applicable Interest Periods or on the Commitment Termination Date) cash in an amount sufficient to eliminate such Out-of-Formula Condition, and Agent may (a) hold such deposit as cash security pending disbursement of same to Lenders for application to the Obligations, or (b) if a Default or Event of Default exists, immediately apply such proceeds to the payment of the Obligations, including the Revolver Loans outstanding as LIBOR Loans (in which event Borrowers shall also pay to Agent for the Pro Rata benefit of Lenders any amounts required by SECTION 3.10 to be paid by reason of the prepayment of a LIBOR Loan prior to the last day of the Interest Period applicable thereto).

            5.2.2. Payment of Interest. Interest accrued on the Revolver Loans shall be due and payable on (i) the first day of each month (for the immediately preceding month), computed through the last day of the preceding month, with respect to any Revolver Loan (whether a Base Rate Loan or LIBOR Loan) and (ii) the last day of the applicable Interest Period in the case of a LIBOR Loan. Accrued interest shall also be paid by Borrowers on the Commitment Termination Date. With respect to any Base Rate Loan converted into a LIBOR Loan pursuant to
SECTION 3.1.2 on a day when interest would not otherwise have been payable with respect to such Base Rate Loan, accrued interest to the date of such conversion on the amount of such Base Rate Loan so converted shall be paid on the conversion date.

            5.2.3. Mandatory Prepayments. Borrowers shall pay the entire unpaid principal balance of the Loans, and all accrued but unpaid interest thereon, upon the Commitment Termination Date. Borrowers shall also prepay the Loans as follows:

                  (i) Borrowers shall prepay the Loans in the amount of Net Disposition Proceeds from Permitted Asset Dispositions provided that Net Disposition Proceeds received from a Canadian Obligor shall be held by Agent as security for the payment of the Canadian Obligor Guarantee of such Canadian Obligor;

                  (ii) Borrowers shall prepay the Loans from the proceeds of insurance or condemnation awards paid in respect of any Equipment or Real Estate unless and to the extent Borrowers are authorized to use such proceeds pursuant to SECTION 8.1.2(ii); and

                  (iii) Borrowers shall prepay the Loans from the net proceeds received by any Borrower from any issuance of any Debt or Equity Interests.

Borrowers shall permanently reduce the Commitments on a Pro Rata basis by an amount equal to any amount that would otherwise constitute "Excess Proceeds" as defined in the Indenture and be required by the terms thereof to be applied to the prepayment of the Subordinated Notes. To the extent necessary to comply with the provisions of SECTION 5.2.1(iii) after giving effect to such reduction, the Borrowers shall also prepay the Loans.

            5.2.4. Application of Prepayments. All distributions of prepayments by Agent to Lenders shall be on a Pro Rata basis. Each Lender shall apply the portion of a prepayment that is to be applied to principal installments first to outstanding Base Rate Loans and then to any outstanding LIBOR Loans with the shortest Interest Periods remaining; but if application to any LIBOR Loans would cause the same to be paid prior to the end of an applicable Interest Period, then, by prior written notice to Agent, Borrowers may elect as to such LIBOR Loan to deliver cash to Agent in the amount of the required prepayment, to be held by Agent as cash collateral until the end of the applicable Interest Period, at which time Agent shall disburse such cash collateral to the affected Lenders for application to such LIBOR Loans.

      5.3. RESERVED.

      5.4. PAYMENT OF OTHER OBLIGATIONS. The balance of the Obligations requiring the payment of money, including the LC Obligations and Extraordinary Expenses incurred by Agent or any Lender, shall be repaid by Borrowers to Agent for allocation among Agent and Lenders as provided in the Loan Documents, or, if no date of payment is otherwise specified in the Loan Documents, ON DEMAND.

      5.5. MARSHALING; PAYMENTS SET ASIDE. None of Agent or Lenders shall be under any obligation to marshal any assets in favor of Borrowers or any other Obligor or against or in payment of any or all of the Obligations. To the extent that Borrowers make a payment to Agent or Lenders or Agent or any Lender receives payment from the proceeds of any Collateral or exercises its right of setoff, and such payment or the proceeds of such Collateral or setoff (or any part thereof) are subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be repaid to a trustee, receiver or any other Person, then to the extent of any loss by Agent or Lenders, the Obligations or part thereof originally intended to be satisfied, and all Liens, rights and remedies therefor, shall be revived and continued in full force and effect as if such payment or proceeds had not been made or received and any such enforcement or setoff had not occurred. The provisions of the immediately preceding sentence of this SECTION 5.5 shall survive any termination of the Commitments and Full Payment of the Obligations.

      5.6. POST DEFAULT ALLOCATION OF PAYMENTS.

            5.6.1. Allocation. For so long as an Event of Default exists, all monies to be applied to the Obligations, whether such monies represent voluntary or mandatory payments or prepayments by one or more Obligors or are received pursuant to demand for payment or realized from any disposition of Collateral and irrespective of any designation by Borrowers of the Obligations intended to be satisfied, shall be allocated among Agent and such of the Lenders as are entitled thereto (and, with respect to monies allocated to Lenders, on a Pro Rata basis unless otherwise provided herein): (i) first, to Agent to pay principal and accrued interest on any portion of the Revolver Loans (including Protective Advances) which Agent may have advanced on behalf of any Lender and for which Agent has not been reimbursed by such Lender or Borrowers, until Full Payment of all such Obligations; (ii) second, to BofA to pay the principal and accrued interest on any portion of the Swingline Loans outstanding, to be shared with Lenders that have acquired and paid for a participating interest in such Swingline Loans, until Full Payment of all such Obligations; (iii) third, to the extent that Issuing Bank has not received from any Participating Lender a payment as required by SECTION 2.3.2 hereof, to Issuing Bank to pay all such required payments from each Participating Lender, until Full Payment of all such Obligations; (iv) fourth, to Agent to pay the amount of Extraordinary Expenses (including Protective Advances) that have not been reimbursed to Agent by Borrowers or Lenders, together with interest accrued thereon at the rate applicable to Revolver Loans that are Base Rate Loans, until Full Payment of all such Obligations; (v) fifth, to Agent to pay any Indemnified Amount that has not been paid pursuant to any indemnity of Agent Indemnitees by any Obligor or to pay amounts owing by Lenders to Agent Indemnities pursuant to SECTION 13.6, in each case, together with interest accrued thereon at the rate applicable to Revolver Loans that are Base Rate Loans, until Full Payment of all such Obligations; (vi) sixth, to Agent to pay any fees due and payable to Agent, until Full Payment of all such Obligations; (vii) seventh, to each Lender, ratably, for any Indemnified Amount that such Lender has paid to Agent Indemnitees pursuant to its indemnity of Agent Indemnitees and any Extraordinary Expenses that such Lender has reimbursed to Agent or such Lender has incurred, to the extent that such Lender has not been reimbursed by Obligors therefor;
(viii) eighth, to Issuing Bank to pay principal and interest with respect to LC Obligations (or to the extent any of the LC Obligations are contingent and an Event of Default then exists, deposited in the Cash Collateral Account to Cash Collateralize the LC Obligations), which payment shall be shared with the Participating Lenders in accordance with SECTION 2.3.2(iii) hereof; (ix) ninth, to Lenders in payment of the unpaid principal and accrued interest in respect of the Loans and other Obligations (excluding Banking Relationship Debt) then outstanding, in such order of application as shall be designated by Agent (acting at the direction or with the consent of the Required Lenders); and (x) tenth, to Lenders and any

Affiliates of Lenders, ratably, in payment of any Banking Relationship Debt owed to such Persons and secured by the Collateral hereunder. For the avoidance of doubt, to the extent constituting an Indemnified Amount, any indemnity, guarantee or other payment made by Agent or any Lender as described in SECTION
3.4.2 with respect to Banking Relationship Debt shall be allocated to tenth priority, above. The allocations set forth in this SECTION 5.6 are solely to determine the rights and priorities of Agent and Lenders as among themselves and may be changed by Agent and Lenders without notice to or the consent or approval of any Borrower or any other Person.

            5.6.2. Erroneous Allocation. Agent shall not be liable for any allocation or distribution of payments made by it in good faith and, if any such allocation or distribution is subsequently determined to have been made in error, the sole recourse of any Lender to which payment was due but not made shall be to recover from the other Lenders any payment in excess of the amount to which such other Lenders are determined to be entitled (and such other Lenders hereby agree to return to such Lender any such erroneous payments received by them).

      5.7. APPLICATION OF PAYMENTS AND COLLATERAL PROCEEDS. All Payment Items received by Agent by 12:00 noon, on any Business Day shall be deemed received on that Business Day. All Payment Items received by Agent after 12:00 noon, on any Business Day shall be deemed received on the following Business Day. Each Borrower irrevocably waives the right to direct the application of any and all payments and Collateral proceeds at any time or times hereafter received by Agent or any Lender from or on behalf of Borrowers, and each Borrower does hereby irrevocably agree that Agent shall have the continuing exclusive right to apply and reapply any and all such payments and Collateral proceeds received at any time or times hereafter by Agent or its agent against the Obligations, in such manner as Agent may deem advisable, notwithstanding any entry by Agent upon any of its books and records; provided, however, that any payments or proceeds of Collateral received by Agent on any date that an Event of Default does not exist shall be applied in accordance with any provisions of this Agreement that govern the application of such payment or proceeds. If, as the result of Agent's collection of proceeds of Accounts and other Collateral as authorized by SECTION
8.2.6 a credit balance exists, such credit balance shall not accrue interest in favor of Borrowers, but shall be available to Borrowers at any time or times for so long as no Default or Event of Default exists. Agent may apply such credit balance against any of the Obligations upon and after the occurrence of an Event of Default in the manner specified in SECTION 5.6.1.

      5.8. LOAN ACCOUNTS; THE REGISTER; ACCOUNT STATED.

            5.8.1. Loan Accounts. Each Lender shall maintain in accordance with its usual and customary practices an account or accounts (a "Loan Account") evidencing the Debt of Borrowers to such Lender resulting from each Loan owing to such Lender from time to time, including the amount of principal and interest payable to such Lender from time to time hereunder and under each Note payable to such Lender. Any failure of a Lender to record in the Loan Account, or any error in doing so, shall not limit or otherwise affect the obligation of Borrowers hereunder (or under any Note) to pay any amount owing hereunder to such Lender.

            5.8.2. The Register. Agent shall maintain a register (the "Register"), which shall include a master account and a subsidiary account for each Lender and in which accounts (taken together) shall be recorded (i) the date and amount of each Borrowing made hereunder, the Type of each Loan comprising such Borrowing and any Interest Period applicable thereto, (ii) the effective date and amount of each Assignment and Acceptance delivered to and accepted by it and the parties thereto, (iii) the amount of any principal or interest due and payable or to become due and payable from Borrowers to each Lender hereunder or under the Notes, and (iv) the amount of any sum received by Agent from Borrowers or any other Obligor and each Lender's Pro Rata share thereof. The Register shall be available for inspection by Borrowers or any Lender at the offices of Agent at any reasonable time and from time to time upon reasonable prior notice. Any failure of Agent to record in the Register, or any error in doing so, shall not limit or otherwise affect the obligation of Borrowers hereunder (or under any Note) to pay any amount owing with respect to the Loans or provide the basis for any claim against Agent.

            5.8.3. Entries Binding. The entries made in the Register and each Loan Account shall constitute rebuttably presumptive evidence of the information contained therein; provided, however, that if a copy of information contained in the Register or any Loan Account is provided to any Person, or any Person inspects the Register or any Loan Account, at any time or from time to time, then the information contained in the Register or the Loan Account, as applicable, shall be conclusive and binding on such Person for all purposes absent manifest error, unless such Person notifies Agent in writing within 30 days after such Person's receipt of such copy or such Person's inspection of the Register or Loan Account of its intention to dispute the information contained therein.

      5.9. GROSS UP FOR TAXES. If Obligors shall be required by Applicable Law to withhold or deduct any Taxes from or in respect of any sum payable under this Agreement or any of the other Loan Documents or Agent or any Lender shall be liable to remit any such Taxes otherwise payable by Obligors, in either case,
(a) the sum payable to Agent or such Lender shall be increased as may be necessary so that, after making all required withholding, remittances or deductions, Agent or such Lender (as the case may be) receives an amount equal to the sum it would have received had no such withholding, remittances or deductions been made, (b) Obligors shall make such withholding or deductions, and (c) Obligors shall pay the full amount withheld or deducted to the relevant taxation authority or other authority in accordance with Applicable Law.

      5.10. WITHHOLDING TAX EXEMPTION. At least 5 Business Days prior to the first date on which interest or fees are payable hereunder for the account of any Foreign Lender, such Foreign Lender agrees that it will deliver to Borrowers and Agent 2 duly completed copies of United States Internal Revenue Service Form W-8BEN or W-8ECI (or any subsequent replacement substitute or form therefor), certifying in either case that such Lender is entitled to receive payment under this Agreement and its Note without deduction or withholding of any United States federal income taxes. Each Foreign Lender which so delivers a Form W-8BEN or W-8ECI further undertakes to deliver to Borrowers and Agent 2 additional copies of such form (or a successor form) on or before the date that such form expires (currently, 3 successive calendar years for Form W-8BEN and one calendar year for Form W-8ECI) or becomes obsolete or after the occurrence of any event requiring a change in the most form so delivered by it, and such amendments thereto or extensions or renewals thereof as may be reasonably requested by Borrowers or Agent, in each case, certifying that such Foreign Lender is entitled to receive payments under this Agreement and its Notes without deduction or withholding of any United States federal income taxes, unless an event (including any change in treaty, law or regulation) has occurred prior to the date on which any such delivery would otherwise be required that renders all such forms inapplicable or that would prevent such Foreign Lender from duly completing and delivering any such form with respect to it and such Lender advises Borrowers and Agent that it is not capable of receiving payments without any deduction or withholding of United States federal income taxes.

      5.11. Nature and Extent of Each Borrower's Liability.

            5.11.1. Joint and Several Liability. Each Borrower shall be liable for, on a joint and several basis, and hereby guarantees the timely payment by all other Borrowers of, all of the Loans and other Obligations, regardless of which Borrower actually may have received the proceeds of any Loans or other extensions of credit hereunder or the amount of such Loans received or the manner in which Agent or any Lender accounts for such Loans or other extensions of credit on its books and records, it being acknowledged and agreed that Loans to any Borrower inure to the mutual benefit of all Borrowers and that Agent and Lenders are relying on the joint and several liability of Borrowers in extending the Loans and other financial accommodations hereunder. Each Borrower hereby unconditionally and irrevocably agrees that upon default in the payment when due (whether at stated maturity, by acceleration or otherwise) of any principal of, or interest owed on, any of the Loans or other Obligations, such Borrower shall forthwith pay the same, without notice or demand.

            5.11.2. Unconditional Nature of Liability. Each Borrower's joint and several liability hereunder with respect to, and guaranty of, the Loans and other Obligations shall, to the fullest extent permitted by Applicable Law, be unconditional irrespective of (i) the validity, enforceability, avoidance or subordination of any of the Obligations or of any promissory note or other document evidencing all or any part of the Obligations, (ii) the absence of any attempt to collect any of the Obligations from any other Obligor or any Collateral or other security therefor, or the absence of any other action to enforce the same, (iii) the waiver, consent, extension, forbearance or granting of any indulgence by Agent or any Lender with respect to any provision of any instrument evidencing or securing the payment of any of the Obligations, or any other agreement now or hereafter executed by any other Borrower and delivered to Agent or any Lender, (iv) the failure by Agent to take any steps to perfect or maintain the perfected status of its security interest in or Lien upon, or to preserve its rights to, any of the Collateral or other security for the payment or performance of any of the Obligations or Agent's release of any Collateral or of its Liens upon any Collateral, (v) Agent's or Lenders' election, in any proceeding instituted under the Bankruptcy Code, for the application of Section 1111(b)(2) of the Bankruptcy Code or under the Bankruptcy and Insolvency Act (Canada) or the Companies Creditors Arrangement Act (Canada), (vi) any borrowing or grant of a security interest by any other Borrower, as debtor-in-possession under Section 364 of the Bankruptcy Code, (vii) the release or compromise, in whole or in part, of the liability of any Obligor for the payment of any of the Obligations, (viii) any amendment or modification of any of the Loan Documents or any waiver of a Default or Event of Default, (ix) any increase in the amount of the Obligations beyond any limits imposed herein or in the amount of any interest, fees or other charges payable in connection therewith, or any decrease in the same, (x) the disallowance of all or any portion of Agent's or any Lender's claims against any other Obligor for the repayment of any of the Obligations under Section 502 of the Bankruptcy Code or under the Bankruptcy and Insolvency Act (Canada) or the Companies Creditors Arrangement Act (Canada), or
(xi) any other circumstance that might constitute a legal or equitable discharge or defense of any Borrower. After the occurrence and during the continuance of any Event of Default, Agent may proceed directly and at once, without notice to any Obligor, against any or all of Obligors to collect and recover all or any part of the Obligations, without first proceeding against any other Obligor or against any Collateral or other security for the payment or performance of any of the Obligations, and each Borrower waives any provision under Applicable Law that might otherwise require Agent to pursue or exhaust its remedies against any Collateral or Obligor before pursuing another Obligor. Each Borrower consents and agrees that Agent shall be under no obligation to marshal any assets in favor of any Obligor or against or in payment of any or all of the Obligations.

            5.11.3. No Reduction in Liability for Obligations. No payment or payments made by an Obligor or received or collected by Agent from a Borrower or any other Person by virtue of any action or proceeding or any setoff or appropriation or application at any time or from time to time in reduction of or in payment of the Obligations shall be deemed to modify, reduce, release or otherwise affect the liability of any Borrower under this Agreement, each of whom shall remain liable for the payment and performance of all Loans and other Obligations until the Full Payment of the Obligations.

            5.11.4. Contribution. Each Borrower is unconditionally obligated to repay the Obligations as a joint and several obligor under this Agreement. If, as of any date, the aggregate amount of payments made by a Borrower on account of the Obligations and proceeds of such Borrower's Collateral that are applied to the Obligations exceeds the aggregate amount of Loan proceeds actually used by such Borrower in its business (such excess amount being referred to as an "Accommodation Payment"), then each of the other Borrowers (each such Borrower being referred to as a

"Contributing Borrower") shall be obligated to make contribution to such Borrower (the "Paying Borrower") in an amount equal to (A) the product derived by multiplying the sum of each Accommodation Payment of each Borrower by the Allocable Percentage (as defined below) of the Borrower from whom contribution is sought less (B) the amount, if any, of the then outstanding Accommodation Payment of such Contributing Borrower (such last mentioned amount which is to be subtracted from the aforesaid product to be increased by any amounts theretofore paid by such Contributing Borrower by way of contribution hereunder, and to be decreased by any amounts theretofore received by such Contributing Borrower by way of contribution hereunder); provided, however, that a Paying Borrower's recovery of contribution hereunder from the other Borrowers shall be limited to that amount paid by the Paying Borrower in excess of its Allocable Percentage of all Accommodation Payments then outstanding of all Borrowers. As used herein, the term "Allocable Percentage" shall mean, on any date of determination thereof, a fraction the denominator of which shall be equal to the number of Borrowers who are parties to this Agreement on such date and the numerator of which shall be 1; provided, however, that such percentages shall be modified in the event that contribution from a Borrower is not possible by reason of insolvency, bankruptcy or otherwise by reducing such Borrower's Allocable Percentage equitably and by adjusting the Allocable Percentage of the other Borrowers proportionately so that the Allocable Percentages of all Borrowers at all times equals 100%.

            5.11.5. Subordination. Each Borrower hereby subordinates any claims, including any right of payment, subrogation, contribution and indemnity, that it may have from or against any other Obligor, and any successor or assign of any other Obligor, including any trustee, receiver or debtor-in-possession, howsoever arising, due or owing or whether heretofore, now or hereafter existing, to the Full Payment of all of the Obligations.

SECTION 6. TERM AND TERMINATION OF COMMITMENTS

      6.1. TERM OF COMMITMENTS. Subject to each Lender's right to cease making Loans and other extensions of credit to Borrowers when any Default or Event of Default exists or upon termination of the Commitments as provided in SECTION 6.2 hereof, the Commitments shall be in effect for a period of 5 years from the date hereof through the close of business on May 10, 2010 (the "Term") unless sooner terminated as provided in SECTION 6.2.

      6.2. TERMINATION.

            6.2.1. Termination by Agent. Agent may (and upon the direction of the Required Lenders, shall) terminate the Commitments without notice at any time that an Event of Default exists; provided, however, that the Commitments shall automatically terminate as provided in SECTION 12.2 hereof.

            6.2.2. Termination by Borrowers. Upon at least 90 days prior written notice to Agent, Borrowers may, at their option, terminate the Commitments; provided, however, no such termination by Borrowers shall be effective until Full Payment of the Obligations. Any notice of termination given by Borrowers shall be irrevocable unless Agent otherwise agrees in writing. Borrowers may elect to terminate the Commitments in their entirety only provided that nothing contained herein shall affect Borrowers' right to voluntarily reduce the Revolver Commitments as provided in SECTION 2.2. No section of this Agreement, Type of Loan available hereunder or Commitment may be terminated by Borrowers singly.

            6.2.3. Reserved

            6.2.4. Effect of Termination. On the effective date of termination of the Commitments

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

by Agent or by Borrowers, all of the Obligations shall be immediately due and payable, Lenders shall have no obligation to make any Loans and Issuing Bank shall have no obligation to issue any Letters of Credit, and Lenders may terminate any Bank Products (including any services or products under Cash Management Agreements). All undertakings, agreements, covenants, warranties and representations of Borrowers contained in the Loan Documents shall survive any such termination and Agent shall retain its Liens in the Collateral and all of its rights and remedies under the Loan Documents notwithstanding such termination until Full Payment of the Obligations. Notwithstanding the Full Payment of the Obligations, Agent shall not be required to terminate its Liens in any of the Collateral unless, with respect to any loss or damage Agent may incur as a result of the dishonor or return of any Payment Items applied to the Obligations, Agent shall have received either (i) a written agreement, executed by Borrowers and any Person deemed financially responsible by Agent whose loans or other advances to Borrowers are used in whole or in part to satisfy the Obligations, indemnifying Agent and Lenders from any such loss or damage; or
(ii) such monetary reserves and Liens on the Collateral for such period of time as Agent, in its reasonable discretion, may deem necessary to protect Agent from any such loss or damage. The provisions of SECTIONS 3.4, 3.7, 3.8, 3.10, 5.5,
5.9 and this SECTION 6.2.4 and all obligations of Borrowers to indemnify Agent or any Lender pursuant to this Agreement or any of the other Loan Documents, shall in all events survive any termination of the Commitments and Full Payment of the Obligations.

SECTION 7. COLLATERAL

      7.1. GRANT OF SECURITY INTEREST. To secure the prompt payment and performance of all of the Obligations, each Obligor hereby (i) confirms the mortgage, pledge and assignment to Agent, for the benefit of the Secured Parties of the Collateral under (and as defined in) the Existing Loan Agreement and the other Loan Documents (as defined in the Existing Loan Agreement), and the creation in favor of Agent, for the benefit of the Secured Parties, under the Existing Loan Agreement and such other Loan Documents of a continuing Lien in such Collateral, all as security for the Obligations, and (ii) grants to Agent, for the benefit of Secured Parties, a continuing security interest in and Lien upon the following Property and interests in Property of such Obligor, whether now owned or existing or hereafter created, acquired or arising and wheresoever located:

                  (i) all Accounts;

                  (ii) all Supporting Obligations

                  (iii) all Goods, including all Inventory and Equipment;

                  (iv) all Instruments;

                  (v) all Chattel Paper;

                  (vi) all Documents;

                  (vii) all General Intangibles, including Payment Intangibles, Software and Intellectual Property;

                  (viii) all Deposit Accounts (other than the Insurance Cash Collateral Accounts);

                  (ix) all Investment Property (but excluding any portion thereof that constitutes Margin Stock unless otherwise expressly provided in any Security Documents;

                  (x) all Letter-of-Credit Rights;

                  (xi) all monies now or at any time or times hereafter in the possession or under the control of Agent or a Lender or a bailee or Affiliate of Agent or a Lender, including any Cash Collateral in the Cash Collateral Account;

                  (xii) all accessions to, substitutions for and all replacements, products and cash and non-cash proceeds of (i) through (xi) above, including proceeds of and unearned premiums with respect to insurance policies insuring any of the Collateral and claims against any Person for loss of, damage to or destruction of any of the Collateral; and

                  (xiii) all books and records (including customer lists, files, correspondence, tapes, computer programs, print-outs, and other computer materials and records) of such Borrower pertaining to any of (i) through
      (xii) above.

      7.2. LIEN ON DEPOSIT ACCOUNTS. As additional security for the payment and performance of the Obligations, each Borrower hereby grants to Agent, for the benefit of Secured Parties, a continuing security interest in and Lien upon all of such Borrower's right, title and interest in and to each Deposit Account of such Borrower (other than the Insurance Cash Collateral Account) and in and to any deposits or other sums at any time credited to each such Deposit Account, including any sums in any blocked account or any special lockbox account and in the accounts in which sums are deposited. In connection with the foregoing, each Borrower hereby authorizes and directs each such bank or other depository to pay or deliver to Agent upon its written demand therefor made at any time that an Event of Default exists and without further notice to such Borrower (such notice being hereby expressly waived), all balances in each such Deposit Account maintained by such Borrower with such depository for application to the Obligations then outstanding, and the rights given Agent in this Section shall be cumulative with and in addition to Agent's other rights and remedies in regard to the foregoing Property as proceeds of Collateral. Each Borrower hereby irrevocably appoints Agent as such Borrower's attorney-in-fact to collect any and all such balances to the extent any such payment is not made to Agent by such bank or other depository after demand thereon is made by Agent pursuant hereto.

      7.3. REAL ESTATE COLLATERAL.

            7.3.1. Lien on Real Estate. The due and punctual payment and performance of the Obligations shall also be secured by the Lien created by the Mortgages upon all Real Estate of each Borrower described therein. The Mortgages shall be executed by Borrowers in favor of Agent (for the benefit of Secured Parties) as provided in this Agreement and shall be duly recorded, at Borrowers' expense, in each office where such recording is required to constitute a fully perfected Lien upon the Real Estate covered thereby. Promptly after any Borrower's obtaining any interest in any Real Estate, Borrowers shall execute and deliver to Agent, for the benefit of Secured Parties, a Mortgage sufficient to convey and perfect, upon recordation thereof in the proper real estate records, in favor of Agent a first priority Lien upon such interest as security for the payment or performance of the Obligations.

            7.3.2. Collateral Assignment of Leases. To further secure to the prompt payment and performance of the Obligations, each Borrower hereby grants, transfers and assigns to Agent, for the benefit of Secured Parties, and hereby grants to Agent, for the benefit of Secured Parties, a security interest in and Lien upon all of such Borrower's right, title and interest in, to and under all now or hereafter existing leases of real Property to which such Borrower is a party, whether as lessor or lessee, and all extensions, renewals and modifications thereof.

      7.4. OTHER COLLATERAL.

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

            7.4.1. Cash Collateral. In addition to the items of Property referred to in SECTION 7.1 above, the Obligations shall also be secured by the Cash Collateral to the extent provided herein and all of the other items of Property from time to time described in any of the Security Documents as security for any of the Obligations, including all of the Collateral described in the Canadian Security Agreement.

            7.4.2. Commercial Tort Claims. Obligors shall promptly notify Agent in writing upon any Obligor's obtaining a Commercial Tort Claim (other than, for so long as no Default or Event of Default exists, a Commercial Tort Claim that is less than $100,000) after the Closing Date against any Person and, upon Agent's written request, promptly execute such instruments or agreements and do such other acts or things deemed appropriate by Agent to confer upon Agent (for the benefit of Secured Parties) a security interest in each such Commercial Tort Claim.

            7.4.3. Certain After-Acquired Collateral. Obligors shall promptly notify Agent in writing upon any Obligor's obtaining any Collateral after the Closing Date consisting of Deposit Accounts, Investment Property, Letter-of-Credit Rights, Chattel Paper or Intellectual Property consisting of registered trademarks or patents, and, upon Agent's request, shall promptly execute such documents and do such other acts or things deemed appropriate by Agent to confer upon Agent a duly perfected, first priority Lien upon, and (to the extent applicable for perfection of a Lien) control with respect to such Collateral; promptly notify Agent in writing upon any Borrower's obtaining any Collateral after the Closing Date consisting of Documents or Instruments and, upon Agent's request, shall promptly execute such documents and do such other acts or things deemed appropriate by Agent to deliver to Agent possession of such Documents as are negotiable and such Instruments, and, with respect to non-negotiable Documents, to have such non-negotiable Documents issued in the name of Agent; and with respect to Collateral in the possession of a third party, other than certificated securities and Goods covered by a Document, such Borrower shall obtain an acknowledgment from the third party that is in possession of such Collateral that such third party holds the Collateral for the benefit of Agent.

      7.5. NO ASSUMPTION OF LIABILITY. The security interest granted pursuant to this Agreement is granted as security only and shall not subject Agent or any Lender to, or in any way alter or modify, any obligation or liability of Borrowers with respect to or arising out of the Collateral.

      7.6. LIEN PERFECTION; FURTHER ASSURANCES. Promptly after Agent's request therefor, Obligors shall execute or cause to be executed and deliver to Agent such instruments, assignments, title certificates or other documents as are necessary under the UCC, the PPSA or other Applicable Law (including any motor vehicle certificates of title act) to perfect (or continue the perfection of) Agent's Lien upon the Collateral and shall take such other action as may be requested by Agent to give effect to or carry out the intent and purposes of this Agreement. Unless prohibited by Applicable Law, each Obligor hereby irrevocably authorizes Agent to execute and file in any jurisdiction any financing statement or amendment thereto on such Obligor's behalf, including financing statements that indicate the Collateral (i) as all assets or all personal property of such Obligor or words to similar effect or (ii) as being of equal or lesser scope, or with greater or lesser detail, than as set forth in this SECTION 7. Each Obligor also hereby ratifies its authorization for Agent to have filed in any jurisdiction any like financing statement (or equivalent document in any applicable jurisdiction) or amendment thereto if filed prior to the date hereof. The parties agree that, to the extent permitted by Applicable Law, a carbon, photographic or other reproduction of this Agreement shall be sufficient as a financing statement and may be filed in any appropriate office in lieu thereof.

      7.7. FOREIGN SUBSIDIARY STOCK. Notwithstanding anything to the contrary set forth in SECTION 7.1 above, the types or items of Collateral described in such Section shall include only sixty-six percent (66%) of the Equity Interests of any Foreign Subsidiary, and shall not include the Equity Interests

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in any Foreign Subsidiary in existence on the date of this Agreement that is organized under the laws of any jurisdiction other than Canada or a province of Canada and that is listed on SCHEDULE 7.7 hereto.

SECTION 8. COLLATERAL ADMINISTRATION

      8.1. GENERAL PROVISIONS.

            8.1.1. Location of Collateral. All tangible items of Collateral, other than Inventory in transit, shall at all times be kept by Obligors at one or more of the business locations of Obligors set forth in SCHEDULE 8.1.1 hereto and shall not be moved therefrom, except that in the absence of an Event of Default and acceleration of the maturity of the Obligations in consequence thereof, Obligors may (i) make sales or other dispositions of any Collateral to the extent authorized by SECTION 10.2.10 hereof and (ii) move Inventory or Equipment or any record relating to any Collateral to a location in the United States or Canada other than those shown on SCHEDULE 8.1.1 hereto so long as (a) Obligors have given Agent written notice of each such new location by the last day of the Fiscal Quarter in which any Inventory or Equipment were moved to such location, (b) prior to moving any Inventory or Equipment to such location there have been filed any UCC or PPSA financing statements and any other appropriate documentation necessary to perfect or continue the perfection of Agent's first priority Liens with respect to such Inventory or Equipment, and (c) the aggregate fair market value or book value, whichever is more, of the Inventory and Equipment moved to Canada from the United States after the date of this Agreement does not exceed $1,000,000. Notwithstanding anything to the contrary contained in this Agreement, no Obligor shall be permitted to keep, store or otherwise maintain any Collateral at any location (including any location described in SECTION 8.1.1), unless (i) an Obligor is the owner of such location, (ii) an Obligor leases such location and the landlord has executed in favor of Agent a Lien Waiver, or (iii) the Collateral consists of Inventory placed with a warehouseman, bailee or processor, Agent has received from such warehouseman, bailee or processor an acceptable Lien Waiver and an appropriate UCC or PPSA financing statement has been filed with the appropriate Governmental Authority in the jurisdiction where such warehouseman, bailee or processor is located in order to perfect, or to maintain the uninterrupted perfection of, Agent's security interest in such Inventory.

            8.1.2. Insurance of Collateral; Condemnation Proceeds.

                  (i) Each Obligor shall maintain and pay for insurance upon all Collateral, wherever located, covering casualty, hazard, public liability, theft, malicious mischief, and such other risks in such amounts and with such insurance companies as are reasonably satisfactory to Agent. SCHEDULE
      8.1.2 describes all insurance of Obligors in effect on the date hereof. All proceeds payable under each such policy shall be payable to Agent for application to the Obligations. Obligors shall deliver the certified copies of such policies to Agent with satisfactory lender's loss payable endorsements reasonably satisfactory to Agent naming Agent as sole loss payee, assignee or additional insured, as appropriate. Each policy of insurance or endorsement shall contain a clause requiring the insurer to give not less than 30 days prior written notice to Agent in the event of cancellation of the policy for any reason whatsoever and a clause specifying that the interest of Agent shall not be impaired or invalidated by any act or neglect of any Obligor or the owner of the Property or by the occupation of the premises for purposes more hazardous than are permitted by said policy. If any Obligor fails to provide and pay for such insurance, Agent may, at its option, but shall not be required to, procure the same and charge Obligors therefor. Each Obligor agrees to deliver to Agent, promptly as rendered, true copies of all reports made in any reporting forms to insurance companies. For so long as no Event of Default exists, each Obligor shall have the right to settle, adjust and compromise any claim with respect to any insurance maintained by such Obligor provided that all proceeds thereof are applied in the manner specified in this Agreement, and Agent shall promptly provide any necessary endorsement to any checks or drafts issued in payment of any such claim. At any time that an Event of Default exists, only Agent shall be authorized to settle, adjust and compromise such claims, Agent shall have all rights and remedies with respect to such policies of insurance as are provided for in this Agreement and the other Loan Documents.

                  (ii) Any proceeds of insurance referred to in this SECTION
      8.1.2 and any condemnation awards that are paid to Agent in connection with a condemnation of any of the Collateral shall be paid to Agent and applied to any Obligations outstanding as Agent shall determine (or, with respect to insurance proceeds paid to Agent in connection with Collateral of a Canadian Obligor, held by Agent as security for the payment of the Canadian Obligor Guarantee of such Canadian Obligor); provided, however, that if an Event of Default exists on the date of Agent's receipt thereof, Agent shall apply such proceeds (other than insurance proceeds with respect to Collateral of a Canadian Obligor) to the Obligations in the order of application provided in SECTION 5.6.1 (or, in the case of insurance proceeds with respect to Collateral of a Canadian Obligor Agent shall hold such proceeds as security for the payment of the Canadian Obligor Guarantee of such Canadian Obligor). Notwithstanding the foregoing, if requested by Borrowers in writing within 5 days after Agent's receipt of insurance proceeds relating to any loss or destruction of Equipment or Real Estate (during which 5-day period, Agent shall hold such proceeds as security for, but without application to, the Obligations unless a Default or Event of Default exists) and if no Material Adverse Effect could reasonably be expected to result from any insured loss with respect to such Collateral, Agent shall allow Borrowers to use proceeds of insurance to repair or replace any damaged or destroyed Equipment or Real Estate so long as (1) no Default or Event of Default exists, (2) such repair or replacement is promptly undertaken and concluded, (3) replacements of buildings are constructed on the sites of the original casualties and are of comparable size, and quality and utility to the destroyed buildings, (4) the repaired or replaced Property is at all times free and clear of Liens other than Permitted Liens that are not Purchase Money Liens, (5) Borrowers comply with such disbursement procedures for such proceeds as Agent may reasonably impose for repair or replacement, and (6) the amount of proceeds from any single casualty affecting Equipment or Real Estate does not exceed $1,000,000.

            8.1.3. Protection of Collateral. All expenses of protecting, storing, warehousing, insuring, handling, maintaining and shipping any Collateral, all Taxes imposed under any Applicable Law on any of the Collateral or in respect of the sale thereof, and all other payments required to be made by Agent to any Person to realize upon any Collateral shall be borne and paid by Obligors. Agent shall not be liable or responsible in any way for the safekeeping of any of the Collateral or for any loss or damage thereto (except for reasonable care in the custody thereof while any Collateral is in Agent's actual possession) or for any diminution in the value thereof, or for any act or default of any warehouseman, carrier, forwarding agency, or other Person whomsoever, but the same shall be at Borrowers' sole risk.

            8.1.4. Defense of Title to Collateral. Each Obligor shall at all times defend such Obligor's title to the Collateral and Agent's Liens therein against all Persons and all claims and demands whatsoever other than Permitted Liens.

      8.2. ADMINISTRATION OF ACCOUNTS.

            8.2.1. Records and Schedules of Accounts. Each Obligor shall keep accurate and complete records of its Accounts and all payments and collections thereon and shall submit to Agent on such periodic basis as Agent shall request a sales and collections report for the preceding period, in form satisfactory to Agent. Each Obligor shall also provide to Agent on or before the 25th day of each month, a summary aging of all Accounts existing and lists specifying the names, outstanding face amounts of

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Accounts of the 10 Account Debtors owing the largest amounts of Accounts and of the 10 largest Approved Account Debtors, all as of the last day of such preceding month (collectively, the "Schedule of Accounts"). Each Obligor shall also provide to Agent, upon Agent's request therefor, a detailed aged trial balance for all Accounts specifying the names, addresses, face value and dates of invoices and due dates for each Account Debtor on an Account so listed and copies of proof of delivery of Inventory and a copy of all documents, including repayment histories and present status reports relating to the Accounts on the Schedule of Accounts or the detailed aged trail balance and such other matters and information relating to the status of then existing Accounts as Agent shall reasonably request. In addition, if Accounts in an aggregate face amount in excess of $5,000,000 shall cease to be Eligible Accounts in whole or in part, Obligors shall notify Agent of such occurrence promptly (and in any event within 2 Business Days) after any Obligor's having obtained knowledge of such occurrence and the Borrowing Base shall thereupon be adjusted to reflect such occurrence. Each Obligor shall deliver to Agent copies of invoices or invoice registers related to all of its Accounts.

            8.2.2. Discounts, Disputes and Returns. If any Obligor grants any discounts, allowances or credits that are not shown on the face of the invoice for the Account involved, such Obligor shall report such discounts, allowances or credits, as the case may be to Agent as part of the next required Schedule of Accounts. If any amounts due and owing in excess of $2,500,000 are in dispute between any Obligor and any Account Debtor, or if any returns are made in excess of $2,500,000 with respect to any Accounts owing from an Account Debtor, such Obligor shall provide Agent with written notice thereof at the time of submission of the next Schedule of Accounts, explaining in detail the reason for the dispute or return, all claims related thereto and the amount in controversy. At any time an Event of Default exists, Agent shall have the right to settle or adjust all disputes and claims directly with the Account Debtor and to compromise the amount or extend the time for payment of any Accounts comprising a part of the Collateral upon such terms and conditions as Agent may deem advisable, and to charge the deficiencies, costs and expenses thereof, including attorneys' fees, to Borrowers.

            8.2.3. Taxes. If an Account of any Obligor includes a charge for any Taxes payable to any Governmental Authority, Agent is authorized, in its sole discretion, to pay the amount thereof to the proper taxing authority for the account of such Obligor and to charge Borrowers therefor; provided, however, that neither Agent nor Lenders shall be liable for any Taxes that may be due by Obligors.

            8.2.4. Account Verification. Whether or not a Default or an Event of Default exists, Agent shall have the right at any time, in the name of Agent, any designee of Agent or any Obligor to verify the validity, amount or any other matter relating to any Accounts of such Obligor by mail, telephone, telegraph or otherwise. Obligors shall cooperate fully with Agent in an effort to facilitate and promptly conclude any such verification process.

            8.2.5. Maintenance of Dominion Account; Trigger Events.

                  (i) At all times after the occurrence of a Trigger Event (as defined below), Borrowers shall maintain with a Clearing Bank a Dominion Account pursuant to a Lockbox Agreement or other arrangement acceptable to Agent. Borrowers shall issue to each such Clearing Bank an irrevocable letter of instruction directing such bank to deposit all payments or other remittances received in the Lockbox to the Dominion Account after the occurrence of a Trigger Event. Borrowers shall enter into agreements, in form satisfactory to Agent, with each bank at which a Dominion Account is maintained by which such bank shall, after the occurrence of a Trigger Event immediately transfer to the Payment Account all monies deposited to the Dominion Account. All funds deposited in each Dominion Account shall be subject to Agent's Lien. Borrowers shall obtain the agreement (in favor of and in form and content satisfactory to

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      Agent and Lenders) by each bank at which a Dominion Account is maintained to waive any offset rights against the funds deposited into such Dominion Account, except offset rights in respect of charges incurred in the administration of such Dominion Account. Neither Agent nor Lenders assume any responsibility to Borrowers for such lockbox arrangement or Dominion Account, including any claim of accord and satisfaction or release with respect to deposits accepted by any bank thereunder.

                  (ii) If Availability is less than $20,000,000 or an Event of Default exists (each, a "Trigger Event"), without limiting the right of Agent and the Lenders to exercise other rights and remedies as a result thereof, Agent may require (and at the direction of the Required Lenders, shall require) that all collected balances in each Controlled Account (other than each Canadian Controlled Account) be transferred to Agent not less often than each Business Day and that any or all of the Borrowers establish Lockboxes to which monies, checks, notes, drafts and other payments relating to or constituting proceeds of Collateral shall be sent.

                  (iii) For so long as no Event of Default exists and (ii) Availability is not less than $20,000,000, the Canadian Obligors may retain all cash balances contained in each Canadian Controlled Account. After the occurrence of an Event of Default, the Canadian Obligors shall not be entitled to retain any such balances, and Agent shall have the sole and exclusive right to withdraw funds from time to time in such Canadian Controlled Account to hold as security for, and to transfer to the Payment Account in payment of, their Obligations arising under any Canadian Obligor Guarantee. At any time on or after the date on which Availability is less than $20,000,000, the Canadian Obligors shall not be entitled to retain any such balances, and Borrowers shall cause all collected funds in each Canadian Controlled Account to be transmitted on each Business Day by ACH or wire transfer of immediately available Dollars to a Controlled Account of Borrowers in the United States, and Canadian Obligors shall take such action as Agent may request to effect such transmission. Promptly, and in any event within 5 Business Days after receipt thereof (or sooner if requested by Agent when an Event of Default exists), each Canadian Obligor shall deliver to Agent copies of its monthly bank statements from each bank at which a Canadian Controlled Account is maintained.

            8.2.6. Collection of Accounts and Proceeds of Collateral. To expedite collection of Accounts, each Obligor shall endeavor, at such Obligor's expense, in the first instance to make collection of such Obligor's Accounts for Agent and Lenders and, in connection therewith, shall use commercially reasonable efforts to keep in full force and effect any Supporting Obligation or collateral security relating to each such Account. Obligors shall (i) request in writing and otherwise take such reasonable steps to ensure that all Account Debtors forward payment directly to the Controlled Accounts (or, with respect to Obligors other than the Canadian Obligors, after the occurrence of a Trigger Event, to the Dominion Account or to Lockboxes related to the Dominion Account), and (ii) deposit and cause its Subsidiaries to deposit or cause to be deposited promptly, and in any event no later than the first Business Day after the date of receipt thereof, all cash, checks, drafts or other similar items of payment relating to or constituting payments made in respect of any and all Collateral (whether or not otherwise delivered to a Lockbox) into a Controlled Account (or, with respect to Obligors other than the Canadian Obligors, after the occurrence of a Trigger Event, into the Dominion Account). Obligors shall issue to each Lockbox bank an irrevocable letter of instruction directing such bank to deposit all payments or other remittances received in the Lockbox to a Controlled Account (or, after the occurrence of a Trigger Event, to the Dominion Account, with respect to remittances received in a Borrower's Lockbox, or to the Borrowers' Controlled Account, with respect to remittances received in a Canadian Obligor's Lockbox). All Payment Items received by any Obligor in respect of its Accounts, together with the proceeds of any other Collateral, shall be held by such Obligor as trustee of an express trust for Agent's and Lenders' benefit; such Obligor shall immediately deposit same in kind in a Controlled Account (or, after the occurrence of a Trigger

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Event with respect to Payment Items received by an Obligor other than a Canadian
Obligor, in the Dominion Account); and Agent may remit such proceeds received in the Dominion Account to Lenders for application to the Obligations in the manner authorized by this Agreement. Agent retains the right at all times that a Default or an Event of Default exists to notify Account Debtors of any Obligor that Accounts have been assigned to Agent and to collect Accounts directly in its own name and to charge to Obligors the collection costs and expenses incurred by Agent, including reasonable attorneys' fees.

      8.3. ADMINISTRATION OF INVENTORY.

            8.3.1. Records and Reports of Inventory. Each Obligor shall keep accurate and complete records of its Inventory (including records showing the cost thereof and daily withdrawals therefrom and additions thereto) and shall furnish Agent inventory reports respecting such Inventory in form and detail satisfactory to Agent at such times as Agent may request, but so long as no Default or Event of Default exists, no more frequently than once each week. Each Obligor shall, at its own expense, conduct a physical inventory no less frequently than annually (and on a more frequent basis if requested by Agent when an Event of Default exists) and periodic cycle counts consistent with such Obligor's historical practices and shall provide to Agent a report based on each such physical inventory and cycle count promptly after completion thereof, together with such supporting information as Agent shall request. Agent may participate in and observe each physical count or inventory, which participation shall be at Borrowers' expense at any time that an Event of Default exists.

            8.3.2. Returns of Inventory. No Obligor shall return any of its Inventory to a supplier or vendor thereof, or any other Person, whether for cash, credit against future purchases or then existing payables, or otherwise, unless (i) such return is in the Ordinary Course of Business of such Obligor and such Person; (ii) no Default or Event of Default exists or would result therefrom; (iii) such Obligor promptly notifies Agent thereof if the aggregate value (calculated on the basis of the lower of cost or market, with the cost calculated on a first-in, first-out basis in accordance with GAAP) of all Inventory returned in any month exceeds $2,500,000; and (iv) any payments received by such Obligor in connection with any such return are promptly turned over to Agent for application to the Obligations.

            8.3.3. Acquisitions and Sale of Inventory. No Obligor shall acquire or accept any Inventory on consignment or approval and will use its best efforts to insure that all Inventory that is produced in the United States of America will be produced in accordance with the FLSA. No Obligor shall sell any Inventory to any customer on approval or any other basis upon which the customer has a right to return or obligates any Obligor to repurchase such Inventory.

            8.3.4. Maintenance of Inventory. Obligors shall produce, use, store and maintain all Inventory with all reasonable care and caution in accordance with applicable standards of any insurance and in conformity with Applicable Law (including the requirements of the FLSA) and will maintain current rent payments (within applicable grace periods provided for in leases) at all locations at which any Inventory is maintained or stored.

      8.4. ADMINISTRATION OF EQUIPMENT.

            8.4.1. Records and Schedules of Equipment. Each Obligor shall keep accurate records itemizing and describing the kind, type, quality, quantity and cost of its Equipment and all dispositions made in accordance with SECTION 8.4.2 hereof, and shall furnish Agent with a current schedule containing the foregoing information on at least an annual basis and more often if requested by Agent. Promptly after request therefor by Agent, Obligors shall deliver to Agent any and all evidence of ownership, if any, of any of the Equipment.

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            8.4.2. Dispositions of Equipment. No Obligor shall sell, lease or otherwise dispose of or transfer any of the Equipment or any part thereof, whether in a single transaction or a series of related transactions, without the prior written consent of Agent (acting at the direction of the Required Lenders), other than (i) a disposition of Equipment that qualifies as a Permitted Asset Disposition and (ii) a replacement of Equipment that is substantially worn, damaged or obsolete with Equipment of like kind, function and value, provided that the replacement Equipment shall be acquired prior to or concurrently with any disposition of the Equipment that is to be replaced, the replacement Equipment shall be free and clear of Liens other than Permitted Liens that are not Purchase Money Liens, and Obligors shall have given Agent at least 10 days prior written notice of such disposition.

            8.4.3. Condition of Equipment. The Equipment is in good operating condition and repair, and all necessary replacements of and repairs thereto shall be made so that the value and operating efficiency of the Equipment shall be maintained and preserved, reasonable wear and tear excepted. Each Obligor shall ensure that the Equipment shall be mechanically and structurally sound, capable of performing the functions for which the Equipment was originally designed, in accordance with the manufacturer's published and recommended specifications. No Obligor shall permit any of the Equipment to become affixed to any real Property leased to such Obligor so that an interest arises therein under the real estate laws of the applicable jurisdiction unless the landlord of such real Property has executed a Lien Waiver in favor of and in form acceptable to Agent, and no Obligor will permit any of the Equipment to become an accession to any personal Property that is subject to a Lien unless the Lien is a Permitted Lien.

            8.4.4. Certificated Equipment. With respect to any Equipment that is covered by a certificate of title under a law requiring indication of a security interest on such certificate as a condition to the perfection of such security interest, each Obligor shall, at the time of acquisition of each such item of Equipment after the date hereof and on Agent's request with respect to all other such items of Equipment, execute and file with the Registrar of Motor Vehicles or other appropriate Governmental Authority an application or other document requesting the notation or other indication of the security interest created hereunder on such certificate of title with respect to such Equipment. All certificates of title with respect to such Equipment shall be (i) held at MasTec's chief executive office in the custody and control of an appropriate officer or senior employee of MasTec, acceptable to Agent, pursuant to a limited agency agreement with Agent in respect of such certificates of title in form and substance satisfactory to Agent (the "Agency Appointment as to Vehicle Titles") and shall be deemed held by Obligors as trustees of an express trust for the benefit of Agent and Secured Parties, and (ii) if at any time the Availability either (a) is less than $20,000,000 for any period of 30 consecutive calendar days, or (b) averages less than $10,000,000 for any period of 5 consecutive days (whether or not a Default or Event of Default then exists), Agent shall take and Obligors shall immediately deliver or surrender to Agent, or its designee, possession of all such certificates of title. Upon the request of Agent at any time, each Obligor shall execute and deliver to Agent an irrevocable power of attorney naming Agent as such Obligor's agent and attorney-in-fact to take any action in such Obligor's name, and to sign such Obligor's name to any documents, to facilitate Agent's perfection of a Lien in the Equipment evidenced by such certificates of title and Agent's enforcement of such Lien, including any repossession of or foreclosure upon such Equipment.

      8.5. ADMINISTRATION OF DEPOSIT ACCOUNTS. Each Obligor represents that, as of the Closing Date, SCHEDULE 8.5 sets forth all of the Deposit Accounts maintained by each Obligor, including Deposit Accounts into which all Payment Items relating to any Collateral will be deposited; each Obligor is the sole account holder of each such Deposit Account and is not aware of any Person (other than Agent) having either sole dominion or control (within the meaning of Section 9-104 of the UCC) over any such Deposit Account or any property deposited therein (other than any such control that has been released or

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terminated on or before the Closing Date) and control arising by operation of law in favor the depository bank in which such Deposit Account is maintained.

      8.6. BORROWING BASE CERTIFICATES. On the Closing Date and on or before the 25th day of each month after the Closing Date, Borrowers shall deliver to Agent (and Agent shall, promptly deliver to each Lender) a Borrowing Base Certificate prepared as of the close of business on the last day of the preceding month, and at such other times as Agent may request. All calculations of Availability in connection with any Borrowing Base Certificate shall originally be made by Borrowers and certified by a Senior Officer to Agent, provided that Agent shall have the right to review and adjust, in the exercise of its credit judgment, any such calculation (i) to reflect its reasonable estimate of declines in value of any of the Collateral described therein or any disposition of Collateral and
(ii) to the extent that such calculation is not in accordance with this Agreement or does not accurately reflect the amount of the Availability Reserve. In no event shall the Borrowing Base on any date be deemed to exceed the amount of the Borrowing Base shown on the Borrowing Base Certificate last received by Agent prior to such date, as the calculation in such Borrowing Base Certificate may be adjusted from time to time by Agent as herein authorized.

SECTION 9. REPRESENTATIONS AND WARRANTIES

      9.1. GENERAL REPRESENTATIONS AND WARRANTIES. To induce Agent, Syndication Agent and Lenders to enter into this Agreement and to make available the Commitments, each Obligor warrants and represents to Agent and Lenders that:

            9.1.1. Organization and Qualification. Each Obligor and each of its Subsidiaries is an entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization. Each Obligor and each of its Subsidiaries is duly qualified and is authorized to do business and is in good standing as a foreign corporation in each state or jurisdiction listed on
SCHEDULE 9.1.1 hereto and in all other states and jurisdictions in which the failure of such Obligor or any of such Subsidiaries to be so qualified would have a Material Adverse Effect.

            9.1.2. Power and Authority. Each Obligor and each of its Subsidiaries is duly authorized and has the corporate, limited liability or other entity power, as the case may be, to enter into, execute, deliver and perform this Agreement and each of the other Loan Documents to which it is a party. The execution, delivery and performance of this Agreement and each of the other Loan Documents have been duly authorized by all necessary entity action and do not and will not (i) require any consent or approval of any of the holders of the Equity Interests of any Obligor or any of its Subsidiaries other than those obtained on or prior to the date hereof; (ii) contravene the Organic Documents of any Obligor or any of its Subsidiaries; (iii) violate, or cause any Obligor or any of its Subsidiaries to be in default under, any provision of any Applicable Law, order, writ, judgment, injunction, decree, determination or award in effect having applicability to any Obligor or any of its Subsidiaries, in each case where such violation or default could reasonably be expected to have a Material Adverse Effect; (iv) result in a breach of or constitute a default under any indenture or loan or credit agreement or any other agreement, lease or instrument to which any Obligor or any of its Subsidiaries is a party or by which it or its Properties may be bound or affected; or (v) result in, or require, the creation or imposition of any Lien (other than Permitted Liens) upon or with respect to any of the Properties now owned or hereafter acquired by any Obligor or any of its Subsidiaries.

            9.1.3. Legally Enforceable Agreement. This Agreement is, and each of the other Loan Documents when delivered under this Agreement will be, a legal, valid and binding obligation of each Obligor and each of its Subsidiaries signatories thereto enforceable against them in accordance with the respective terms of such Loan Documents, except as the enforceability thereof may be limited by

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bankruptcy, insolvency or other similar laws of general application affecting the enforcement of creditors' rights.

            9.1.4. Capital Structure. As of the date hereof, SCHEDULE 9.1.4 hereto states (i) the correct name of each Obligor, its jurisdiction of formation and the percentage of its Equity Interests having voting powers owned by each Person, (ii) the name of each Obligor's corporate Affiliates and the nature of the affiliation and (iii) the number of authorized and issued Equity Interests (and treasury shares) of each Obligor and its Subsidiaries. Each Obligor has good title to all of the shares it purports to own of the Equity Interests of each of its Subsidiaries, free and clear in each case of any Lien other than Permitted Liens. All such Equity Interests have been duly issued and are fully paid and non-assessable. Since the date of the financial statements of Borrowers referred to in SECTION 9.1.9 hereof, no Borrower has made, or obligated itself to make, any Distribution. There are no outstanding options to purchase, or any rights or warrants to subscribe for, or any commitments or agreements to issue or sell, or any Equity Interests or obligations convertible into, or any powers of attorney relating to, shares of the capital stock of any Obligor or any of its Subsidiaries. Except as set forth on SCHEDULE 9.1.4 hereto, there are no outstanding agreements or instruments binding upon the holders of any Obligor's Equity Interests relating to the ownership of its Equity Interests.

            9.1.5. Corporate Names. During the 5-year period preceding the date of this Agreement, no Obligor nor any of its Subsidiaries has been known as or used any corporate, fictitious or trade names except those listed on SCHEDULE
9.1.5 hereto. Except as set forth on SCHEDULE 9.1.5, no Obligor nor any of its Subsidiaries has been the surviving corporation of a merger or consolidation or acquired all or substantially all of the assets of any Person.

            9.1.6. Business Locations; Agent for Process. As of the date hereof, the chief executive office and other places of business of each Obligor and its Subsidiaries are as listed on SCHEDULE 8.1.1 hereto. During the 5-year period preceding the date of this Agreement, no Obligor nor any of its Subsidiaries has had an office, place of business or agent for service of process other than as listed on SCHEDULE 8.1.1. Except as shown on SCHEDULE 8.1.1 on the date hereof, no Inventory of any Obligor or any of its Subsidiaries is stored with a bailee, warehouseman or similar Person, nor is any Inventory consigned to any Person.

            9.1.7. Title to Properties; Priority of Liens. Each Obligor and each of its Subsidiaries has good and marketable title to and fee simple ownership of, or valid and subsisting leasehold interests in, all of its real Property, and good title to all of its personal Property, including all Property reflected in the financial statements referred to in SECTION 9.1.9 or delivered pursuant to SECTION 10.1.3, in each case free and clear of all Liens except Permitted Liens. Each Obligor has paid or discharged, and has caused each of its Subsidiaries to pay and discharge, all lawful claims which, if unpaid, might become a Lien against any Properties of such Obligor or any such Subsidiary that is not a Permitted Lien. The Liens granted to Agent pursuant to this Agreement and the other Security Documents are duly perfected, first priority Liens, subject only to those Permitted Liens that are expressly permitted by the terms of this Agreement to have priority over the Liens of Agent.

            9.1.8. Accounts. Agent may rely, in determining which Accounts are Eligible Accounts, on all statements and representations made by Obligors with respect to any Account. Unless otherwise indicated in writing to Agent, with respect to each Account, each Borrower warrants that:

                  (i) It is genuine and in all respects what it purports to be, and it is not evidenced by a judgment;

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

                  (ii) It arises out of a completed, bona fide sale and delivery of goods or rendition of services by an Obligor in the Ordinary Course of Business and substantially in accordance with the terms and conditions of all purchase orders, contracts or other documents relating thereto and forming a part of the contract between an Obligor and the Account Debtor;

                  (iii) It is for a sum certain maturing as stated in the duplicate invoice covering such sale or rendition of services, a copy of which has been furnished or is available to Agent on request;

                  (iv) Such Account, and Agent's security interest therein, is not, and will not (by voluntary act or omission of an Obligor) be in the future, subject to any offset (except with respect to Accounts for which [***] is the Account Debtor, to the extent such offset is adequately reserved for in the [***] Reserve), Lien, deduction, defense, dispute, counterclaim or any other adverse condition except for disputes resulting in returned goods where the amount in controversy is deemed by Agent to be immaterial, and each such Account is absolutely owing to an Obligor and is not contingent in any respect or for any reason;

                  (v) The contract under which such Account arose does not condition or restrict an Obligor's right to assign to Agent the right to payment thereunder unless such Obligor has obtained the Account Debtor's consent to such collateral assignment or complied with any conditions to such assignment (regardless of whether under the UCC or other Applicable Law any such restrictions are ineffective to prevent the grant of a Lien upon such Account in favor of Agent);

                  (vi) Such Obligor has not made any agreement with any Account Debtor thereunder for any extension, compromise, settlement or modification of any such Account or any deduction therefrom, except discounts or allowances which are granted by an Obligor in the Ordinary Course of Business for prompt payment and which are reflected in the calculation of the net amount of each respective invoice related thereto and are reflected in the Schedules of Accounts submitted to Agent pursuant to SECTION 8.2.1 hereof;

                  (vii) To the best of such Obligor's knowledge, there are no facts, events or occurrences which are reasonably likely to impair the validity or enforceability of such Account or reduce the amount payable thereunder from the face amount of the invoice and statements delivered to Agent with respect thereto;

                  (viii) To the best of such Obligor's knowledge, the Account Debtor thereunder (1) had the capacity to contract at the time any contract or other document giving rise to the Account was executed and (2) is Solvent; and

                  (ix) To the best of such Obligor's knowledge, there are no proceedings or actions which are threatened or pending against any Account Debtor thereunder and which are reasonably likely to result in any material adverse change in such Account Debtor's financial condition or the collectibility of such Account.

            9.1.9. Financial Statements; Fiscal Year. The Consolidated and consolidating balance sheets of Borrowers and such other Persons described therein (including the accounts of all Subsidiaries of Borrowers for the respective periods during which a Subsidiary relationship existed) as of December 31, 2004, and the related statements of income, changes in stockholder's equity, and changes in financial position for the periods ended on such dates, have been prepared in accordance with GAAP, and present fairly the financial positions of Borrowers and such Persons at such dates and the results of Borrowers' operations for such periods. Since December 31, 2004, there has been no material change in the condition, financial or otherwise, of Borrowers and such other Persons as shown on the Consolidated balance sheet as of such date and no material change in the aggregate value of Equipment and Real Estate owned by Borrowers or such other Persons.

            9.1.10. Full Disclosure. The financial statements referred to in
SECTION 9.1.9 hereof do not contain any untrue statement of a material fact and neither this Agreement nor any other written statement contains or omits any material fact necessary to make the statements contained herein or therein not materially misleading. There is no fact or circumstances in existence on the date hereof which any Borrower has failed to disclose to Agent in writing that may reasonably be expected to have a Material Adverse Effect.

            9.1.11. Solvent Financial Condition. Each Obligor and its Subsidiaries is now Solvent and, after giving effect to the Loans to be made hereunder, the LC Obligations to be incurred in connection herewith and the consummation of the other transactions described in the Loan Documents, will be Solvent.

            9.1.12. Surety Obligations. Except as set forth on SCHEDULE 9.1.12 hereto on the date hereof, no Borrower nor any of its Subsidiaries is obligated as surety or indemnitor under any surety or similar bond or other contract issued or entered into any agreement to assure payment, performance or completion of performance of any undertaking or obligation of any Person.

            9.1.13. Taxes. The FEIN of each of each Borrower and each of its Subsidiaries is as shown on SCHEDULE 9.1.13 hereto. Each Borrower and each of its Subsidiaries has filed all federal, state and local tax returns and other reports it is required by law to file and has paid, or made provision for the payment of, all Taxes upon it, its income and Properties as and when such Taxes are due and payable, except to the extent being Properly Contested. The provision for Taxes on the books of each Borrower and each of its Subsidiaries are adequate for all years not closed by applicable statutes, and for its current Fiscal Year.

            9.1.14. Brokers. There are no claims against any Obligor for brokerage commissions, finder's fees or investment banking fees in connection with the transactions contemplated by this Agreement or any of the other Loan Documents.

            9.1.15. Intellectual Property. Each Obligor and each of its Subsidiaries owns or has the lawful right to use all Intellectual Property necessary except where such conflict could not reasonably be expected to have a Material Adverse Effect for the present and planned future conduct of its business without any conflict with the rights of others; there is no objection to, or pending (or, to Obligors' knowledge, threatened) Intellectual Property Claim with respect to, any Obligor's or any of its Subsidiaries' right to use any material Intellectual Property and such Obligor is not aware of any grounds for challenge or objection thereto; and, except as may be disclosed on SCHEDULE 9.1.15, no Obligor nor any of its Subsidiaries pays any royalty or other compensation to any Person for the right to use any Intellectual Property. All such patents, trademarks, service marks, trade names, copyrights, licenses and other similar rights are listed on SCHEDULE 9.1.15 hereto, to the extent they are registered under any Applicable Law or are otherwise material to any Obligor's or any of its Subsidiaries' business.

            9.1.16. Governmental Approvals. Each Obligor and each of its Subsidiaries has, and is in good standing with respect to, all Governmental Approvals necessary to continue to conduct its business as heretofore or proposed to be conducted by it and to own or lease and operate its Properties as now owned or leased by it except where such failure could not reasonably be expected to have a Material Adverse Effect.

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

            9.1.17. Compliance with Laws. Each Obligor and each of its Subsidiaries has duly complied with, and its Properties, business operations and leaseholds are in compliance in all material respects with, the provisions of all Applicable Law (except to the extent that any such noncompliance with Applicable Law could not reasonably be expected to have a Material Adverse Effect) and there have been no citations, notices or orders of noncompliance issued to any Obligor or any of its Subsidiaries under any such law, rule or regulation. No Inventory has been produced in violation of the FLSA. With respect to matters arising under any Environmental Laws, the representations and warranties contained in the Environmental Agreement are true and correct on the date hereof.

            9.1.18. Burdensome Contracts. No Obligor nor any of its Subsidiaries is a party or subject to any contract, agreement, or charter or other corporate restriction, which has or could be reasonably expected to have a Material Adverse Effect. No Obligor nor any of its Subsidiaries is a party or subject to any Restrictive Agreements, except as set forth on SCHEDULE 9.1.18 hereto, none of which prohibit the execution or delivery of any of the Loan Documents by any Obligor or the performance by any Obligor of its obligations under any of the Loan Documents to which it is a party, in accordance with the terms of such Loan Documents.

            9.1.19. Litigation. Except as set forth on SCHEDULE 9.1.19 hereto, there are no actions, suits, proceedings or investigations pending or, to the knowledge of any Obligor, threatened on the date hereof against or affecting any Obligor or any of its Subsidiaries, or the business, operations, Properties, prospects, profits or condition of any Obligor or any of its Subsidiaries, (i) which relate to any of the Loan Documents or any of the transactions contemplated thereby or (ii) which, if determined adversely to any Obligor or any of its Subsidiaries, could reasonably be expected to have a Material Adverse Effect. To the knowledge of each Obligor, no Obligor nor any of its Subsidiaries is in default on the date hereof with respect to any order, writ, injunction, judgment, decree or rule of any court, Governmental Authority or arbitration board or tribunal.

            9.1.20. No Defaults. No event has occurred and no condition exists which would, upon or after the execution and delivery of this Agreement or any Obligor's performance hereunder, constitute a Default or an Event of Default. No Obligor nor any of its Subsidiaries is in default, and no event has occurred and no condition exists which constitutes or which with the passage of time or the giving of notice or both would constitute a default, under any Material Contract or in the payment of any Debt of a Obligor or a Subsidiary to any Person for Money Borrowed.

            9.1.21. Leases. SCHEDULE 9.1.21 hereto is a complete listing of each capitalized and operating lease of each Obligor on the date hereof that constitutes a Material Contract. Each Obligor is in substantial compliance with all of the terms of each of its respective capitalized and operating leases and there is no basis upon which the lessors under any such leases could terminate same or declare such Obligor or any of its Subsidiaries in default thereunder.

            9.1.22. ERISA; Plans. Except as disclosed on SCHEDULE 9.1.22 hereto, no Obligor nor any of its Subsidiaries has any Plan on the date hereof. Each Obligor and each of its Subsidiaries is in full compliance with the requirements of ERISA or any similar provision of the PBA and the regulations promulgated thereunder with respect to each Plan except where such noncompliance could not reasonably be expected to have a Material Adverse Effect. No fact or situation that is reasonably likely to result in a Material Adverse Effect exists in connection with any Plan. No Obligor nor any of its Subsidiaries has any withdrawal liability in connection with a Multiemployer Plan.

            9.1.23. Trade Relations. There exists no actual or (to Obligors' knowledge, threatened) termination, cancellation or limitation of, or any materially adverse modification or change in, the business relationship between any Obligor and any customer or any group of customers whose purchases

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individually or in the aggregate are material to the business of such Obligor, or with any material supplier or group of suppliers, and there exists no condition or state of facts or circumstances which is reasonably likely to have a Material Adverse Effect or prevent any Obligor from conducting such business after the consummation of the transactions contemplated by this Agreement in substantially the same manner in which it has heretofore been conducted.

            9.1.24. Labor Relations. Except as described on SCHEDULE 9.1.24 hereto, no Obligor nor any of its Subsidiaries is on the date hereof a party to or bound by any collective bargaining agreement, management agreement or consulting agreement. On the date hereof, there are no material grievances, disputes or controversies with any union or any other organization of any Obligor's or any Subsidiary's employees, or, to any Obligor's knowledge, any threats of strikes, work stoppages or any asserted pending demands for collective bargaining by any union or organization.

            9.1.25. Not a Regulated Entity. No Obligor is (i) an "investment company" or a "person directly or indirectly controlled by or acting on behalf of an investment company" within the meaning of the Investment Company Act of 1940; (ii) a "holding company," or a "subsidiary company" of a "holding company," or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company," within the meaning of the Public Utility Holding Company Act of 1935; or (iii) subject to regulation under the Federal Power Act, the Interstate Commerce Act, any public utilities code or any other Applicable Law regarding its authority to incur Debt.

            9.1.26. Margin Stock. No Obligor nor any of its Subsidiaries is engaged, principally or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying any Margin Stock.

            9.1.27. Anti-Terrorism Laws.

                  (i) General. No Borrower nor any of its Affiliates is in violation of any Anti-Terrorism Law or engages in or conspires to engage in any transaction that evades or avoids, or has the purpose of evading or avoiding, or attempts to violate, any of the prohibitions set forth in any Anti-Terrorism Law.

                  (ii) Executive Order No. 13224.

                        (a) No Borrower nor any of its Affiliates is any of the
            following (each a "Blocked Person"): (1) a Person that is listed in the annex to, or is otherwise subject to the provisions of, Executive Order No. 13224; (2) a Person owned or controlled by, or acting for or on behalf of, any Person that is listed in the annex to, or is otherwise subject to the provisions of, Executive Order No. 13224; (3) a Person or entity with which any bank or other financial institution is prohibited from dealing or otherwise engaging in any transaction by any Anti-Terrorism Law; (4) a Person or entity that commits, threatens or conspires to commit or supports "terrorism" as defined in Executive Order No. 13224; (5) a Person or entity that is named as a "specially designated national" on the most current list published by the U.S. Treasury Department Office of Foreign Asset Control ("OFAC") at its official website or any replacement website or other replacement official publication of such list; (6) a Person or entity who is affiliated with a Person or entity listed above; or (7) an agency of the government of, an organization directly or indirectly controlled by, or a Person resident in, a country on any official list maintained by OFAC.

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                        (b) No Borrower nor any of its Affiliates (1) conducts
            any business or engages in making or receiving any contribution of funds, goods or services to or for the benefit of any Blocked Person, (2) has any of its assets in a Blocked Person, (3) deals in, or otherwise engages in any transaction relating to, any property or interests in property blocked pursuant to Executive Order No. 13224, or (4) derives any of its operating income from investments in or transactions with a Blocked Person.

            9.1.28. Payable Practices. No Borrower nor any of its Subsidiaries has made any material change in its historical accounts payable practices from those in effect immediately prior to the Closing Date.

            9.1.29. Not the Holder of Plan Assets. No Obligor is an entity deemed to hold "plan assets" within the meaning of 29 C.F.R. Section 2510.3-101 of an "employee benefit plan" (as defined in Section 3(3) of ERISA) that is subject to Title I of ERISA or any "plan" (within the meaning of Section 4975 of the Internal Revenue Code or any similar provision of the PBA), and neither the execution of this Agreement nor the funding of any Loans gives rise to a prohibited transaction within the meaning of Section 406 of ERISA or Section 4975 of the Internal Revenue Code or any similar provision of the PBA.

            9.1.30. Real Estate. None of the Real Estate of any Borrower that is subject to the Lien of a Mortgage is located in an area that has been identified by the Secretary of Housing and Urban Development as an area having special flood hazards and in which flood insurance has been made available under the National Flood Insurance Act of 1968.

      9.2. REAFFIRMATION OF REPRESENTATIONS AND WARRANTIES. Each representation and warranty contained in this Agreement and the other Loan Documents shall be deemed to be reaffirmed on each day that Borrowers request or are deemed to have requested any extension of credit hereunder, except for changes in the nature of an Obligor's or, if applicable, any Subsidiary's business or operations that may occur after the date hereof in the Ordinary Course of Business so long as Agent has consented to such changes or such changes are not violative of any provision of this Agreement. Notwithstanding the foregoing, representations and warranties which by their terms are applicable only as of a specific date shall be deemed made only at and as of such date.

      9.3. SURVIVAL OF REPRESENTATIONS AND WARRANTIES. All representations and warranties of Obligors contained in this Agreement or any of the other Loan Documents shall survive the execution, delivery and acceptance thereof by Agent, Lenders and the parties thereto and the closing of the transactions described therein or related thereto.

SECTION 10. COVENANTS AND CONTINUING AGREEMENTS

      10.1. AFFIRMATIVE COVENANTS. For so long as there are any Commitments outstanding and thereafter until Full Payment of the Obligations, each Obligor covenants that it shall and shall cause each Subsidiary to:

            10.1.1. Visits and Inspections. Permit representatives of Agent, from time to time, as often as may be reasonably requested, but only during normal business hours and (except when a Default or Event of Default exists) upon reasonable prior notice to an Obligor, to visit and inspect the Properties of such Obligor and each of its Subsidiaries, inspect, audit and make extracts from such Obligor's and each Subsidiary's books and records, and discuss with its officers, its employees and its independent accountants, such Obligor's and each Subsidiary's business, financial condition, business prospects and results of operations. Representatives of each Lender shall be authorized to accompany Agent on each such visit and inspection and to participate with Agent therein, but at their own expense, unless a Default

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or Event of Default exists. Neither Agent nor any Lender shall have any duty to make any such inspection and shall not incur any liability by reason of its failure to conduct or delay in conducting any such inspection.

            10.1.2. Notices. Notify Agent and Lenders in writing, promptly after an Obligor's obtaining knowledge thereof, (i) of the commencement of any litigation affecting any Obligor, whether or not the claims asserted in such litigation are considered by Obligors to be covered by insurance, and of the institution of any administrative proceeding, to the extent that such litigation or proceeding, if determined adversely to such Obligor, could reasonably be expected to have a Material Adverse Effect; (ii) of any material labor dispute to which any Obligor may become a party, any pending or threatened strikes or walkouts relating to any of its plants or other facilities, and the expiration of any labor contract to which it is a party or by which it is bound; (iii) of any material default by any Obligor under, or termination of, any Material Contract or any note, indenture, loan agreement, mortgage, lease, deed, guaranty or other similar agreement relating to any Debt of such Obligor exceeding $2,500,000; (iv) of the existence of any Default or Event of Default; (v) of any default by any Person under any note or other evidence of Debt payable to an Obligor in an amount exceeding $2,500,000; (vi) of any judgment against any Obligor in an amount exceeding $1,000,000; (vii) of the assertion by any Person of any Intellectual Property Claim, the adverse resolution of which could reasonably be expected to have a Material Adverse Effect; (viii) of any violation or asserted violation by any Obligor of any Applicable Law (including ERISA, the PBA, OSHA, FLSA, or any Environmental Laws), the adverse resolution of which could reasonably be expected to have a Material Adverse Effect; (ix) of any Environmental Release by an Obligor or on any Property owned or occupied by an Obligor or of the receipt by any Obligor of an Environmental Notice; (x) of the discharge of Borrowers' independent accountants or any withdrawal or resignation by such independent accountants from their acting in such capacity;
(xi) with respect to any surety that has issued a payment or performance bond for the benefit of one or more Obligors, (a) such surety's decision to cease considering requests by any Obligor for the issuance of bonds generally, to the extent MasTec has knowledge thereof, (b) such surety's decision to take possession or control of the work under any bonded contract in order to complete such bonded contract, (c) the making of any payment by such surety pursuant to a bond, and (d) any amendment to the indemnity agreement or any other agreement in effect at any time between such surety and one or more Obligors relating to the issuance of bonds, together with a copy of such amendment; and (xii) the receipt of any notice from or giving of any notice to the trustee under the Indenture, together with a copy of such notice. In addition, Borrowers shall give Agent written notice of any Obligor's opening of any new office or place of business. Furthermore, Borrowers shall notify Agent promptly upon any Obligor (x) being required to file reports under Section 15(b) of the Securities Exchange Act of 1934, (y) registering securities under Section 12 of the Securities Exchange Act of 1934 or (z) filing a registration statement under the Securities Act of 1933.

            10.1.3. Financial and Other Information. Keep adequate records and books of account with respect to its business activities in which proper entries are made in accordance with GAAP reflecting all its financial transactions; and cause to be prepared and furnished to Agent and Lenders the following (all to be prepared in accordance with GAAP applied on a consistent basis, unless Borrowers' certified public accountants concur in any change therein, such change is disclosed to Agent and is consistent with GAAP and, if required by the Required Lenders, the financial covenants set forth in SECTION 10.3 are amended in a manner requested by the Required Lenders to take into account the effects of such change):

                  (i) as soon as available, and in any event within 90 days after the close of each Fiscal Year unqualified audited balance sheets of Borrowers and their respective Subsidiaries as of the end of such Fiscal Year and the related statements of income, shareholders' equity and cash flow, on a Consolidated and consolidating basis, certified without an

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      Impermissible Qualification by a firm of independent certified public accountants of recognized national standing selected by Borrowers but reasonably acceptable to Agent and setting forth in each case in comparative form the corresponding Consolidated and consolidating figures for the preceding Fiscal Year;

                  (ii) as soon as available, and in any event within 30 days after the end of each month hereafter (but (a) for the month ended March 31, 2005, and for the last month in each of the first 3 Fiscal Quarters of any Fiscal Year, on the sooner to occur of 45 days after the end of such month or the date on which MasTec files with the SEC its Form 10-Q for the Fiscal Quarter ending on such date, (b) for the month ended April 30, 2005 and the month ending May 31, 2005, within 45 days after the end of such month, and (c) within 45 days after the last month in a Fiscal Year), including the last month of Borrowers' Fiscal Year, unaudited balance sheets of Borrowers and its Subsidiaries as of the end of such month and the related unaudited Consolidated statements of income and cash flow for such month and for the portion of Borrowers' Fiscal Year then elapsed, on a Consolidated and consolidating basis, setting forth in each case in comparative form the corresponding figures for the preceding Fiscal Year and certified by the principal financial officer of Borrowers as prepared in accordance with GAAP and fairly presenting the Consolidated financial position and results of operations of Borrowers and their Subsidiaries for such month and period subject only to changes from audit and year-end adjustments and except that such statements need not contain notes;

                  (iii) not later than 25 days after each month, a summary aging of each Obligor's trade payables as of the last Business Day of such month, and, at Agent's request, a listing of all of each Obligor's trade payables, specifying the name of and balance due each trade creditor and monthly detailed trade payable agings, each in form acceptable to Agent;

                  (iv) promptly after the sending or filing thereof, as the case may be, copies of any proxy statements, financial statements or reports which any Obligor has made generally available to its shareholders; copies of any regular, periodic and special reports or registration statements or prospectuses which any Obligor files with the SEC or any Governmental Authority which may be substituted therefor, or any national securities exchange; and copies of any press releases or other statements made available by an Obligor to the public concerning material changes to or developments in the business of such Obligor;

                  (v) promptly after the sending or filing thereof, copies of any annual report to be filed in accordance with ERISA or any similar provision of the PBA in connection with each Plan and such other data and information (financial or otherwise) as Agent, from time to time, may request, bearing upon or related to the Collateral or any Borrower's or any Subsidiary's financial condition or results of operations; and

                  (vi) quarterly within 60 days after the end of each Fiscal Quarter, a certificate of the senior officer of MasTec serving as agent of Agent, in such form as Agent and the Borrowers may agree, listing all title certificates for vehicles owned by Obligors as of the last day of such Fiscal Quarter, indicating vehicles sold or transferred and vehicles purchased since the date of the last such certificate and confirming that all title certificates for such purchased vehicles with a purchase price in excess of $2,500 reflect Agent as the first lienor thereof (or that applications for new title certificates reflecting such Lien have been properly made).

      Concurrently with the delivery of the financial statements described in clause (i) of this SECTION 10.1.3, Borrowers shall deliver to Agent a copy of the accountants' letter to Borrowers' management that is prepared in connection with such financial statements. Concurrently with the

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delivery of the financial statements described in clauses (i) and (ii) of this
SECTION 10.1.3, or more frequently if requested by Agent during any period that a Default or Event of Default exists, Borrowers shall cause to be prepared and furnished to Agent a Compliance Certificate executed by the chief financial officer of Borrowers.

            10.1.4. Landlord and Storage Agreements. Provide Agent with copies of all existing agreements, and promptly after execution thereof provide Agent with copies of all future agreements, between any Obligor and any landlord, warehouseman or bailee which owns any premises at which any Collateral may, from time to time, be kept.

            10.1.5. Projections. Deliver to Agent the Projections of Borrowers as soon as available, and in any event no later than (i) 15 days prior to the end of each Fiscal Year of Borrowers in draft form for the forthcoming Fiscal Year, month by month, and (ii) January 31 of each year, in final form for the then current Fiscal Year.

            10.1.6. Taxes. Pay and discharge all Taxes prior to the date on which such Taxes become delinquent or penalties attach thereto, except and to the extent only that such Taxes are being Properly Contested.

            10.1.7. Compliance with Laws. Comply with all Applicable Law, including ERISA, all Environmental Laws, FLSA, OSHA, Anti-Terrorism Laws and all laws, statutes, regulations and ordinances regarding the collection, payment and deposit of Taxes, and obtain and keep in force any and all Governmental Approvals necessary to the ownership of its Properties or to the conduct of its business, in each case to the extent that any such failure to comply, obtain or keep in force could be reasonably expected to have a Material Adverse Effect. Without limiting the generality of the foregoing, if any Environmental Release shall occur at or on any of the Properties of any Borrower or any of its Subsidiaries, Borrowers shall, or shall cause the applicable Subsidiary to, act promptly and diligently to investigate and report to Agent and all appropriate Governmental Authorities the extent of, and to make appropriate remedial action to eliminate, such Environmental Release, whether or not ordered or otherwise directed to do so by any Governmental Authority.

            10.1.8. Insurance. In addition to the insurance required herein with respect to the Collateral, maintain with its current insurers or with other financially sound and reputable insurers having a rating of at least A or better by Best's Ratings, a publication of A.M. Best Company, (i) insurance with respect to its Properties and business against such casualties and contingencies of such type (including product liability, workers' compensation, larceny, embezzlement, or other criminal misappropriation insurance) and in such amounts and with such coverages, limits and deductibles as is customary in the business of such Borrower or such Subsidiary and (ii) business interruption insurance in an amount not less than $3,000,000 per occurrence.

            10.1.9. Intellectual Property. Promptly after applying for or otherwise acquiring any Intellectual Property, deliver to Agent, in form and substance acceptable to Agent and in recordable form, all documents necessary for Agent to perfect its Lien on such Intellectual Property.

            10.1.10. License Agreements. Keep each License Agreement in full force and effect for so long as any Obligor has any Inventory, the manufacture, sale or distribution of which is in any manner governed by or subject to such License Agreement.

            10.1.11. Future Subsidiaries. Each Borrower shall promptly notify Agent upon any Person becoming a Subsidiary, or upon an Obligor directly or indirectly acquiring additional Equity Interests of any existing Subsidiary, and

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                  (i) Such Person shall, if it is a Domestic Subsidiary, (i)
      execute and deliver to Agent a Joinder Agreement or, if elected by Agent, a Subsidiary Guaranty and Subsidiary Security Agreement and (ii) to the extent such Domestic Subsidiary is required to pledge Equity Interests of a Subsidiary pursuant to clause (ii) of this Section, become a party to the Pledge Agreement, if not already a party thereto as a pledgor, in a manner reasonably satisfactory to Agent;

                  (ii) Each Borrower and each Domestic Subsidiary shall, pursuant to the Pledge Agreement, pledge to Agent all of the outstanding Equity Interests of each such new Domestic Subsidiary (and 66% of the Equity Interests of each new Foreign Subsidiary, if requested by Agent or the Required Lenders) owned directly by such Borrower or such Domestic Subsidiary, and shall deliver to Agent undated stock powers for such certificates, executed in blank (or, if any such Equity Interests are uncertificated, confirmation and evidence reasonably satisfactory to Agent that the security interest in such uncertificated securities has been transferred to and perfected by Agent, for the benefit of the Secured Parties, in accordance with Sections 8-313, 8-321 and 9-115 of the UCC or any other similar or local or foreign law that may be applicable); and

                  (iii) Each Borrower and each Domestic Subsidiary shall, pursuant to the Pledge Agreement, pledge to Agent for its benefit and that of the Lenders, all intercompany notes evidencing Debt of such new Subsidiary in favor of such Borrower or such Domestic Subsidiary (which shall be in a form acceptable to Agent).

            10.1.12. Pledged Shares. Pledge to Agent, for the benefit itself and Secured Parties, all of the Equity Interests of each of their respective Subsidiaries from time to time pursuant to a Pledge Agreement.

            10.1.13. Compliance with Indenture. Comply with the terms and provisions of the Indenture and the Subordinated Notes.

            10.1.14. Refinancing of Subordinated Notes. On or before November 1, 2007, MasTec shall defease, refinance, reserve or otherwise pay and discharge all of the Debt evidenced by the outstanding Subordinated Notes on terms satisfactory to Agent and Lenders; provided that the Borrowers shall not defease, reserve, pay or discharge such Subordinated Notes if for the period of 30 consecutive days immediately preceding such defeasance, reservation, payment or discharge, at the time of, and after giving pro forma effect thereto, the amount of Revolver Loans outstanding exceeds $0 and Availability is less than $20,000,000.

            10.1.15. SEC Filings. Each Borrower shall file each regular, periodic and special report required to be filed by it with the SEC on or before the due dates thereof.

            10.1.16. [***] Agreement. [***]

            10.1.17. Post-Closing Obligations.

                  (a) On or before July 11, 2005, Borrowers shall deliver to Agent and Agent shall have received and found acceptable:

                        (i) duly executed Mortgages, or, in Agent's sole discretion, amendments or assignments of the existing Mortgages in favor of the Existing Agent, conveying to Agent for the benefit of the Secured Parties a first priority mortgage lien on the Real Estate located at 2801 SW

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46th Avenue, Davie, Florida, SR540 Lakeland, Florida, 4250 North Powerline Road,
Pompano, Florida, 7221 Dr. Martin Luther King Boulevard East, Tampa, Florida,
209 Art Bryant Drive, Asheboro, North Carolina, Highway #2 East, Shevlin, Minnesota, and 2700, 2701 and 2716 E. 5th Street and 2808 Industrial Terrace, Austin, Texas;

                        (ii) fully paid mortgagee title insurance policies (or binding commitments to issue title insurance policies, marked to Agent's satisfaction to evidence the form of such policies to be delivered), in standard ALTA form, issued by a title insurance company satisfactory to Agent, each in an amount equal to not less than the fair market value of the Real Estate or leasehold interest, as the case may be, subject to the Mortgages, insuring the Mortgages to create a valid Lien on all Real Estate and valid Liens on the leasehold interest described therein with no exceptions which Agent shall not have approved in writing and no survey exceptions, which policies (and commitments therefor) shall have acceptable zoning endorsements.

                        (iii) a current, as-built survey with respect to each parcel of Real Estate subject to a Mortgage, which survey shall indicate the following: (i) an accurate metes and bounds or lot, block and parcel description of such Real Estate; (ii) the correct location of all buildings, structures and other improvements on such Real Estate, including all streets, easements, rights of way and utility lines; (iii) the location of ingress and egress from such Real Estate, and the location of any set-back or other building lines affecting such Real Estate; and (iv) a certification by a registered land surveyor in form and substance acceptable to Agent, certifying to the accuracy and completeness of such survey and to such other matters relating to such Real Estate and survey as Agent shall require; and

                        (iv) the favorable, written opinions of Greenberg Traurig LLP and the respective local counsel to Borrowers in each state in which the Real Estate subject to a Mortgage is located covering, to Agent's satisfaction the matters set forth on EXHIBIT F attached hereto with respect to the Mortgages and the other documents to be executed and delivered in connection therewith.

                  (b) Intercreditor Agreement. On or before June 1, 2005, Agent shall have received a satisfactory intercreditor agreement duly executed and delivered by each surety that has issued and has outstanding surety bonds for the account of any Obligor and by such Obligor, or other evidence satisfactory to Agent that no issuer of surety bonds for the account of any Obligor claims a Lien on property of any Obligor other than the bonded contract, proceeds thereof and materials used in performance of such bonded contract.

                  (c) Canadian Documents. On or before June 11, 2005, Agent shall have received and found acceptable a Control Agreement with respect to each Canadian Controlled Account at Bank of Nova Scotia and estoppel letters and other discharges requested by Agent with respect to Liens on the Properties of Canadian Obligors (to the extent not constituting Permitted Liens), and notwithstanding anything to the contrary in this Agreement, until Agent determines that Canadian Obligors have satisfied this post-closing covenant, no Property of a Canadian Obligor shall constitute Eligible Accounts or Eligible Fixed Assets under this Agreement.

      10.2. NEGATIVE COVENANTS. For so long as there are any Commitments outstanding and thereafter until Full Payment of the Obligations, each Obligor covenants that it shall not and shall not permit any Subsidiary to:

            10.2.1. Fundamental Changes. Merge, reorganize, consolidate or amalgamate with any Person, or liquidate, wind up its affairs or dissolve itself, in each case whether in a single transaction or in a series of related transactions, except for mergers or consolidations of any Domestic Subsidiary

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with another Domestic Subsidiary or a merger of MasTec with any other Obligor, so long as MasTec is the surviving entity in such merger; change an Obligor's name or conduct business under any new fictitious name; or change an Obligor's FEIN, organizational identification number or state of organization.

            10.2.2. Loans. Make any loans or other advances of money to any Person (including to any Subsidiary that is not an Obligor) other than to (i) an officer or employee of an Obligor or a Subsidiary for salary, travel advances, advances against commissions and other similar advances in the Ordinary Course of Business, or (ii) in the case of Borrowers, the Canadian Obligors to finance the ongoing working capital and the other general corporate purposes of the Canadian Obligors in an aggregate principal amount not to exceed at any time outstanding the Canadian Formula Amount.

            10.2.3. Permitted Debt. Create, incur, assume, guarantee or suffer to exist any Debt, except:

                  (i) the Obligations;

                  (ii) Subordinated Notes;

                  (iii) accounts payable by such Borrower or a Subsidiary to trade creditors that are not aged more than 90 days from billing date or more than 30 days from the due date, in each case incurred in the Ordinary Course of Business and paid within such time period, unless the same are being Properly Contested or are paid in accordance with Borrowers' customary payment practices and are not in default;

                  (iv) obligations to pay Rentals permitted by SECTION 10.2.14;

                  (v) Permitted Purchase Money Debt;

                  (vi) Debt for accrued payroll, Taxes and other operating expenses (other than for Money Borrowed) incurred in the Ordinary Course of Business of such Borrower or such Subsidiary, including Cash Management Obligations, in each case so long as payment thereof is not past due and payable unless, in the case of Taxes only, such Taxes are being Properly Contested;

                  (vii) Debt for Money Borrowed by such Obligor (other than the Obligations, Permitted Purchase Money Debt and Subordinated Debt permitted herein), but only to the extent that such Debt is outstanding on the date of this Agreement, as described on Schedule 10.2.3 and is not to be satisfied on or about the Closing Date from the proceeds of the initial Loans;

                  (viii) Permitted Contingent Obligations;

                  (ix) Debt of any Person that is in existence at the time that it becomes or is consolidated into or merged with a Subsidiary of such Borrower in a Permitted Acquisition or that is secured by any fixed asset acquired by any Borrower or any Subsidiary at the time of any Permitted Acquisition, provided that such Debt is not incurred in contemplation of such Person becoming a Subsidiary or such acquisition of such asset by any Borrower or any of its Subsidiaries, as the case may be;

                  (x) Debt that is not included in any of the preceding paragraphs of this SECTION 10.2.3, is not secured by a Lien (unless such Lien is a Permitted Lien) and provided that

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      the sum of the aggregate amount of such Debt plus the aggregate amount of
      Permitted Purchase Money Debt plus the aggregate amount of Debt described in clause (ix) of this Section does not exceed at any time $15,000,000 as to all Obligors and all of their Subsidiaries; and

                  (xi) Refinancing Debt so long as each of the Refinancing Conditions is met.

None of the provisions of this SECTION 10.2.3 that authorize any Obligor to incur any Debt shall be deemed to override, modify or waive any of the provisions of SECTION 10.3, which shall constitute an independent and separate covenant and obligation of each Borrower.

            10.2.4. Affiliate Transactions. Enter into, or be a party to any transaction with any Affiliate, officer, director, employee, joint venturer, partner or equityholder (or the immediate family members, spouses and lineal descendants of any of the foregoing Persons that are individuals), except: (i) the transactions contemplated by the Loan Documents; (ii) payment of reasonable compensation to officers and employees for services actually rendered to Borrowers or their respective Subsidiaries; (iii) payment of customary directors' fees and indemnities; (iv) transactions with Affiliates that were consummated prior to the date hereof and have been disclosed to Agent prior to the Closing Date; and (v) transactions with Affiliates in the Ordinary Course of Business and pursuant to the reasonable requirements of such Borrower's or such Subsidiary's business and upon fair and reasonable terms that are fully disclosed to Agent and are no less favorable to such Borrower or such Subsidiary than such Borrower or such Subsidiary would obtain in a comparable arm's length transaction with a Person not an Affiliate or stockholder of such Borrower or such Subsidiary.

            10.2.5. Limitation on Liens. Create or suffer to exist any Lien upon any of its Property, income or profits, whether now owned or hereafter acquired, except the following (collectively, "Permitted Liens"):

                  (i) Liens at any time granted in favor of Agent;

                  (ii) Liens for Taxes (excluding any Lien imposed pursuant to any of the provisions of ERISA or the PBA) not yet due or being Properly Contested;

                  (iii) statutory Liens (excluding any Lien for Taxes, including any Lien imposed pursuant to any of the provisions of ERISA or the PBA) arising in the Ordinary Course of Business of a Borrower or a Subsidiary, but only if and for so long as (x) payment in respect of any such Lien is not at the time required or the Debt secured by any such Liens is being Properly Contested and (y) such Liens do not materially detract from the value of the Property of such Borrower or such Subsidiary and do not materially impair the use thereof in the operation of such Borrower's or such Subsidiary's business;

                  (iv) Purchase Money Liens securing Permitted Purchase Money Debt;

                  (v) Liens arising by virtue of the rendition, entry or issuance against such Borrower or any of its Subsidiaries, or any Property of such Borrower or any of its Subsidiaries, of any judgment, writ, order, or decree for so long as each such Lien (a) is in existence for less than 20 consecutive days after it first arises or is being Properly Contested and (b) is at all times junior in priority to any Liens in favor of Agent;

                  (vi) Liens incurred or deposits made in the Ordinary Course of Business to secure the performance of tenders, bids, leases, contracts (other than for the repayment of Money Borrowed), statutory obligations and other similar obligations or arising as a result of progress

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      payments under government contracts, provided that, to the extent any such
      Liens attach to any of the Collateral, such Liens are at all times subordinate and junior to the Liens upon the Collateral in favor of Agent;

                  (vii) Liens in favor of the issuer of any performance, payment or bid bond incurred by a Borrower in the Ordinary Course of Business to the extent that such Liens (a) affect exclusively Collateral consisting of
      (1) bonded contracts, (2) Inventory, materials and Equipment of such Borrower, wherever located, which are purchased for and installed in or located at projects relating to bonded contracts or (3) proceeds of the foregoing or (b) are subordinated to the Lien of Agent on terms and conditions and pursuant to documentation satisfactory to Agent in its sole discretion;

                  (viii) easements, rights-of-way, restrictions, covenants or other agreements of record and other similar charges or encumbrances on real Property of such Obligor or a any of its Subsidiaries that do not secure any monetary obligation and do not interfere with the ordinary conduct of the business of such Obligor or such Subsidiary;

                  (ix) normal and customary rights of setoff upon deposits of cash in favor of banks and other depository institutions and Liens of a collecting bank arising under the UCC on checks and other items of payment in the course of collection;

                  (x) Liens in existence immediately prior to the Closing Date that are satisfied in full and released on the Closing Date as a result of the application of such Borrower's cash on hand at the Closing Date or the proceeds of Loans to be made on the Closing Date;

                  (xi) the Lien of First Trust National Association, or any successor trustee, as Trustee under the Indenture pursuant to Section 7.07 thereof on certain property in its possession as security for payment of fees and other amounts owing to it in its capacity as such Trustee;

                  (xii) the Lien of ACE American Insurance Company on the Insurance Cash Collateral Account, so long as (a) the aggregate amount that, on or before the date of this Agreement, has been and after the date hereof shall be, deposited in the Insurance Cash Collateral Account by Obligors does not exceed $18,500,000; and (b) such Insurance Cash Collateral Account is in lieu of Obligors' providing any letter of credit to such insurer to secure Obligors' obligations arising with respect to insurance policies issued by such insurer for Obligors' account;

                  (xiii) such other Liens as appear on SCHEDULE 10.2.5 hereto, to the extent provided therein; and

                  (xiv) such other Liens as Agent and the Required Lenders in their sole discretion may hereafter approve in writing.

The foregoing negative pledge shall not apply to any Margin Stock to the extent that the application of such negative pledge to such Margin Stock would require filings or other actions by any Lender under Regulation U or other regulations of the Board of Governors, or otherwise result in a violation of any such regulations.

            10.2.6. Restrictions on Payment of Certain Debt. Make any payment with respect to any Subordinated Debt or take or omit to take any other action or omit to take any other action with respect to any Subordinated Debt, except in accordance with the subordination agreement relative thereto; or amend or modify the terms of any agreement applicable to any Subordinated Debt, other than to extend the time

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of payment thereof or to reduce the rate of interest payable in connection therewith. To the extent that any payment is permitted to be made with respect to any Subordinated Debt pursuant to the provisions of the subordination agreement applicable thereto, as a condition precedent to Borrowers' authorization to make any such payment, Borrowers shall provide to Agent, not less than 5 Business Days prior to the scheduled payment, a certificate from a Senior Officer of Borrower Agent stating that no Default or Event of Default is in existence as of the date of the certificate or will be in existence as of the date of such payment (both with and without giving effect to the making of such payment), and specifying the amount of principal and interest to be paid.

            10.2.7. Distributions. Declare or make any Distributions, other than
(a) Upstream Payments, and (b) Permitted Distributions.

            10.2.8. Upstream Payments. Create or suffer to exist any encumbrance or restriction on the ability of a Subsidiary to make any Upstream Payment, except for encumbrances or restrictions (i) pursuant to the Loan Documents, (ii) existing under Applicable Law and (iii) identified and fully disclosed in
SCHEDULE 10.2.8.

            10.2.9. Capital Expenditures. Make Capital Expenditures (including expenditures by way of capitalized leases) which in the aggregate, as to all Borrowers and their Subsidiaries, exceed $21,960,000 during the period from the date of this Agreement through December 31, 2005, $24,000,000 during 2006 Fiscal Year, $26,400,000 during 2007 Fiscal Year, $29,280,000 during 2008 Fiscal Year, $32,160,000 during 2009 Fiscal Year, and $35,400,000 during 2010 Fiscal Year.

            10.2.10. Disposition of Assets. Make any Asset Disposition other than a Permitted Asset Disposition.

            10.2.11. Subsidiaries. Except as otherwise provided in SECTION
10.1.11 hereof, form or acquire any Subsidiary after the Closing Date or permit any existing Subsidiary to issue any additional Equity Interests except director's qualifying shares.

            10.2.12. Bill-and-Hold Sales and Consignments. Make a sale to any customer on a bill-and-hold, guaranteed sale, sale and return, sale on approval or consignment basis, or any sale on a repurchase or return basis.

            10.2.13. Restricted Investments. Make or have any Restricted Investment.

            10.2.14. [RESERVED].

            10.2.15. Tax Consolidation. File or consent to the filing of any consolidated income tax return with any Person other than a Subsidiary.

            10.2.16. Accounting Changes. Make any significant change in accounting treatment or reporting practices, except as may be required by GAAP, or establish a fiscal year different from the Fiscal Year.

            10.2.17. Organic Documents. Amend, modify or otherwise change any of the terms or provisions in any of its Organic Documents as in effect on the date hereof (or on the day any Person hereafter becomes an Obligor), except for changes that do not affect in any way (i) such Borrower's or any of its Subsidiaries' right and authority to enter into and perform the Loan Documents to which it is a party (ii) the perfection of Agent's Liens in any of the Collateral, or (iii) the authority and obligation of such Borrower or Subsidiary to perform and to pay the Obligations.

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            10.2.18. Restrictive Agreements. Enter into or become a party to any
Restrictive Agreement; provided that the foregoing shall not apply to (i) Restrictive Agreements existing on the date hereof and identified on SCHEDULE
9.1.18 (but shall apply to any amendment or modification expanding the scope of any restriction or condition contained in any such Restrictive Agreement), (ii) restrictions or conditions imposed by any Restrictive Agreement evidencing or governing secured Debt that is permitted by this Agreement if such restrictions or conditions apply only to the Properties securing such Debt, and (iii) customary provisions in leases and other contracts restricting the assignment thereof.

            10.2.19. Hedging Agreements. Enter into any Hedging Agreement, other than Hedging Agreements entered into in the Ordinary Course of Business to hedge or mitigate risks to which any Borrower or any Subsidiary is exposed in the conduct of its business or the management of its liabilities and not for any speculative purpose.

            10.2.20. Cancellation of Claims. Cancel any claim or debt owing to it, except for reasonable consideration negotiated on an arms-length basis and in the Ordinary Course of Business.

            10.2.21. Anti-Terrorism Laws. Conduct any business or engage in any transaction or dealing with any Blocked Person, including the making or receiving any contribution of funds, goods or services to or for the benefit of any Blocked Person; deal in, or otherwise engage in any transaction relating to, any property or interests in property blocked pursuant to Executive Order No. 13224; or engage in on conspire to engage in any transaction that evades or avoids, or has the purpose of evading or avoiding, or attempts to violate, any of the prohibitions set forth in Executive Order No. 13224 or the USA Patriot Act. Borrowers shall deliver to Agent and Lenders any certification or other evidence requested from time to time by Agent or any Lender, in its sole discretion, confirming each Borrower's compliance with this SECTION 10.2.21.

            10.2.22. Conduct of Business. Engage in any business other than the business engaged in by it on the Closing Date and any business or activities which are substantially similar, related or incidental thereto.

            10.2.23. Multiemployer Plans. Become, or permit any Subsidiary to become a party to a Multiemployer Plan.

            10.2.24. Amendments to Other Agreements. Amend the interest rate or principal amount or schedule of payments of principal and interest with respect to any Debt (other than the Obligations), or any dividend rate or redemption schedule applicable to any preferred stock of an Obligor, other than to reduce the interest or dividend rate or to extend any such schedule of payments or redemption schedule, or amend or cause or permit to be amended in any material respect or in any respect that may be adverse to the interests of Agent or Lenders (i) the Indenture or any other agreement at any time governing or evidencing Subordinated Debt or (ii) the general indemnity agreement between any Obligor and any surety that has issued any outstanding surety bonds for the account of such Obligor or any related intercreditor agreement.

            10.2.25. Surety Bonds. Incur or permit to exist obligations (including Contingent Obligations) to issuers of surety or performance bonds for the account of Obligors in excess of $200,000,000 in the aggregate outstanding at any time.

            10.2.26. Restrictions Applicable to JMC. Permit JMC to (a) create, assume, or otherwise become or remain obligated in respect of, or permit or suffer to exist or to be created, assumed or incurred or to be outstanding any Debt, (b) become or remain liable with respect to any guaranty of any obligation of any other Person, (c) acquire or maintain any investment (other than investments in cash and Cash

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Equivalents), (d) make any Acquisition, (e) merge or consolidate with any other
Person or sell, lease or transfer or otherwise dispose of all or a substantial portion of its assets to any Person, or (f) create, assume or permit or suffer to exist or to be created or assumed any Lien on any of its assets.

            10.2.27. Real Estate. (i) Create or permit any Lien to exist against all or any portion of the Real Estate except to the extent otherwise expressly permitted in this Agreement, (ii) sell, convey, lease, transfer, assign, hypothecate or otherwise dispose of any interest in all or any portion of the Real Estate, or (iii) enter into any agreement with any Person (other than Agent) that restricts a Borrower's ownership or rights with respect to the Real Estate. Any such sale, conveyance, lease, transfer, encumbrance or restriction of the Real Estate by any Obligor in violation of the foregoing shall be void.

      10.3. Financial Covenant. For so long as there are any Commitments outstanding and thereafter until Full Payment of the Obligations, Borrowers covenant that, if Availability falls below $20,000,000 on any date, then Borrowers (a) shall immediately demonstrate a Fixed Charge Coverage Ratio of at least 1.20 to 1.0, calculated for the immediately preceding 12 calendar months for which financial statements and the corresponding Compliance Certificate have been received by Agent in accordance with SECTION 10.1.3 prior to such date, and
(b) thereafter, until such time as Availability is greater than or equal to $20,000,000 for 90 consecutive days maintain a Fixed Charge Coverage Ratio of at least 1.20 to 1.0, calculated as of the last day of each month for the immediately preceding 12 calendar months for which financial statements and the corresponding Compliance Certificate have been received by Agent in accordance with SECTION 10.1.3 prior to each date of determination thereof. Borrowers shall include in each Compliance Certificate a calculation of the Fixed Charge Coverage Ratio, whether or not Borrowers are required under this Section to maintain a minimum Fixed Charge Coverage Ratio at the date of, or with respect to the period covered by, the Compliance Certificate.

SECTION 11. CONDITIONS PRECEDENT

      11.1. CONDITIONS PRECEDENT TO INITIAL CREDIT EXTENSIONS. Initial Lenders shall not be required to fund any requested Loan, procure any Letter of Credit, or otherwise extend credit to Borrowers, unless each of the following conditions has been satisfied:

            11.1.1. Loan Documents. Each of the Loan Documents shall have been duly executed and delivered to Agent by each of the signatories thereto (and, with the exception of the Notes, in sufficient counterparts for each Lender) and accepted by Agent and Initial Lenders and each Obligor shall be in compliance with all of the terms thereof.

            11.1.2. Availability. Agent shall have determined, and Initial Lenders shall be satisfied that, immediately after Initial Lenders have made the initial Revolver Loans to be made on the Closing Date, Issuing Bank has issued the Letters of Credit to be issued on the Closing Date (if any) and Borrowers have paid (or made provision for payment of) all fees and closing costs incurred in connection with the Commitments, and after increasing the Availability Reserve in the amount of any payables of Borrowers that are stretched beyond Borrowers' customary payment practices, Availability is not less than $25,000,000.

            11.1.3. Evidence of Perfection and Priority of Liens. Agent shall have received copies of all filing receipts or acknowledgments issued by any Governmental Authority to evidence any filing or recordation necessary to perfect the Liens of Agent in the Collateral and evidence in form satisfactory to Agent and Initial Lenders that such Liens constitute valid and perfected security interests and Liens, and that there are no other Liens upon any Collateral except for Permitted Liens.

            11.1.4. Organic Documents. Agent shall have received copies of the Organic Documents of each Obligor, and all amendments thereto, certified by the Secretary of State or other appropriate officials of the jurisdiction of each Borrower's and each other Obligor's states of organization.

            11.1.5. Good Standing Certificates. Agent shall have received good standing certificates or certificates of status for each Obligor, issued by the Secretary of State or other appropriate official of such Obligor's jurisdiction of organization and each jurisdiction where the conduct of such Obligor's business activities or ownership of its Property necessitates qualification.

            11.1.6. Opinion Letters. Agent and Lenders shall have received a favorable, written opinion of Greenberg, Traurig LLP and the respective local counsel to Obligors, covering, to Agent's satisfaction, the matters set forth on EXHIBIT F attached hereto.

            11.1.7. Insurance. Agent shall have received certified copies of the property and casualty insurance policies or binders of Obligors with respect to the Collateral, or certificates of insurance with respect to such policies in form acceptable to Agent, and loss payable endorsements on Agent's standard form of loss payee endorsement naming Agent as loss payee with respect to each such policy and certified copies of Obligors' liability insurance policies, including product liability policies, together with endorsements naming Agent as an additional insured, all as required by the Loan Documents.

            11.1.8. Lockbox and Dominion Accounts. Agent shall have received the duly executed agreements establishing the Lockbox and each Dominion Account, in each case with a financial institution acceptable to Agent for the collection or servicing of the Accounts.

            11.1.9. Solvency Certificates. Agent and Initial Lenders shall have received certificates satisfactory to them from one or more knowledgeable Senior Officers of each Obligor that, after giving effect to the financing under this Agreement and the issuance of the Letters of Credit, each Obligor is Solvent.

            11.1.10. No Labor Disputes. Agent shall have received assurances satisfactory to it that there are no threats of strikes or work stoppages by any employees, or organization of employees, of any Obligor which Agent reasonably determines may have a Material Adverse Effect.

            11.1.11. Compliance with Laws and Other Agreements. Agent shall have determined or received assurances satisfactory to it that none of the Loan Documents or any of the transactions contemplated thereby violate any Applicable Law, court order or agreement binding upon any Obligor.

            11.1.12. No Material Adverse Change. No material adverse change in the financial condition of any Obligor or in the quality, quantity or value of any Collateral shall have occurred since December 31, 2004.

            11.1.13. Accounts Payable. Agent shall have reviewed and found acceptable Obligors' accounts payable and vendor arrangements.

            11.1.14. Payment of Fees. Borrowers shall have paid, or made provision for the payment on the Closing Date of, all fees and expenses to be paid hereunder to Agent and Lenders on the Closing Date.

            11.1.15. Due Diligence. Agent shall have completed its business and legal due diligence, including a roll forward of its previous Collateral audit, with results acceptable to Agent.

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            11.1.16. LC Conditions. With respect to the procurement of any
Letter of Credit on the Closing Date, each of the LC Conditions is satisfied.

            11.1.17. Environmental Matters. Agent shall have received, reviewed and found satisfactory the representations, warranties and disclosures in the Environmental Agreement.

            11.1.18. Syndication Market. There shall not have occurred any disruption or change that is materially adverse in the market for syndicated bank credit facilities, or a material disruption of or material adverse change in financial, banking or capital market conditions, in each case as determined by Agent.

            11.1.19. Title Certificates. An appropriate officer or senior employee of MasTec, acceptable to Agent, shall have entered into the Agency Appointment as to Vehicle Titles with Agent in respect of all title certificates, and Agent shall be satisfied that certificates of title for all Equipment for which certificates of title have been issued are physically assembled in MasTec's headquarters in Coral Gables, Florida.

            11.1.20. Subordinated Notes. Agent shall have received evidence satisfactory to Agent (which may be a legal opinion) that the Obligations will constitute "Designated Senior Debt" for purposes of (and as defined in) the Indenture.

      11.2. CONDITIONS PRECEDENT TO ALL CREDIT EXTENSIONS. Lenders shall not be required to fund any Loans or otherwise extend any credit to or for the benefit of Borrowers and Issuing Bank shall have no obligation to issue any Letter of Credit, unless and until each of the following conditions has been and continues to be satisfied:

            11.2.1. No Defaults. No Default or Event of Default exists at the time, or would result from the funding, of any Loan or other extension of credit.

            11.2.2. Satisfaction of Conditions in Other Loan Documents. Each of the conditions precedent set forth in any other Loan Document shall have been and shall remain satisfied.

            11.2.3. No Litigation. No action, proceeding, investigation, regulation or legislation shall have been instituted, threatened or proposed before any court, governmental agency or legislative body to enjoin, restrain or prohibit, or to obtain damages in respect of, or which is related to or arises out of, this Agreement or any of the other Loan Documents or the consummation of the transactions contemplated hereby or thereby.

            11.2.4. No Material Adverse Effect. No event shall have occurred and no condition shall exist which has or could be reasonably expected to have a Material Adverse Effect.

            11.2.5. Borrowing Base Certificate. Agent shall have received each Borrowing Base Certificate then required by the terms of this Agreement or otherwise requested by Agent.

            11.2.6. LC Conditions. With respect to the procurement of any Letter of Credit after the Closing Date, each of the LC Conditions is satisfied.

      11.3. INAPPLICABILITY OF CONDITIONS. None of the conditions precedent set forth in SECTIONS 11.1 or 11.2 shall be conditions to the obligation of (i) each Participating Lender to make payments to BofA pursuant to SECTION 2.3.2, (ii) each Lender to deposit with Agent such Lender's Pro Rata share of a Borrowing in accordance with SECTION 4.1.2, (iii) each Lender to fund its Pro Rata

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share of a Revolver Loan to repay outstanding Swingline Loans to BofA as provided in SECTION 4.1.3(II), (iv) each Lender to pay any amount payable to Agent or any other Lender pursuant to this Agreement or (v) Agent to pay any amount payable to any Lender pursuant to this Agreement.

      11.4. LIMITED WAIVER OF CONDITIONS PRECEDENT. If Lenders shall make any Loan or otherwise extend any credit to Borrowers under this Agreement at a time when any of the foregoing conditions precedent are not satisfied (regardless of whether the failure of satisfaction of any such conditions precedent was known or unknown to Agent or Lenders), the funding of such Loan or other extension of credit shall not operate as a waiver of the right of Agent and Lenders to insist upon the satisfaction of all conditions precedent with respect to each subsequent Borrowing requested by Borrowers or a waiver of any Default or Event of Default as a consequence of the failure of any such conditions to be satisfied, unless Agent, with the prior written consent of the Required Lenders, in writing waives the satisfaction of any condition precedent, in which event such waiver shall only be applicable for the specific instance given and only to the extent and for the period of time expressly stated in such written waiver.

SECTION 12. EVENTS OF DEFAULT; REMEDIES ON DEFAULT

      12.1. EVENTS OF DEFAULT. The occurrence or existence of any one or more of the following events or conditions shall constitute an "Event of Default" (each of which Events of Default shall be deemed to exist unless and until waived by Agent and Lenders in accordance with the provisions of SECTION 13.9 hereof):

            12.1.1. Payment of Obligations. Borrowers shall fail to pay any of the Obligations on the due date thereof (whether due at stated maturity, on demand, upon acceleration or otherwise).

            12.1.2. Misrepresentations. Any representation, warranty or other written statement to Agent or any Lender by or on behalf of any Obligor, whether made in or furnished in compliance with or in reference to any of the Loan Documents (including any representation made in any Borrowing Base Certificate), proves to have been false or misleading in any material respect when made or furnished or when reaffirmed pursuant to SECTION 9.2 hereof.

            12.1.3. Breach of Specific Covenants. Any Obligor shall fail or neglect to perform, keep or observe any covenant contained in SECTIONS 7.4, 7.6, 7.7, 8.1.1, 8.1.2, 8.2.4, 8.2.5, 8.2.6, 8.5, 10.1.1, 10.1.2, 10.1.3, 10.1.6,
10.1.9, 10.2 or 10.3 hereof on the date that such Obligor is required to perform, keep or observe such covenant.

            12.1.4. Breach of Other Covenants. Any Obligor shall fail or neglect to perform, keep or observe any covenant contained in this Agreement (other than a covenant which is dealt with specifically elsewhere in SECTION 12.1 hereof) and the breach of such other covenant is not cured to Agent's and the Required Lender's satisfaction within 30 days after the sooner to occur of any Senior Officer's receipt of notice of such breach from Agent or the date on which such failure or neglect first becomes known to any Senior Officer; provided, however, that such notice and opportunity to cure shall not apply in the case of any failure to perform, keep or observe any covenant which is not capable of being cured at all or within such 30-day period or which is a willful and knowing breach by any Obligor.

            12.1.5. Default Under Security Documents/Other Agreements. Any Obligor or any other Obligor shall default in the due and punctual observance or performance of any liability or obligation to be observed or performed by it under any of the Other Agreements or Security Documents.

            12.1.6. Other Defaults. There shall occur any default or event of default on the part of any Obligor or any Subsidiary under (i) the Indenture, or
(ii) under any other agreement, document or

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instrument to which such Obligor or such Subsidiary is a party or by which such
Obligor or such Subsidiary or any of their respective Properties is bound, creating or relating to any Debt (other than the Obligations) in excess of $2,500,000, in each case if the payment or maturity of such Debt may be accelerated in consequence of such default or event of default or demand for payment of such Debt may be made.

            12.1.7. Uninsured Losses. Any loss, theft, damage or destruction of any of the Collateral not fully covered (subject to such deductibles as Agent shall have permitted) by insurance if the amount not covered by insurance exceeds $2,000,000.

            12.1.8. Material Adverse Effect. There shall occur any event or condition that has a Material Adverse Effect.

            12.1.9. Solvency. Any Obligor shall cease to be Solvent.

            12.1.10. Insolvency Proceedings. Any Insolvency Proceeding shall be commenced by any Obligor; an Insolvency Proceeding is commenced against any Obligor and any of the following events occur: such Obligor consents to the institution of the Insolvency Proceeding against it, the petition commencing the Insolvency Proceeding is not timely controverted by such Obligor, the petition commencing the Insolvency Proceeding is not dismissed within 60 days after the date of the filing thereof (provided that, in any event, during the pendency of any such period, Lenders shall be relieved from their obligation to make Loans or otherwise extend credit to or for the benefit of Borrowers hereunder), an interim trustee is appointed to take possession all or a substantial portion of the Properties of such Obligor or to operate all or any substantial portion of the business of such Obligor or an order for relief shall have been issued or entered in connection with such Insolvency Proceeding; or any Obligor shall make an offer of settlement extension or composition to its unsecured creditors generally.

            12.1.11. Business Disruption; Condemnation. There shall occur a cessation of a substantial part of the business of any Obligor for a period which may be reasonably expected to have a Material Adverse Effect; or any Obligor shall suffer the loss or revocation of any license or permit now held or hereafter acquired by such Obligor which is necessary to the continued or lawful operation of its business; or any Obligor shall be enjoined, restrained or in any way prevented by court, governmental or administrative order from conducting all or any material part of its business affairs; or any material lease or agreement pursuant to which any Obligor leases or occupies any premises on which any Collateral is located shall be canceled or terminated prior to the expiration of its stated term and such cancellation or termination has a Material Adverse Effect or results in an Out-of-Formula Condition; or any material part of the Collateral shall be taken through condemnation or the value of such Property shall be materially impaired through condemnation.

            12.1.12. ERISA; Plans. A Reportable Event shall occur which Agent, in its reasonable discretion, shall determine constitutes grounds for the termination of, including by the Pension Benefit Guaranty Corporation, any Plan or for the appointment by the appropriate United States district court of a trustee for any Multiemployer Plan (or similar remedy under the PBA), or any Plan shall be terminated or any such trustee shall be requested or appointed, or any Borrower, any Subsidiary or any other Obligor is in "default" (as defined in Section 4219(c)(5) of ERISA or any similar provision of the PBA) with respect to payments to a Multiemployer Plan resulting from such Borrower's, such Subsidiary's or such other Obligor's complete or partial withdrawal from such Multiemployer Plan, or with respect to any Plan of a Canadian Obligor, any Lien arises with respect to such Plan (other than for contribution amounts not yet due).

            12.1.13. Challenge to Loan Documents. Any Obligor or any of its Affiliates shall challenge or contest in any action, suit or proceeding the validity or enforceability of any of the Loan Documents, the legality or enforceability of any of the Obligations or the perfection or priority of any Lien granted to Agent, or any of the Loan Documents ceases to be in full force or effect for any reason other than a full or partial waiver or release by Agent and Lenders in accordance with the terms thereof.

            12.1.14. Judgment. One or more judgments or orders for the payment of money in an amount that exceeds, individually or in the aggregate, $1,000,000 shall be entered against any Borrower or any other Obligor and (i) enforcement proceedings shall have been commenced by any creditor upon such judgment or order, (ii) there shall be any period of 30 consecutive days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect or (iii) results in the creation or imposition of a Lien upon any of the Collateral that is not a Permitted Lien.

            12.1.15. Repudiation of or Default Under Guaranty. Any Guarantor shall revoke or attempt to revoke the Guaranty signed by such Guarantor, shall repudiate such Guarantor's liability thereunder, or shall be in default under the terms thereof, or shall fail to confirm in writing, promptly after receipt of Agent's written request therefor, such Guarantor's ongoing liability under the Guaranty in accordance with the terms thereof.

            12.1.16. Criminal Forfeiture. Any Obligor (or any of its Senior Officers) is criminally indicted or convicted for (i) a felony committed in the conduct of the business of such Obligor or (ii) any law that could lead to a forfeiture of any material (as determined by Agent in the exercise of its discretion) Collateral.

            12.1.17. Change of Control. A Change of Control shall occur.

      12.2. ACCELERATION OF OBLIGATIONS; TERMINATION OF COMMITMENTS. Without in any way limiting the right of Agent to demand payment of any portion of the Obligations payable on demand in accordance with this Agreement upon or at any time after the occurrence of an Event of Default (other than pursuant to SECTION
12.1.10 hereof) and for so long as such Event of Default shall exist, Agent may in its discretion (and, upon receipt of written instructions to do so from the Required Lenders, shall) (a) declare the principal of and any accrued interest on the Loans and all other Obligations owing under any of the Loan Documents to be, whereupon the same shall become without further notice or demand (all of which notice and demand each Borrower expressly waives), forthwith due and payable and Borrowers shall forthwith pay to Agent the entire principal of and accrued and unpaid interest on the Loans and other Obligations plus reasonable attorneys' fees and court costs if such principal and interest are collected by or through an attorney-at-law and (b) terminate the Revolver Commitments; provided, however, that upon the occurrence of an Event of Default specified in
SECTION 12.1.10, all of the Obligations shall become automatically due and payable without declaration, notice or demand by Agent to or upon any Borrower or any other Obligor and the Revolver Commitments shall automatically terminate as if terminated by Agent pursuant to SECTION 6.2.1 and with the effects specified in SECTION 6.2.4.

      12.3. OTHER REMEDIES. Upon and after the occurrence of an Event of Default and for so long as such Event of Default shall exist, Agent may in its discretion (and, upon receipt of written direction of the Required Lenders, shall) institute any Enforcement Action and exercise from time to time the following rights and remedies:

            12.3.1. All of the rights and remedies of a secured party under the UCC, the PPSA, the Civil Code of Quebec or under other Applicable Law, and all other legal and equitable rights to which Agent may be entitled under any of the Loan Documents, all of which rights and remedies shall be cumulative and shall be in addition to any other rights or remedies contained in this Agreement or any of the other Loan Documents, and none of which shall be exclusive.

            12.3.2. The right to collect all amounts at any time payable to an Obligor from any Account Debtor or other Person at any time indebted to such Obligor.

            12.3.3. The right to take immediate possession of any of the Collateral, including all certificates of title with respect to Obligors' motor vehicles, trailers and other Property for which a certificate of title has been issued, and to (i) require Obligors to assemble the Collateral, at Borrowers' expense, and make it available to Agent at a place designated by Agent which is reasonably convenient to both parties, and (ii) enter any premises where any of the Collateral shall be located and to keep and store the Collateral on said premises until sold (and if said premises be owned or leased Property of an Obligor, then Borrowers agree not to charge Agent for storage of any Collateral thereon).

            12.3.4. The right to sell or otherwise dispose of all or any Collateral in its then condition, or after any further manufacturing or processing thereof, at public or private sale or sales, with such notice as may be required by Applicable Law, in lots or in bulk, for cash or on credit, all as Agent, in its sole discretion, may deem advisable. Each Borrower agrees that any requirement of notice to any Borrower or any other Obligor of any proposed public or private sale or other disposition of Collateral by Agent shall be deemed reasonable notice thereof if given at least 10 days prior thereto, and such sale may be at such locations as Agent may designate in said notice. Agent shall have the right to conduct such sales on any Borrower's or any other Obligor's premises, without charge therefor, and such sales may be adjourned from time to time in accordance with Applicable Law. Agent shall have the right to sell, lease or otherwise dispose of the Collateral, or any part thereof, for cash, credit or any combination thereof, and Agent may purchase all or any part of the Collateral at public or, if permitted by law, private sale and, in lieu of actual payment of such purchase price, may set off the amount of such price against the Obligations. The proceeds realized from the sale or other disposition of any Collateral may be applied, after allowing 2 Business Days for collection, first to any Extraordinary Expenses incurred by Agent and then to the remainder of the Obligations as specified in SECTION 5.6.1.

            12.3.5. The right to obtain the appointment of a receiver, without notice of any kind whatsoever, to take possession of the Collateral and to exercise such rights and powers as the court appointing such receiver shall confer upon such receiver.

            12.3.6. The right to exercise all of Agent's remedies under the Mortgages with respect to any Real Estate.

            12.3.7. The right to require Borrowers to Cash Collateralize outstanding Letters of Credit, and, if Borrowers fail promptly to make such deposit, Lenders may (and shall upon the direction of the Required Lenders) advance such amount as a Revolver Loan (whether or not an Out-of-Formula Condition exists or is created thereby). Any such deposit or advance shall be held by Agent in the Cash Collateral Account to fund future payments on any Letter of Credit. At such time as all Letters of Credit have been drawn upon or expired, any amounts remaining in the Cash Collateral Account shall be applied against any outstanding Obligations, or, after Full Payment of all Obligations, returned to Borrowers.

Agent is hereby granted an irrevocable, non-exclusive license or other right to use, license or sub-license (exercisable without payment of royalty or other compensation to any Obligor or any other Person) any or all of each Obligor's Intellectual Property and all of each Obligor's computer hardware and software trade secrets, brochures, customer lists, promotional and advertising materials, labels, and packaging materials, and any Property of a similar nature, in advertising for sale, marketing, selling and collecting and in completing the manufacturing of any Collateral, and each Obligor's rights under all licenses and all franchise agreements shall inure to Agent's benefit, provided that the foregoing shall not be deemed to confer upon Agent the right of use or any sub-license under any License Agreement under which the Licensor has not consented to such right of use of sub-licenses.

      12.4. SETOFF. In addition to any Liens granted under any of the Loan Documents and any rights now or hereafter available under Applicable Law, Agent and each Lender (and each of their respective Affiliates) is hereby authorized by Borrowers at any time that an Event of Default exists, without notice to Borrowers or any other Person (any such notice being hereby expressly waived), to set off and to appropriate and apply any and all deposits, general or special (including Debt evidenced by certificates of deposit whether matured or unmatured (but not including trust accounts)) and any other Debt at any time held or owing by such Lender or any of their Affiliates to or for the credit or the account of any Obligor against and on account of the Obligations of Obligors arising under the Loan Documents to Agent, such Lender or any of their Affiliates, including all Loans and LC Obligations and all claims of any nature or description arising out of or in connection with this Agreement, irrespective of whether or not (i) Agent or such Lender shall have made any demand hereunder,
(ii) Agent, at the request or with the consent of the Required Lenders, shall have declared the principal of and interest on the Loans and other amounts due hereunder to be due and payable as permitted by this Agreement and even though such Obligations may be contingent or unmatured or (iii) the Collateral for the Obligations is adequate. Notwithstanding the foregoing, each of Agent and Lenders agree with each other that it shall not, without the express consent of the Required Lenders, and that it shall (to the extent that it is lawfully entitled to do so) upon the request of the Required Lenders, exercise its setoff rights hereunder against any accounts of any Obligor now or hereafter maintained with Agent, such Lender or any Affiliate of any of them, but no Obligor shall have any claim or cause of action against Agent or any Lender for any setoff made without the consent of the Required Lenders and the validity of any such setoff shall not be impaired by the absence of such consent. If any party (or its Affiliate) exercises the right of setoff provided for hereunder, such party shall be obligated to share any such setoff in the manner and to the extent required by SECTION 13.5.

      12.5. REMEDIES CUMULATIVE; NO WAIVER.

            12.5.1. All covenants, conditions, provisions, warranties, guaranties, indemnities, and other undertakings of Borrowers contained in this Agreement, the other Loan Documents, or any other agreement between Agent or any Lender and any Obligor, heretofore, concurrently, or hereafter entered into, shall be deemed cumulative to and not in derogation or substitution of any of the terms, covenants, conditions, or agreements of Borrowers herein contained. The rights and remedies of Agent and Lenders under this Agreement and the other Loan Documents shall be cumulative and not exclusive of any rights or remedies that Agent or any Lender would otherwise have.

            12.5.2. The failure or delay of Agent or any Lender to require strict performance by Obligors of any provision of any of the Loan Documents or to exercise or enforce any rights, Liens, powers or remedies under any of the Loan Documents or with respect to any Collateral shall not operate as a waiver of such performance, Liens, rights, powers and remedies, but all such requirements, Liens, rights, powers, and remedies shall continue in full force and effect until the Full Payment of all Loans and all other Obligations owing or to become owing from Obligors to Agent and Lenders. None of the undertakings, agreements, warranties, covenants and representations of Obligors contained in this Agreement or any of the other Loan Documents and no Event of Default by any Obligor under this Agreement or any other Loan Documents shall be deemed to have been suspended or waived by Agent or any Lender, unless such suspension or waiver is by an instrument in writing specifying such suspension or waiver and is signed by a duly authorized representative of Agent or such Lender and directed to Borrowers.

            12.5.3. If Agent or any Lender shall accept performance by an Obligor, in whole or in part, of any obligation that such Obligor is required by any of the Loan Documents to perform only when a Default or Event of Default exists, or if Agent or any Lender shall exercise any right or remedy under any of the Loan Documents that may not be exercised other than when a Default or Event of Default exists, Agent's or Lender's acceptance of such performance by an Obligor or Agent's or Lender's exercise of any such right or remedy shall not operate to waive any such Event of Default or to preclude the exercise by Agent or any Lender of any other right or remedy, unless otherwise expressly agreed in writing by Agent or such Lender, as the case may be.

SECTION 13. AGENTS

      13.1. APPOINTMENT OF AGENT AND SYNDICATION AGENT; AUTHORITY AND DUTIES OF AGENT.

            13.1.1. Each Lender hereby irrevocably appoints and designates BofA as Agent and GECC as Syndication Agent to act as herein specified. Agent may, and each Lender by its acceptance of a Note and becoming a party to this Agreement shall be deemed irrevocably to have authorized Agent to, enter into all Loan Documents to which Agent is or is intended to be a party and all amendments hereto and all Security Documents at any time executed by any Obligor, for its benefit and the Pro Rata benefit of Lenders and, except as otherwise provided in this SECTION 13, to exercise such rights and powers under this Agreement and the other Loan Documents as are specifically delegated to Agent by the terms hereof and thereof, together with such other rights and powers as are reasonably incidental thereto. Each Lender agrees that any action taken by Agent or the Required Lenders in accordance with the provisions of this Agreement or the other Loan Documents, and the exercise by Agent or the Required Lenders of any of the powers set forth herein or therein, together with such other powers as are reasonably incidental thereto, shall be authorized and binding upon all Lenders. Without limiting the generality of the foregoing, Agent shall have the sole and exclusive right and authority to (a) act as the disbursing and collecting agent for Lenders with respect to all payments and collections arising in connection with this Agreement and the other Loan Documents; (b) execute and deliver as Agent each Loan Document and each Lien Waiver and accept delivery of each such agreement delivered by any Obligor or any other Person; (c) act as collateral agent for Secured Parties for purposes of the perfection of all security interests and Liens created by this Agreement or the Security Documents and, subject to the direction of the Required Lenders, for all other purposes stated therein, provided that Agent hereby appoints, authorizes and directs each Lender to act as a collateral sub-agent for Agent and the other Lenders for purposes of the perfection of all security interests and Liens with respect to an Obligor's Deposit Accounts maintained with, and all cash and Cash Equivalents held by, such Lender; (d) subject to the direction of the Required Lenders, manage, supervise or otherwise deal with the Collateral; and (e) except as may be otherwise specifically restricted by the terms of this Agreement and subject to the direction of the Required Lenders, exercise all remedies given to Agent with respect to any of the Collateral under the Loan Documents relating thereto, Applicable Law or otherwise. The duties of Agent shall be ministerial and administrative in nature, and Agent shall not have by reason of this Agreement or any other Loan Document a fiduciary relationship with any Lender (or any Lender's participants). Unless and until its authority to do so is revoked in writing by Required Lenders, Agent alone shall be authorized to determine whether any Accounts or Fixed Assets constitute Eligible Accounts or Eligible Fixed Assets (basing such determination in each case upon the meanings given to such terms in SECTION 1), or whether to impose or release any reserve, and to exercise its own credit judgment in connection therewith, which determinations and judgments, if exercised in good faith, shall exonerate Agent from any liability to Lenders or any other Person for any errors in judgment.

            13.1.2. Agent (which term, as used in this sentence, shall include reference to Agent's officers, directors, employees, attorneys, agents and Affiliates and to the officers, directors, employees, attorneys and agents of Agent's Affiliates) shall not: (a) have any duties or responsibilities except those expressly set forth in this Agreement and the other Loan Documents or (b) be required to take, initiate or conduct any Enforcement Action (including any litigation, foreclosure or collection proceedings hereunder or under any of the other Loan Documents) except to the extent directed to do so by the Required Lenders during the continuance of any Event of Default. The conferral upon Agent of any right hereunder shall not imply a duty on Agent's part to exercise any such right unless instructed to do so by the Required Lenders in accordance with this Agreement.

            13.1.3. Agent may perform any of its duties by or through its agents and employees and may employ one or more Agent Professionals and shall not be responsible for the negligence or misconduct of any such Agent Professionals selected by it with reasonable care. Borrowers shall promptly (and in any event, ON DEMAND) reimburse Agent for all reasonable expenses (including all Extraordinary Expenses) incurred by Agent pursuant to any of the provisions hereof or of any of the other Loan Documents or in the execution of any of Agent's duties hereby or thereby created or in the exercise of any right or power herein or therein imposed or conferred upon it or Lenders (excluding, however, general overhead expenses), and each Lender agrees promptly to pay to Agent, ON DEMAND, such Lender's Pro Rata share of any such reimbursement for expenses (including Extraordinary Expenses) that is not timely made by Borrowers to Agent.

            13.1.4. The rights, remedies, powers and privileges conferred upon Agent hereunder and under the other Loan Documents may be exercised by Agent without the necessity of the joinder of any other parties unless otherwise required by Applicable Law. If Agent shall request instructions from the Required Lenders with respect to any act or action (including the failure to act) in connection with this Agreement or any of the other Loan Documents, Agent shall be entitled to refrain from such act or taking such action unless and until Agent shall have received instructions from the Required Lenders; and Agent shall not incur liability to any Person by reason of so refraining. Without limiting the foregoing, no Lender shall have any right of action whatsoever against Agent as a result of Agent acting or refraining from acting hereunder or under any of the Loan Documents pursuant to or in accordance with the instructions of the Required Lenders except for Agent's own gross negligence or willful misconduct in connection with any action taken by it. Notwithstanding anything to the contrary contained in this Agreement, Agent shall not be required to take any action that is in its opinion contrary to Applicable Law or the terms of any of the Loan Documents or that would in its reasonable opinion subject it or any of its officers, employees or directors to personal liability.

            13.1.5. Agent shall promptly, upon receipt thereof, forward to each Lender (i) copies of any significant written notices, reports, certificates and other information received by Agent from any Obligor, including each Schedule of Accounts (but only if and to the extent such Obligor is not required by the terms of the Loan Documents to supply such information directly to Lenders) and
(ii) copies of the results of any appraisals, or field audits by or other examinations made or prepared by or on behalf of Agent with respect to Obligors or the Collateral (each, a "Report" and collectively, "Reports"). Agent shall have no liability to any Lender for any errors in or omissions from any field audit or other examination of Obligors or the Collateral, unless such error or omission was the direct result of Agent's willful misconduct or gross negligence.

      13.2. AGREEMENTS REGARDING COLLATERAL AND EXAMINATION REPORTS.

            13.2.1. Lenders hereby irrevocably authorize Agent to release any Lien with respect to any Collateral (i) upon the termination of the Commitments and Full Payment of the Obligations, (ii) that is the subject of an Asset Disposition which Borrowers certify in writing to Agent is a Permitted Asset Disposition (and Agent may rely conclusively on any such certificate without further inquiry), or (iii) with the written consent of all Lenders. Agent shall have no obligation whatsoever to any of the Lenders to assure that any of the Collateral exists or is owned by an Obligor or is cared for, protected or insured or has been encumbered, or that Agent's Liens have been properly, sufficiently or lawfully created, perfected, protected or enforced or entitled to any particular priority or to exercise any duty of care with respect to any of the Collateral.

            13.2.2. Each Lender agrees that neither BofA nor Agent makes any representation or warranty as to the accuracy or completeness of any Report and shall not be liable for any information contained in or omitted from any such Report; agrees that the Reports are not intended to be comprehensive audits or examinations and that BofA or Agent or any other Person performing any audit or examination will inspect only specific information regarding Obligations or the Collateral and will rely significantly upon Borrowers' books and records as well as upon representations of Borrowers' officers and employees; agrees to keep all Reports confidential and strictly for its internal use and not to distribute the Reports (or the contents thereof) to any Person (except to its Participants, attorneys, accountants and other Persons with whom such Lender has a confidential relationship) or use any Report in any other manner; and, without limiting the generality of any other indemnification contained herein, agrees to hold Agent and any other Person preparing a Report harmless from any action that the indemnifying Lender may take or conclusion the indemnifying Lender may reach or draw from any Report in connection with any Loans or other credit accommodations that the indemnifying Lender has made or may make to Borrowers, or the indemnifying Lender's participation in, or its purchase of, a loan or loans of any Obligor, and to pay and protect, and indemnify, defend and hold Agent and each other such Person preparing a Report harmless from and against all claims, actions, proceedings, damages, costs, expenses and other amounts (including attorneys' fees incurred by Agent and any such other Person preparing a Report as the direct or indirect result of any third parties who might obtain all or any part of any Report through the indemnifying Lender.

      13.3. RELIANCE BY AGENT. Agent shall be entitled to rely, and shall be fully protected in so relying, upon any certification, notice or other communication (including any thereof by telephone, telex, telegram, telecopier message or cable) believed by it to be genuine and correct and to have been signed, sent or made by or on behalf of the proper Person or Persons, and upon advice and statements of Agent Professionals selected by Agent. Without limiting the generality of the foregoing, Agent may rely upon any Notice of Borrowing, LC Request, Notice of Conversion/Continuance or any similar notice or request believed by Agent to be genuine. As to any matters not expressly provided for by this Agreement or any of the other Loan Documents, Agent shall in all cases be fully protected in acting or refraining from acting hereunder and thereunder in accordance with the instructions of the Required Lenders, and such instructions of the Required Lenders and any action taken or failure to act pursuant thereto shall be binding upon Lenders.

      13.4. ACTION UPON DEFAULT. Agent shall not be deemed to have knowledge of the occurrence of a Default or an Event of Default unless it has received written notice from a Lender or any or all Borrowers specifying the occurrence and nature of such Default or Event of Default. If Agent shall receive such a notice of a Default or an Event of Default or shall otherwise acquire actual knowledge of any Default or Event of Default, Agent shall promptly notify Lenders in writing and Agent shall take such action and assert such rights under this Agreement and the other Loan Documents, or shall refrain from taking such action and asserting such rights, as the Required Lenders shall direct from time to time. If any Lender shall receive a notice of a Default or an Event of Default or shall otherwise acquire actual knowledge of any Default or Event of Default, such Lender shall promptly notify Agent and the other Lenders in writing. As provided in SECTION 13.3 hereof, Agent shall not be subject to any liability by reason of acting or refraining to act pursuant to any request of the Required Lenders except for its own willful misconduct or gross negligence in connection with any action taken by it. Before directing Agent to take or refrain from taking any action or asserting any rights or remedies under this Agreement and the other Loan Documents on account of any Event of Default, the Required Lenders shall consult with and seek the advice of (but without having to obtain the consent of) each other Lender, and promptly after directing Agent to take or refrain from taking any such action or asserting any such rights, the Required Lenders will so advise each other Lender of the action taken or refrained from being taken and, upon request of any Lender, will supply information concerning actions taken or not taken. In no event shall the Required Lenders, without the prior written consent of each Lender, direct Agent to accelerate and demand payment of the Loans held by one Lender without accelerating and demanding payment of all other Loans or to terminate the Commitments of one or more Lenders without terminating the Commitments of all Lenders. Each Lender agrees that, except as otherwise provided in any of the Loan Documents or with the written consent of Agent and the Required Lenders, it will not take any legal action or institute any action or proceeding against any Obligor with respect to any of the Obligations or Collateral or accelerate or otherwise enforce its portion of the Obligations. Without limiting the generality of the foregoing, none of Lenders may exercise any right that it might otherwise have under Applicable Law to credit bid at foreclosure sales, UCC sales, PPSA sales or other similar sales or dispositions of any of the Collateral except as authorized by Agent and Required Lenders. Notwithstanding anything to the contrary set forth in this SECTION 13.4 or elsewhere in this Agreement, each Lender shall be authorized to take such action to preserve or enforce its rights against any Obligor where a deadline or limitation period is otherwise applicable and would, absent the taken of specified action, bar the enforcement of Obligations held by such Lender against such Obligor, including the filing of proofs of claim in any Insolvency Proceeding.

      13.5. RATABLE SHARING. If any Lender shall obtain any payment or reduction (including any amounts received as adequate protection of a bank account deposit treated as cash collateral under the Bankruptcy Code) of any Obligation of Borrowers (whether voluntary, involuntary, through the exercise of any right of set-off or otherwise) in excess of its Pro Rata share of payments or reductions on account of such Obligations obtained by all of the Lenders, such Lender shall forthwith (i) notify the other Lenders and Agent of such receipt and (ii) purchase from the other Lenders such participations in the affected Obligations as shall be necessary to cause such purchasing Lender to share the excess payment or reduction, net of costs incurred in connection therewith, on a Pro Rata basis, provided that if all or any portion of such excess payment or reduction is thereafter recovered from such purchasing Lender or additional costs are incurred, the purchase shall be rescinded and the purchase price restored to the extent of such recovery or such additional costs, but without interest. Each Borrower agrees that any Lender so purchasing a participation from another Lender pursuant to this SECTION 13.5 may, to the fullest extent permitted by Applicable Law, exercise all of its rights of payment (including the right of set-off) with respect to such participation as fully as if such Lender were the direct creditor of Borrowers in the amount of such participation.

      13.6. INDEMNIFICATION OF AGENT INDEMNITEES.

            13.6.1. Each Lender agrees to indemnify and defend the Agent Indemnitees (to the extent not reimbursed by Borrowers, but without limiting the indemnification obligations of Borrowers under any of the Loan Documents), on a Pro Rata basis, and to hold each of the Agent Indemnitees harmless from and against, any and all Indemnified Claims which may be imposed on, incurred by or asserted against any of the Agent Indemnitees in any way related to or arising out of this Agreement or any of the other Loan Documents or any other document contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby (including the costs and expenses which Borrowers are obligated to pay under SECTION 15.2 hereof or amounts Agent may be called upon to pay in connection with any lockbox or Dominion Account arrangement contemplated hereby or under any indemnity, guaranty or other assurance of payment or performance given by Agent pursuant to
SECTION 3.4.2 or the enforcement of any of the terms hereof or thereof or of any such other documents, provided that no Lender shall be liable to an Agent Indemnitee for any of the foregoing to the extent that they result solely from the willful misconduct or gross negligence of such Agent Indemnitee.

            13.6.2. Without limiting the generality of the foregoing provisions of this SECTION 13.6, if Agent should be sued by any receiver, trustee in bankruptcy, debtor-in-possession or other Person on account of any alleged preference or fraudulent transfer received or alleged to have been received from any Borrower or any other Obligor as the result of any transaction under the Loan Documents, then in such event any monies paid by Agent in settlement or satisfaction of such suit, together with all Extraordinary Expenses incurred by Agent in the defense of same, shall be promptly reimbursed to Agent by Lenders to the extent of each Lender's Pro Rata share.

            13.6.3. Without limiting the generality of the foregoing provisions of this SECTION 13.6, if at any time (whether prior to or after the Commitment Termination Date) any action or proceeding shall be brought against any of the Agent Indemnitees by an Obligor or by any other Person claiming by, through or under an Obligor, to recover damages for any act taken or omitted by Agent under any of the Loan Documents or in the performance of any rights, powers or remedies of Agent against any Obligor, any Account Debtor, the Collateral or with respect to any Loans, or to obtain any other relief of any kind on account of any transaction involving any Agent Indemnitees under or in relation to any of the Loan Documents, each Lender agrees to indemnify, defend and hold the Agent Indemnitees harmless with respect thereto and to pay to the Agent Indemnitees such Lender's Pro Rata share of such amount as any of the Agent Indemnitees shall be required to pay by reason of a judgment, decree, or other order entered in such action or proceeding or by reason of any compromise or settlement agreed to by the Agent Indemnitees, including all interest and costs assessed against any of the Agent Indemnitees in defending or compromising such action, together with attorneys' fees and other legal expenses paid or incurred by the Agent Indemnitees in connection therewith; provided, however, that no Lender shall be liable to any Agent Indemnitee for any of the foregoing to the extent that they arise solely from the willful misconduct or gross negligence of such Agent Indemnitee. In Agent's discretion, Agent may also reserve for or satisfy any such judgment, decree or order from proceeds of Collateral prior to any distributions therefrom to or for the account of Lenders.

      13.7. LIMITATION ON RESPONSIBILITIES OF AGENT. Agent shall in all cases be fully justified in failing or refusing to act hereunder unless it shall have received further assurances to its satisfaction from Lenders of their indemnification obligations under SECTION 13.6 hereof against any and all Indemnified Claims which may be incurred by Agent by reason of taking or continuing to take any such action. Agent shall not be liable to Lenders for any action taken or omitted to be taken under or in connection with this Agreement or the other Loan Documents except as a result and to the extent of losses caused by Agent's actual gross negligence or willful misconduct. Agent does not assume any responsibility for any failure or delay in performance or breach by any Obligor or any Lender of its obligations under this Agreement or any of the other Loan Documents. Agent does not make to Lenders, and no Lender makes to Agent or the other Lenders, any express or implied warranty, representation or guarantee with respect to any Obligations, the Collateral, the Loan Documents or any Obligor. Neither Agent nor any of its officers, directors, employees, attorneys or agents shall be responsible to Lenders, and no Lender nor any of its agents, attorneys or employees shall be responsible to Agent or the other Lenders, for: (i) any recitals, statements, information, representations or warranties contained in any of the Loan Documents or in any certificate or other document furnished pursuant to the terms hereof; (ii) the execution, validity, genuineness, effectiveness or enforceability of any of the Loan Documents; (iii) the validity, genuineness, enforceability, collectibility, value, sufficiency or existence of any Collateral, or the perfection or priority of any Lien therein; or (iv) the assets, liabilities, financial condition, results of operations, business, creditworthiness or legal status of any Obligor or any Account Debtor. Neither Agent nor any of its officers, directors, employees, attorneys or agents shall have any obligation to any Lender to ascertain or inquire into the existence of any Default or Event of Default, the observance or performance by any Obligor of any of the duties or agreements of such Obligor under any of the Loan Documents or the satisfaction of any conditions precedent contained in any of the Loan Documents. Agent may consult with and employ legal counsel, accountants and other experts and shall be entitled to act upon, and shall be fully protected in any action taken in good faith reliance upon, any advice given by such experts.

      13.8. SUCCESSOR AGENT AND CO-AGENTS.

            13.8.1. Subject to the appointment and acceptance of a successor Agent as provided below, Agent may resign at any time by giving at least 30 days written notice thereof to each Lender and Borrowers. Upon receipt of any notice of such resignation, the Required Lenders, after prior consultation with (but without having to obtain consent of) each Lender, shall have the right to appoint a successor Agent which shall be (i) a Lender, (ii) a United States based affiliate of a Lender, or (iii) a commercial bank that is organized under the laws of the United States or of any State thereof and has a combined capital surplus of at least $200,000,000 and, provided no Default or Event of Default then exists, is reasonably acceptable to Borrowers (and for purposes hereof, any successor to BofA shall be deemed acceptable to Borrowers). If no successor agent is appointed prior to the effective date of the resignation of Agent, then Agent may appoint, after consultation with Lenders and Borrower Agent, a successor agent from among Lenders. Upon the acceptance by a successor Agent of an appointment to serve as an Agent hereunder, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent without further act, deed or conveyance, and the retiring Agent shall be discharged from its duties and obligations hereunder but shall continue to enjoy the benefits of the indemnification set forth in SECTIONS 13.6 and 15.2 hereof. After any retiring Agent's resignation hereunder as Agent, the provisions of this SECTION 13 (including the provisions of SECTION
13.6 hereof) shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as Agent. Notwithstanding anything to the contrary contained in this Agreement, any successor by merger or acquisition of the stock or assets of BofA shall continue to be Agent hereunder without further act on the part of the parties hereto unless such successor shall resign in accordance with the provisions hereof.

            13.8.2. It is the intent of the parties that there shall be no violation of any Applicable Law denying or restricting the right of financial institutions to transact business as agent or otherwise in any jurisdiction. In case of litigation under any of the Loan Documents, or in case Agent deems that by reason of present or future laws of any jurisdiction Agent might be prohibited from exercising any of the powers, rights or remedies granted to Agent or Lenders hereunder or under any of the Loan Documents or from holding title to or a Lien upon any Collateral or from taking any other action which may be necessary hereunder or under any of the Loan Documents, Agent may appoint an additional Person as a separate collateral agent or co-collateral agent which is not so prohibited from taking any of such actions or exercising any of such powers, rights or remedies. If Agent shall appoint an additional Person as a separate collateral agent or co-collateral agent as provided above, each and every remedy, power, right, claim, demand or cause of action intended by any of the Loan Documents to be exercised by or vested in or conveyed to Agent with respect thereto shall be exercisable by and vested in such separate collateral agent or co-collateral agent, but only to the extent necessary to enable such separate collateral agent or co-collateral agent to exercise such powers, rights and remedies, and every covenant and obligation necessary to the exercise thereof by such separate collateral agent or co-collateral agent shall run to and be enforceable by either of them. Should any instrument from Lenders be required by the separate collateral agent or co-collateral agent so appointed by Agent in order more fully and certainly to vest in and confirm to him or it such rights, powers, duties and obligations, any and all of such instruments shall, on request, be executed, acknowledged and delivered by Lenders whether or not a Default or Event of Default then exists. In case any separate collateral agent or co-collateral agent, or a successor to either, shall die, become incapable of acting, resign or be removed, all the estates, properties, rights, powers, duties and obligations of such separate collateral agent or co-collateral agent, so far as permitted by Applicable Law, shall vest in and be exercised by Agent until the appointment of a new collateral agent or successor to such separate collateral agent or co-collateral agent.

      13.9. CONSENTS, AMENDMENTS AND WAIVERS; OUT-OF-FORMULA LOANS.

            13.9.1. No amendment or modification of any provision of this Agreement or any of the other Loan Documents, nor any waiver of any Default or Event of Default, shall be effective without the prior written agreement or consent of the Required Lenders; provided, however, that

            (i) without the prior written consent of Agent, no amendment or waiver shall be effective with respect to any provision in any of the Loan Documents (including SECTION 3.4 and this SECTION 13) to the extent such provision relates to the rights, duties, immunities, exculpation, indemnification or discretion of Agent;

            (ii) without the prior written consent of Issuing Bank, no amendment or waiver with respect to any of the LC Obligations or the provisions of SECTIONS 2.3, 4.1.3 OR 11.2.6 shall be effective;

            (iii) without the prior written consent of each affected Lender, no amendment or waiver shall be effective that would (1) increase or otherwise modify any Commitment of such Lender (other than to reduce such Lender's Commitment on a proportionate basis with the same Commitments of other Lenders);
(2) alter (other than to increase) the rate of interest or any fee payable in respect of any Obligations owed to such Lender; (3) waive or defer collection of any interest or fee payable to such Lender pursuant to SECTION 3; or (4) subordinate the payment of any Obligations owed to such Lender to the payment of any Debt (except as expressly provided in SECTION 5.6.1); and

            (iv) without the prior written consent of all Lenders (except a defaulting Lender as provided in SECTION 4.2 of this Agreement), no amendment or waiver shall be effective that would (1) waive any Default or Event of Default if the Default or Event of Default relates to any Borrower's failure to observe or perform any covenant that may not be amended without the unanimous written consent of Lenders (and, where so provided hereinafter, the written consent of Agent) as hereinafter set forth; (2) alter the provisions of SECTIONS 3.6, 3.7, 3.8, 3.10, 5.6, 5.7, 7.1 (except to add to the categories of Property of Borrowers constituting Collateral), 8.4.4, 8.6, 13.9, 15.2, 15.3, 15.4 or 15.16;
(3) amend the definitions (and the other defined terms used in such definitions) of "Pro Rata," "Required Lenders," "Eligible Assignee," "Obligations," "Availability Reserve" or "Borrowing Base", or any provision of this Agreement obligating Agent to take certain actions at the direction of the Required Lenders, or any provision of any of the Loan Documents regarding the Pro Rata treatment or obligations of Lenders; (4) subordinate the priority of any Liens granted to Agent under any of the Loan Documents to consensual, non-statutory Liens granted after the Closing Date to any other Person, except as currently provided in or contemplated by the Loan Documents (including a subordination in favor of the holders of Permitted Liens that have priority over Agent's Liens under Applicable Law) and except for Liens granted by an Obligor to financial institutions with respect to amounts on deposit with such financial institutions to cover returned items, processing and analysis charges and other charges in the Ordinary Course of Business that relate to deposit accounts with such financial institutions, or (5) alter the time (other than to accelerate or make more frequent) or amount (other than to increase the amount to be repaid) of repayment of any of the Loans or waive any Event of Default resulting from nonpayment of the Loans on the due date thereof (or within any applicable period of grace), or (6) release any Obligor that is Solvent from liability for any of the Obligations.

            Notwithstanding the foregoing, the consent or agreement of Borrowers shall not be necessary to the effectiveness of any amendment or waiver of any provision of this Agreement that deals solely with the rights and duties of Lenders and Agent as among themselves, including SECTIONS 5.6.1 and 15. The making of any Loans hereunder by any Lender during the existence of a Default or Event of Default shall not be deemed to constitute a waiver of such Default or Event of Default. Any waiver or consent granted by Lenders hereunder shall be effective only if in writing and then only in the specific instance and for the specific purpose for which it was given.

            13.9.2. No Borrower will, directly or indirectly, pay or cause to be paid any remuneration or other thing of value, whether by way of supplemental or additional interest, fee or otherwise, to any Lender (in its capacity as a Lender hereunder) as consideration for or as an inducement to the consent to or agreement by such Lender with any waiver or amendment of any of the terms and provisions of this Agreement or any of the other Loan Documents to the extent that the agreement of all Lenders to any such waiver or amendment is required, unless such remuneration or thing of value is concurrently paid, on the same terms, on a Pro Rata or other mutually agreed upon basis to all Lenders; provided, however, that Borrowers may contract to pay a fee only to those Lenders who actually vote in writing to approve any waiver or amendment of the terms and provisions of this Agreement or any of the other Loan Documents to the extent that such waiver or amendment may be implemented by vote of the Required Lenders and such waiver or amendment is in fact approved.

            13.9.3. Any request, authority or consent of any Person who, at the time of making such request or giving such a authority or consent, is a Lender, shall be conclusive and binding upon any Transferee of such Lender.

            13.9.4. Unless otherwise directed in writing by the Required Lenders, Agent may require Lenders to honor requests by Borrowers for Out-of-Formula Loans (in which event, and notwithstanding anything to the contrary set forth in SECTION 2.1.1 or elsewhere in this Agreement, Lenders shall continue to make Revolver Loans up to their Pro Rata share of the Commitments) and to forbear from requiring Borrowers to cure an Out-of-Formula Condition, (1) when no Event of Default exists (or if an Event of Default exists, when the existence of such Event of Default is not known by Agent), if and for so long as (i) such Out-of-Formula Condition does not continue for a period of more than 10 consecutive Business Days, following which no Out-of-Formula Condition exists for at least 10 consecutive Business Days before another Out-of-Formula Condition exists, (ii) the amount of the Revolver Loans outstanding at any time does not exceed the aggregate of the Commitments at such time, and (iii) the Out-of-Formula Condition is not known by Agent at the time in question to exceed $5,000,000; and (2) regardless of whether or not an Event of Default exists, if Agent discovers the existence of an Out-of-Formula Condition not previously known by it to exist, but Lenders shall be obligated to continue making such Revolver Loans as directed by Agent only (A) if the amount of the Out-of-Formula Condition is not increased by more than $5,000,000 above the amount determined by Agent to exist on the date of discovery thereof and (B) for a period not to exceed 5 Business Days. In no event shall any Borrower or any other Obligor be deemed to be a beneficiary of this SECTION 13.9.4 or authorized to enforce any of the provisions of this SECTION 13.9.4.

      13.10. DUE DILIGENCE AND NON-RELIANCE. Each Lender hereby acknowledges and represents that it has, independently and without reliance upon Agent, Syndication Agent or the other Lenders, and based upon such documents, information and analyses as it has deemed appropriate, made its own credit analysis of each Obligor and its own decision to enter into this Agreement and to fund the Loans to be made by it hereunder and to purchase participations in the LC Obligations pursuant to SECTION 2.3.2 hereof, and each Lender has made such inquiries concerning the Loan Documents, the Collateral and each Obligor as such Lender feels necessary and appropriate, and has taken such care on its own behalf as would have been the case had it entered into the other Loan Documents without the intervention or participation of the other Lenders or Agent. Each Lender hereby further acknowledges and represents that the other Lenders, Syndication Agent and Agent have not made any representations or warranties to it concerning any Obligor, any of the Collateral or the legality, validity, sufficiency or enforceability of any of the Loan Documents. Each Lender also hereby acknowledges that it will, independently and without reliance upon the other Lenders, Syndication Agent or Agent, and based upon such financial statements, documents and information as it deems appropriate at the time, continue to make and rely upon its own credit decisions in making Loans and in taking or refraining to take any other action under this Agreement or any of the other Loan Documents. Except for notices, reports and other information expressly required to be furnished to Lenders by Agent hereunder, Agent shall not have any duty or responsibility to provide any Lender with any notices, reports or certificates furnished to Agent by any Obligor or any credit or other information concerning the affairs, financial condition, business or Properties of any Obligor (or any of its Affiliates) which may come into possession of Agent or any of Agent's Affiliates.

      13.11. REPRESENTATIONS AND WARRANTIES OF LENDERS. Each Lender represents and warrants to each Borrower, Agent and the other Lenders that it has the power to enter into and perform its obligations under this Agreement and the other Loan Documents, and that it has taken all necessary and appropriate action to authorize its execution and performance of this Agreement and the other Loan Documents to which it is a party, each of which will be binding upon it and the obligations imposed upon it herein or therein will be enforceable against it in accordance with the respective terms of such documents; and none of the consideration used by it to make or fund its Loans or to participate in any other transactions under this Agreement constitutes for any purpose of ERISA or
Section 4975 of the Internal Revenue Code assets of any "plan" as defined in
Section 3(3) of ERISA or Section 4975 of the Internal Revenue Code and the rights and interests of such Lender in and under the Loan Documents shall not constitute plan assets under ERISA.

      13.12. THE REQUIRED LENDERS. As to any provisions of this Agreement or the other Loan Documents under which action may or is required to be taken upon direction or approval of the Required Lenders, the direction or approval of the Required Lenders shall be binding upon each Lender to the same extent and with the same effect as if each Lender joined therein. Notwithstanding anything to the contrary contained in this Agreement, Borrowers shall not be deemed to be a beneficiary of, or be entitled to enforce, sue upon or assert as a defense to any of the Obligations, any provisions of this Agreement that requires Agent or any Lender to act, or conditions their authority to act, upon the direction or consent of the Required Lenders; and any action taken by Agent or any Lender that requires the consent or direction of the Required Lenders as a condition to taking such action shall, insofar as Borrowers are concerned, be presumed to have been taken with the requisite consent or direction of the Required Lenders.

      13.13. SEVERAL OBLIGATIONS. The obligations and commitments of each Lender under this Agreement and the other Loan Documents are several and neither Agent nor any Lender shall be responsible for the performance by the other Lenders of its obligations or commitments hereunder or thereunder. Notwithstanding any liability of Lenders stated to be joint and several to third Persons under any of the Loan Documents, such liability shall be shared, as among Lenders, Pro Rata.

      13.14. AGENT IN ITS INDIVIDUAL CAPACITY. With respect to its obligation to lend under this Agreement, the Loans made by it and each Note issued to it, Agent shall have the same rights and powers hereunder and under the other Loan Documents as any other Lender or holder of a Note and may exercise the same as though it were not performing the duties specified herein; and the terms "Lenders," "Required Lenders," or any similar term shall, unless the context clearly otherwise indicates, include Agent in its capacity as a Lender. Agent and its Affiliates may each accept deposits from, maintain deposits or credit balances for, invest in, lend money to, act as trustee under indentures of, serve as financial advisor to, and generally engage in any kind of business with any Borrower or any other Obligor, or any affiliate of any Borrower or any other Obligor, as if it were any other bank and without any duty to account therefor (or for any fees or other consideration received in connection therewith) to the other Lenders. BofA or its affiliates may receive information regarding any Borrower or any of such Borrower's Affiliates and account debtors (including information that may be subject to confidentiality obligations in favor of Borrowers or any of their Affiliates) and Lenders acknowledge that neither Agent nor BofA shall be under any obligation to provide such information to Lenders to the extent acquired by BofA in its individual capacity and not as Agent hereunder.

      13.15. NO THIRD PARTY BENEFICIARIES. This SECTION 13 is not intended to confer any rights or benefits upon Borrowers or any other Person except Lenders and Agent, and no Person (including any or all Borrowers) other than Lenders and Agent shall have any right to enforce any of the provisions of this SECTION 13 except as expressly provided in SECTION 13.17 hereof. As between Obligors and Agent, any action that Agent may take or purport to take on behalf of Lenders under any of the Loan Documents shall be conclusively presumed to have been authorized and approved by Lenders as herein provided.

      13.16. NOTICE OF TRANSFER. Agent may deem and treat a Lender party to this Agreement as the owner of such Lender's portion of the Revolver Loans for all purposes, unless and until a written notice of the assignment or transfer thereof executed by such Lender has been received by Agent.

      13.17. REPLACEMENT OF CERTAIN LENDERS. If a Lender ("Affected Lender") shall have (i) failed to fund its Pro Rata share of any Loan requested (or deemed requested) by Borrowers which such Lender is obligated to fund under the terms of this Agreement and which such failure has not been cured, (ii) requested compensation from Borrowers under SECTION 3.7 to recover increased costs incurred by such Lender (or its parent or holding company) which are not being incurred generally by the other Lenders (or their respective parents or holding companies), (iii) delivered a notice pursuant to SECTION 3.6 hereof claiming that such Lender is unable to extend LIBOR Loans to Borrowers for reasons not generally applicable to the other Lenders, (iv) defaulted in paying or performing any of its obligations to Agent, or (v) failed or refused to give its consent to any amendment, waiver or action for which consent of all of the Lenders is required and in respect of which the Required Lenders have consented, then, in any such case and in addition to any other rights and remedies that Agent, any other Lender or any Borrower may have against such Affected Lender, any Borrower or Agent may make written demand on such Affected Lender (with a copy to Agent in the case of a demand by Borrowers and a copy to Borrowers in the case of a demand by Agent) for the Affected Lender to assign, and such Affected Lender shall assign pursuant to one or more duly executed Assignment and Acceptances within 5 Business Days after the date of such demand, to one or more Lenders willing to accept such assignment or assignments, or to one or more Eligible Assignees designated by Agent, all of such Affected Lender's rights and obligations under this Agreement (including its Commitments and all Loans owing to it) in accordance with SECTION 14 hereof. Agent is hereby irrevocably authorized to execute one or more Assignment and Acceptances as attorney-in-fact for any Affected Lender which fails or refuses to execute and deliver the same within 5 Business Days after the date of such demand. The Affected Lender shall be entitled to receive, in cash and concurrently with execution and delivery of each such Assignment and Acceptance, all amounts owed to the Affected Lender hereunder or under any other Loan Document, including the aggregate outstanding principal amount of the Loans owed to such Lender, together with accrued interest thereon through the date of such assignment (but excluding any prepayment penalty or termination charge). Upon the replacement of any Affected Lender pursuant to this SECTION 13.17, such Affected Lender shall cease to have any participation in, entitlement to, or other right to share in the Liens of Agent in any Collateral and such Affected Lender shall have no further liability to Agent, any Lender or any other Person under any of the Loan Documents (except as provided in SECTION 13.6 hereof as to events or transactions which occur prior to the replacement of such Affected Lender), including any Commitment to make Loans or purchase participations in LC Obligations. Agent shall have the right at any time, but shall not be obligated to, upon written notice to any Lender and with the consent of such Lender (which may be granted or withheld in such Lender's sole discretion), to purchase for Agent's own account all of such Lender's right, title and interest in and to this Agreement, the other Loan Documents and the Obligations (together with such Lender's interest in the Commitments), for the face amount of the Obligations owed to such Lender (or such greater or lesser amount as Agent and Lender may mutually agree upon).

      13.18. REMITTANCE OF PAYMENTS AND COLLECTIONS.

            13.18.1. All payments by any Lender to Agent shall be made not later than the time set forth elsewhere in this Agreement on the Business Day such payment is due; provided, however, that if such payment is due on demand by Agent and such demand is made on the paying Lender after 11:00 a.m. on such Business Day, then payment shall be made by 11:00 a.m. on the next Business Day. Payment by Agent to any Lender shall be made by wire transfer, promptly following Agent's receipt of funds for the account of such Lender and in the type of funds received by Agent; provided, however, that if Agent receives such funds at or prior to 12:00 noon, Agent shall pay such funds to such Lender by 2:00 p.m. on such Business Day, but if Agent receives such funds after 12:00 noon, Agent shall pay such funds to such Lender by 2:00 p.m. on the next Business Day.

            13.18.2. With respect to the payment of any funds from Agent to a Lender or from a Lender to Agent, the party failing to make full payment when due pursuant to the terms hereof shall, on demand by the other party, pay such amount together with interest thereon at the Federal Funds Rate. In no event shall Borrowers be entitled to receive any credit for any interest paid by Agent to any Lender, or by any Lender to Agent, at the Federal Funds Rate as provided herein.

      If Agent pays any amount to a Lender in the belief or expectation that a related payment has been or will be received by Agent from an Obligor and such related payment is not received by Agent, then Agent shall be entitled to recover such amount from each Lender that receives such amount. If Agent determines at any time that any amount received by it under this Agreement or any of the other Loan Documents must be returned to an Obligor or paid to any other Person pursuant to any Applicable Law, court order or otherwise, then, notwithstanding any other term or condition of this Agreement or any of the other Loan Documents, Agent shall not be required to distribute such amount to any Lender.

      13.19. Syndication Agent. For avoidance of doubt, it is expressly acknowledged and agreed by Agent and each Lender for the benefit of Syndication Agent that, other than any rights or obligations explicitly reserved to or imposed upon Syndication Agent under this Agreement, Syndication Agent, in such capacity, has no rights or obligations hereunder nor shall Syndication Agent, in such capacity, be responsible or accountable to any other party hereto for any action or failure to act hereunder, other than in connection with such explicitly reserved rights or such obligations and then only for claims, damages, losses (other than consequential losses) and other liabilities arising out of Syndication Agent's own gross negligence or willful misconduct.

SECTION 14. BENEFIT OF AGREEMENT; ASSIGNMENTS AND PARTICIPATIONS

      14.1. SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon and inure to the benefit of Obligors, Agent, Syndication Agent and Lenders and their respective successors and assigns (which, in the case of Agent, shall include any successor Agent appointed pursuant to SECTION 13.8 hereof), except that (i) no Obligor shall have the right to assign its rights or delegate performance of any of its obligations under any of the Loan Documents and (ii) any assignment by any Lender must be made in

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compliance with SECTION 14.3. Agent may treat the Person which made any Loan or holds any Note as the owner thereof for all purposes hereof unless and until such Person complies with SECTION 14.3 in the case of an assignment thereof or, in the case of any other transfer, a written notice of the transfer is filed with Agent. Any assignee or transferee of any rights with respect to any Note or Loan agrees by acceptance thereof to be bound by all the terms and provisions of the Loan Documents. Any request, authority or consent of any Person, who at the time of making such request or giving such authority or consent is the holder of a Note, shall be conclusive and binding on any subsequent holder, transferee or assignee of such Note or of any Note or Notes issued in exchange therefor.

      14.2. PARTICIPATIONS.

            14.2.1. Permitted Participants; Effect. Any Lender may, in the ordinary course of its business and in accordance with Applicable Law, at any time sell to one or more banks or other financial institutions (each a "Participant") a participating interest in any of the Obligations owing to such Lender, any Commitment of such Lender or any other interest of such Lender under any of the Loan Documents. In the event of any such sale by a Lender of participating interests to a Participant, such Lender's obligations under the Loan Documents shall remain unchanged, such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, such Lender shall remain the holder of its Loans and Commitments for all purposes under the Loan Documents, all amounts payable by Borrowers under this Agreement and any of the Notes shall be determined as if such Lender had not sold such participating interests, and Borrowers and Agent shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under the Loan Documents. If a Lender sells a participation to a Person other than an Affiliate of such Lender, then such Lender shall give prompt written notice thereof to Borrowers and the other Lenders. A Participant that would be a Foreign Lender if it were a Lender shall not be entitled to the benefits of SECTION 5.9 unless Borrowers are notified of the participation sold to Participant and such Participant agrees, for the benefit of Borrowers, to comply with SECTION 5.10 as though such Participant were a Lender.

            14.2.2. Voting Rights. Each Lender shall retain the sole right to approve, without the consent of any Participant, any amendment, modification or waiver of any provision of the Loan Documents other than an amendment, modification or waiver with respect to any Loans or Commitment in which such Participant has an interest which forgives principal, interest or fees or reduces the stated interest rate or the stated rates at which fees are payable with respect to any such Loan or Commitment, postpones the Commitment Termination Date, or any date fixed for any regularly scheduled payment of interest or fees on such Loan or Commitment, or releases from liability any Borrower or any Guarantor or releases any substantial portion of any of the Collateral.

            14.2.3. Benefit of Set-Off. Each Borrower agrees that each Participant shall be deemed to have the right of set-off provided in SECTION
12.4 hereof in respect of its participating interest in amounts owing under the Loan Documents to the same extent and subject to the same requirements under this Agreement (including SECTION 13.5) as if the amount of its participating interest were owing directly to it as a Lender under the Loan Documents, provided that each Lender shall retain the right of set-off provided in SECTION
12.4 hereof with respect to the amount of participating interests sold to each Participant. Lenders agree to share with each Participant, and each Participant by exercising the right of set-off provided in SECTION 12.4 agrees to share with each Lender, any amount received pursuant to the exercise of its right of set-off, such amounts to be shared in accordance with SECTION 13.5 hereof as if each Participant were a Lender.

            14.2.4. Notices. Each Lender shall be solely responsible for notifying its Participants of any matters relating to the Loan Documents to the extent that any such notice may be required, and neither Agent nor any other Lender shall have any obligation, duty or liability to any Participant of any

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other Lender. Without limiting the generality of the foregoing, neither Agent nor any Lender shall have any obligation to give notices or to provide documents or information to a Participant of another Lender.

      14.3. ASSIGNMENTS.

            14.3.1. Permitted Assignments. Subject to its compliance with
SECTION 14.3.2, a Lender may, in accordance with Applicable Law, at any time assign to any Eligible Assignee all or any part of its rights and obligations under the Loan Documents, so long as (i) each assignment is of a constant, and not a varying, ratable percentage of all of the transferor Lender's rights and obligations under the Loan Documents with respect to the Loans and the LC Obligations and, in the case of a partial assignment, is in a minimum principal amount of $5,000,000 (or $1,000,000 in the case of an assignment between Lenders), in either case unless otherwise agreed by Agent in its sole discretion, and integral multiples of $1,000,000 in excess of that amount; (ii) except in the case of an assignment in whole of a Lender's rights and obligations under the Loan Documents or an assignment by one original signatory to this Agreement to another such signatory, immediately after giving effect to any assignment, the aggregate amount of the Commitments retained by the transferor Lender shall in no event be less than $5,000,000 (unless otherwise agreed by Agent in its sole discretion); and (iii) the parties to each such assignment shall execute and deliver to Agent, for its acceptance and recording, an Assignment and Acceptance. Nothing contained herein shall limit in any way the right of a Lender to pledge or assign all or any portion of its rights under this Agreement or with respect to any of the Obligations to (x) any Federal Reserve Bank or the United States Treasury as collateral security pursuant to Regulation A of the Board of Governors and any Operating Circular issued by such Federal Reserve Bank, or (y) direct or indirect contractual counterparties in swap agreements relating to the Loans, provided that any payment by Borrowers to the assigning Lender in respect of any assigned Obligations in accordance with the terms of this Agreement shall satisfy Borrowers' obligations hereunder in respect of such assigned Obligations to the extent of such payment, and no such assignment shall release the assigning Lender from its obligations hereunder.

            14.3.2. Effect; Effective Date. Upon (i) delivery to Agent of a notice of assignment substantially in the form attached as EXHIBIT H hereto, together with any consents required by SECTION 14.3.1, and (ii) payment of a $3,500 fee to Agent for processing any assignment to an Eligible Assignee that is not an Affiliate of the transferor Lender, such assignment shall become effective on the effective date specified in such notice of assignment. The Assignment and Acceptance shall contain a representation and warranty by the Eligible Assignee that the assignment evidenced thereby will not result in a non-exempt "prohibited transaction" under Section 406 of ERISA. On and after the effective date of such assignment, such Eligible Assignee shall for all purposes be a Lender party to this Agreement and the other Loan Document executed by the Lenders and shall have all the rights and obligations of a Lender under the Loan Documents to the same extent as if it were an original party thereto, and no further consent or action by Borrowers, Lenders or Agent shall be required to release the transferor Lender with respect to the Commitment (or portion thereof) of such Lender and Obligations assigned to such Eligible Assignee. Without limiting the generality of the foregoing, such Eligible Assignee shall be subject to and bound by all of the Loan Documents. Upon the consummation of any assignment to an Eligible Assignee pursuant to this SECTION 14.3, the transferor Lender, Agent and Borrowers shall make appropriate arrangements so that replacement Notes are issued to such transferor Lender and new Notes or, as appropriate, replacement Notes, are issued to such Eligible Assignee, in each case in principal amounts reflecting their respective Commitments, as adjusted pursuant to such assignment. If the transferor Lender shall have assigned all of its interests, rights and obligations under this Agreement pursuant to SECTION
14.3.1 hereof, then (i) such transferor Lender shall no longer have any obligation to indemnify Agent with respect to any transactions, events or occurrences that transpire after the effective date of such assignment, (ii) each Eligible Assignee to which such transferor Lender shall make an assignment shall be responsible to Agent to indemnify Agent in accordance with this Agreement with respect to transactions, events and occurrences transpiring on and after the effective date of such assignment to it, and (iii) the transferor Lender shall continue to be entitled to the benefits of those provisions of the Loan Documents (including indemnities from Obligors) that survive Full Payment of the Obligations.

            14.3.3. Dissemination of Information. Each Borrower authorizes each Lender and Agent to disclose to any Participant, any Eligible Assignee or any other Person acquiring an interest in the Loan Documents by operation of law (each a "Transferee"), and any prospective Transferee, any and all information in Agent's or such Lender's possession concerning each Borrower, the Subsidiaries of each Borrower or the Collateral, subject to appropriate confidentiality undertakings on the part of such Transferee.

      14.4. TAX TREATMENT. If any interest in any Loan Document is transferred to any Transferee that is organized under the laws of any jurisdiction other than the United States or any State thereof, the transferor Lender shall cause such Transferee, concurrently with the effectiveness of such transfer, to comply with the provisions of SECTION 5.10 hereof.

SECTION 15. MISCELLANEOUS

      15.1. POWER OF ATTORNEY. Each Obligor hereby irrevocably designates, makes, constitutes and appoints Agent (and all Persons designated by Agent) as such Obligor's true and lawful attorney (and agent-in-fact) and Agent, or Agent's designee, may, without notice to such Obligor and in either such Obligor's or Agent's name, but at the cost and expense of Borrowers:

            15.1.1. At such time or times as Agent or said designee, in its sole discretion, may determine, endorse such Obligor's name on any Payment Item or proceeds of the Collateral which come into the possession of Agent or under Agent's control.

            15.1.2. At any time that an Event of Default exists: (i) demand payment of the Accounts from the Account Debtors, enforce payment of the Accounts by legal proceedings or otherwise, and generally exercise all of such Obligor's rights and remedies with respect to the collection of the Accounts;
(ii) settle, adjust, compromise, discharge or release any of the Accounts or other Collateral or any legal proceedings brought to collect any of the Accounts or other Collateral; (iii) sell or assign any of the Accounts and other Collateral upon such terms, for such amounts and at such time or times as Agent deems advisable; (iv) take control, in any manner, of any item of payment or proceeds relating to any Collateral; (v) prepare, file and sign such Obligor's name to a proof of claim in bankruptcy or similar document against any Account Debtor or to any notice of Lien, assignment or satisfaction of Lien or similar document in connection with any of the Collateral; (vi) receive, open and dispose of all mail addressed to such Obligor and to notify postal authorities to change the address for delivery thereof to such address as Agent may designate; (vii) endorse the name of such Obligor upon any Payment Item relating to any Collateral and deposit the same to the account of Agent for application to the Obligations; (viii) endorse the name of such Obligor upon any Chattel Paper, Document, Instrument, invoice, freight bill, bill of lading or similar document or agreement relating to any Accounts or Inventory of any Obligor and any other Collateral; (ix) use such Obligor's stationery and sign the name of such Obligor to verifications of the Accounts and notices thereof to Account Debtors; (x) use the information recorded on or contained in any data processing equipment and computer hardware and software relating to any other Collateral;
(xi) make and adjust claims under policies of insurance; (xii) sign the name of such Obligor to and file any proof of claim in an Insolvency Proceeding of any Account Debtor and on notices of Liens, claims of mechanic's Liens or assignments or releases of mechanic's Liens securing any Accounts; (xiii) take all action as may be necessary to obtain the payment of any letter of credit or banker's acceptance of which such Obligor is a beneficiary; and (xiv) do all other acts and things necessary, in Agent's determination, to fulfill such Obligor's obligations under any of the Loan Documents.

      15.2. GENERAL INDEMNITY. Each Obligor hereby agrees to indemnify and defend the Indemnitees against and to hold the Indemnitees harmless from any Indemnified Claim that may be instituted or asserted against or incurred by any of the Indemnitees and that (i) arises out of or relates to this Agreement or any of the other Loan Documents (including any transactions entered into pursuant to any of the Loan Documents, Agent's Lien upon the Collateral, or the performance by Agent or Lenders of their duties or the exercise of any of their rights or remedies under this Agreement or any of the other Loan Documents), or
(ii) results from an Obligor's failure to observe, perform or discharge any of such Obligor's covenants or duties hereunder. Without limiting the generality of the foregoing, this indemnity shall extend to any Indemnified Claims instituted or asserted against or incurred by any of the Indemnitees (x) under any Environmental Laws or (other similar laws by reason of a Borrower's or any other Person's failure to comply with laws applicable to solid or hazardous waste materials or other toxic substances) or (y) under any Anti-Terrorism Laws, including any civil fines assessed against Agent or any Lender by any Governmental Authority as a result of conduct of an Obligor. Additionally, if any Taxes (excluding Taxes imposed upon or measured solely by the net income of Agent and Lenders, but including any intangibles tax, stamp tax, recording tax or franchise tax) shall be payable by Agent or any Obligor on account of the execution or delivery of this Agreement, or the execution, delivery, issuance or recording of any of the other Loan Documents, or the creation or repayment of any of the Obligations hereunder, by reason of any Applicable Law now or hereafter in effect, Borrowers shall pay (or shall promptly reimburse Agent and Lenders for the payment of) all such Taxes, including any interest and penalties thereon, and will indemnify and hold Indemnitees harmless from and against all liability in connection therewith. The foregoing indemnities shall not apply to Indemnified Claims incurred by any Indemnitee as a direct and proximate result of its own gross negligence or willful misconduct.

      15.3. SURVIVAL OF ALL INDEMNITIES. Notwithstanding anything to the contrary in this Agreement or any of the other Loan Documents, the obligation of each Obligor and each Lender with respect to each indemnity given by it in this Agreement, whether given by any or all Obligors to Agent Indemnitees, Lender Indemnitees or BofA Indemnitees or by any Lender to any Agent Indemnitees or BofA Indemnitees, shall survive the Full Payment of the Obligations, and the termination of any of the Commitments and the resignation of Agent.

      15.4. MODIFICATION OF AGREEMENT. This Agreement may not be modified, altered or amended, except by an agreement in writing signed by Obligors, Agent and Lenders (or, where otherwise expressly allowed by SECTION 13 hereof, the Required Lenders in lieu of Agent and Lenders); provided, however, that no consent, written or otherwise, of Obligors shall be necessary or required in connection with any amendment of any of the provisions of SECTIONS 2.3.2, 4.1.3,
5.6 or 13 (other than SECTION 13.17), or any other provision of this Agreement that affects only the rights, duties and responsibilities of Lenders and Agent as among themselves so long as no such amendment imposes any additional obligations on Borrowers.

      15.5. SEVERABILITY. Wherever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under Applicable Law, but if any provision of this Agreement shall be prohibited by or invalid under Applicable Law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

      15.6. CUMULATIVE EFFECT; CONFLICT OF TERMS. The provisions of the Other Agreements and the Security Documents are hereby made cumulative with the provisions of this Agreement. Without limiting the generality of the foregoing, the parties acknowledge that this Agreement and the other Loan Documents may use several different limitations, tests or measurements to regulate the same or similar matters and that such limitations, tests and measures are cumulative and each must be performed, except as may be expressly stated to the contrary in this Agreement. Except as otherwise provided in any of the other Loan Documents by specific reference to the applicable provision of this Agreement, if any provision contained in this Agreement is in direct conflict with, or inconsistent with, any provision in any of the other Loan Documents, the provision contained in this Agreement shall govern and control.

      15.7. COUNTERPARTS; FACSIMILE SIGNATURES. This Agreement and any amendments hereto may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which counterparts taken together shall constitute but one and the same instrument. Loan Documents may be executed by facsimile and the effectiveness of any such Loan Documents and signatures thereon shall, subject to Applicable Law, have the same force and effect as manually signed originals and shall be binding on all parties thereto. Agent may require that any such documents and signatures be confirmed by a manually-signed original thereof, provided that the failure to request or deliver the same shall not limit the effectiveness of any facsimile signature.

      15.8. CONSENT. Whenever the consent of Agent or Lenders (or any combination of Lenders) is required to be obtained under this Agreement or any of the other Loan Documents as a condition to any action, inaction, condition or event, each party whose consent is required shall be authorized to give or withhold its consent in its sole and absolute discretion and to condition its consent upon the giving of additional collateral security for the Obligations, the payment of money or any other matter.

      15.9. NOTICES AND COMMUNICATIONS.

            15.9.1. Except as otherwise provided in SECTION 4.1.5, all notices, requests and other communications to or upon a party hereto shall be in writing (including facsimile transmission or similar writing) and shall be given to such party at the address or facsimile number for such party on the signature pages hereof (or, in the case of a Person who becomes a Lender after the date hereof, at the address shown on the applicable Assignment and Acceptance by which such Person became a Lender) or at such other address or facsimile number as such party may hereafter specify for the purpose by notice to Agent and Obligors in accordance with the provisions of this SECTION 15.9.

            15.9.2. Except as otherwise provided in SECTION 3.1.5, each such notice, request or other communication shall be effective (i) if given by facsimile transmission, when transmitted to the facsimile number specified herein for the noticed party and confirmation of receipt is received, (ii) if given by mail, 3 Business Days after such communication is deposited in the U.S. Mail, with first-class postage pre-paid, addressed to the noticed party at the address specified herein, or (iii) if given by personal delivery or by overnight courier delivery, when duly delivered with receipt acknowledged in writing by the noticed party. In no event shall a voicemail message be effective as a notice, communication or confirmation under any of the Loan Documents. Notwithstanding the foregoing, no notice to or upon Agent or BofA pursuant to SECTIONS 2.2, 2.3, 3.1.2, 4.1 or 6.2.2 shall be effective until after actually received by the individual to whose attention at Agent such notice is required to be sent. Any written notice, request or demand that is not sent in conformity with the provisions hereof shall nevertheless be effective on the date that such notice, request or demand is actually received by the individual to whose attention at the noticed party such notice, request or demand is required to be sent.

            15.9.3. Electronic mail and intranet websites may be used only to distribute routine communications, such as financial statements, Borrowing Base Certificates and other information required by SECTION 10.1.3, and to distribute Loan Documents for execution by the parties thereto, and may not be used for any other purpose as effective notice under this Agreement or any of the other Loan Documents. Any notice received by Borrower Agent shall be deemed received by all Obligors.

      Agent and Lenders shall be authorized to rely and act upon any notices (including telephonic communications) purportedly given by or on behalf of any Borrower even if such notices were made in a manner other than as specified herein, were incomplete or were not preceded or followed by any other form of notice specified or required herein, or the terms thereof, as understood by the recipient, varied from any confirmation thereof. Borrowers agree to indemnify and defend each Indemnitee from all losses, costs, expenses and liabilities resulting from the reliance by any such Indemnitee on each telephone communication purportedly given by or on behalf of any Borrower.

      15.10. PERFORMANCE OF OBLIGORS' OBLIGATIONS. If any Obligor shall fail to discharge any covenant, duty or obligation hereunder or under any of the other Loan Documents, Agent may, in its sole discretion at any time or from time to time, for such Obligor's account and at Borrowers' expense, pay any amount or do any act required of Obligors hereunder or under any of the other Loan Documents or otherwise lawfully requested by Agent to (i) enforce any of the Loan Documents or collect any of the Obligations, (ii) preserve, protect, insure or maintain or realize upon any of the Collateral, or (iii) preserve, defend, protect or maintain the validity or priority of Agent's Liens in any of the Collateral, including the payment of any judgment against any Obligor, any insurance premium, any warehouse charge, any finishing or processing charge, any landlord claim, any other Lien upon or with respect to any of the Collateral (whether or not a Permitted Lien). All payments that Agent may make under this Section and all out-of-pocket costs and expenses (including Extraordinary Expenses) that Agent pays or incurs in connection with any action taken by it hereunder shall be reimbursed to Agent by Obligors on demand with interest from the date such payment is made or such costs or expenses are incurred to the date of payment thereof at the Default Rate applicable for Revolver Loans that are Base Rate Loans. Any payment made or other action taken by Agent under this Section shall be without prejudice to any right to assert, and without waiver of, an Event of Default hereunder and to without prejudice to Agent's right proceed thereafter as provided herein or in any of the other Loan Documents.

      15.11. CREDIT INQUIRIES. Each Obligor hereby authorizes and permits Agent and Lenders (but Agent and Lenders shall have no obligation) to respond to usual and customary credit inquiries from third parties concerning such Obligor or any of its Subsidiaries; provided, however, that Agent and Lenders shall not disclose any confidential information of Obligors except in accordance with
SECTION 15.17 hereof.

      15.12. TIME OF ESSENCE. Time is of the essence of this Agreement, the Other Agreements and the Security Documents.

      15.13. INDULGENCES NOT WAIVERS. Agent's or any Lender's failure at any time or times hereafter, to require strict performance by Obligors of any provision of this Agreement shall not waive, affect or diminish any right of Agent or any Lender thereafter to demand strict compliance and performance therewith.

      15.14. ENTIRE AGREEMENT; ANNEXES, EXHIBITS AND SCHEDULES. This Agreement and the other Loan Documents, together with all other instruments, agreements and certificates executed by the parties pursuant to any Loan Document, embody the entire understanding and agreement between the parties hereto and thereto with respect to the subject matter hereof and thereof and supersede all prior agreements, understandings and inducements, whether express or implied, oral or written, regarding the same subject matter. Each of the Annexes, Exhibits and Schedules attached hereto is incorporated into this Agreement and by this reference made a part hereof.

      15.15. INTERPRETATION. No provision of this Agreement or any of the other Loan Documents shall be construed against or interpreted to the disadvantage of any party hereto by any court or other governmental or judicial authority by reason of such party having, or being deemed to have,

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structured, drafted or dictated such provision. The paragraph and section headings are for convenience of reference only and shall not affect the substantive meaning of any provision of this Agreement.

      15.16. OBLIGATIONS OF LENDERS SEVERAL. The obligations of each Lender hereunder are several, and no Lender shall be responsible for the obligations or Commitment of any other Lender. Nothing contained in this Agreement and no action taken by Lenders pursuant hereto shall be deemed to constitute the Lenders to be a partnership, association, joint venture or any other kind of entity. The amounts payable at any time hereunder to each Lender shall be a separate and independent debt, and each Lender shall be entitled, to the extent not otherwise restricted hereunder, to protect and enforce its rights arising out of this Agreement and any of the other Loan Documents and it shall not be necessary for Agent or any other Lender to be joined as an additional party in any proceeding for such purpose.

      15.17. CONFIDENTIALITY. Agent, Syndication Agent and Lenders each agrees to take normal and reasonable precautions to maintain the confidentiality of any confidential information that is delivered or made available by Borrowers to it and that is marked or otherwise identified by Borrowers as confidential (including information made available to Agent, Syndication Agent or any Lender in connection with a visit or investigation by any Person contemplated in
SECTION 10.1.1 hereof), for a period of 24 months following the Commitment Termination Date, except that Agent and any Lender may disclose such information
(i) to their respective Affiliates and individuals employed or retained by Agent or such Lender who are or are expected to become engaged in evaluating, approving, structuring, administering or otherwise giving professional advice with respect to any of the Loans or Collateral, including any of their respective legal counsel, auditors or other professional advisors; (ii) to any party to this Agreement from time to time or any Participant, (iii) pursuant the order of any court or administrative agency, (iv) upon the request or demand of any regulatory agency or other Governmental Authority having jurisdiction over Agent, Syndication Agent or such Lender or in accordance with Agent's or Lender's regulatory compliance policies, (v) which has ceased to be confidential other than by an act or omission of Agent or any Lender except as permitted herein or which becomes available to Agent or any Lender on a nonconfidential basis from a source other than Obligors, (vi) to the extent reasonably required in connection with any litigation (with respect to any of the Loan Documents or any of the transactions contemplated thereby) to which Agent, Syndication Agent, any Lender or their respective Affiliates may be a party, (vii) to the extent reasonably required in connection with the exercise of any remedies hereunder,
(viii) to any Agent Professionals or Syndication Agent's or any Lender's legal counsel or auditors, (ix) to any actual or proposed Participant, Assignee, counterparty or advisors to any swap or derivative transactions relating to Obligors and the Obligations, or any other Transferee of all or part of a Lender's rights hereunder so long as such Person has agreed in writing to be bound by the provisions of this Section, (x) to the National Association of Insurance Commissioners or any similar organization or to any nationally recognized rating agency that requires access to information about a Lender's portfolio in connection with ratings issued with respect to such Lender, (xi) to the extent required (on the advice of Agent's, Syndication Agent's or such Lender's counsel) by Applicable Law, or (xii) with the consent of Borrowers.

      15.18. CERTIFICATIONS REGARDING INDENTURES. Each Borrower hereby certifies to Agent and Lenders that neither the execution or performance of this Agreement by Borrowers nor the incurrence of any Debt pursuant to the terms of this Agreement or any of the other Loan Documents violates any provision of the Indenture, including Sections 4.09 and 4.12 of the Indenture. Each Borrower further certifies to Agent and Lenders that (i) all of the Commitments constitute a "Credit Facility" under the Indenture, (ii) that all Obligations collectively constitute "Senior Debt" and "Designated Senior Debt" under the Indenture, and (iii) the aggregate amount of all "Net Proceeds of Asset Sales" applied to permanently reduce the amount of "Indebtedness" under any "Credit Facility" (as such terms are defined in the Indenture), including the Existing Loan Agreement, on or prior to the date hereof is $0.

      15.19. GOVERNING LAW. This Agreement has been negotiated, executed and delivered, and shall be deemed to have been made, in Atlanta, Georgia, and shall be governed by and construed in accordance with the internal laws (but without regard to conflict of law provisions) of the State of Georgia, but giving effect to federal laws relating to national banks.

      15.20. CONSENT TO FORUM. Each Obligor hereby consents to the non-exclusive jurisdiction of any United States federal court sitting in or with direct or indirect jurisdiction over the Northern District of Georgia or any Georgia state or superior court sitting in Cobb County, Georgia, in any action, suit or other proceeding arising out of or relating to this Agreement or any of the other Loan Documents and each Obligor irrevocably agrees that all claims and demands in respect of any such action, suit or proceeding may be heard and determined in any such court and irrevocably waives any objection it may now or hereafter have as to the venue of any such action, suit or proceeding brought in any such court or that such court is an inconvenient forum. Nothing herein shall limit the right of Agent or any Lender to bring proceedings against any Obligor in the courts of any other jurisdiction. Any judicial proceeding commenced by any Obligor against Agent, BofA, any Lender or any holder of any of the Obligations, or any Affiliate of Agent, BofA, any Lender or any holder of any Obligations, involving, directly or indirectly, any matter in any way arising out of, related to or connected with any Loan Document shall be brought only in a United States federal court sitting in or with direct jurisdiction over the Northern District of Georgia or any Georgia state or superior court sitting in Cobb County, Georgia. Nothing in this Agreement shall be deemed or operate to affect the right of Agent to serve legal process in any other manner permitted by law or to preclude the enforcement by Agent of any judgment or order obtained in such forum or the taking of any action under this Agreement to enforce same in any other appropriate forum or jurisdiction.

      15.21. JUDGMENT CURRENCY. If for the purpose of obtaining judgment in any court it is necessary to convert an amount due hereunder in the currency in which it is due (the "Original Currency") into another currency (the "Second Currency"), the rate of exchange applied shall be that at which, in accordance with normal banking procedures, Agent could purchase in the New York foreign exchange market, the Original Currency with the Second Currency on the date 2 Business Days preceding that on which judgment is given. Each Obligor agrees that its obligation in respect of any Original Currency due from it hereunder shall, notwithstanding any judgment or payment in such other currency, be discharged only to the extent that, on the Business Day following the date Agent receives payment of any sum so adjudged to be due hereunder in the Second Currency, Agent may, in accordance with normal banking procedures, purchase, in the New York foreign exchange market, the Original Currency with the amount of the Second Currency so paid; and if the amount of the Original Currency so purchased or that could have been so purchased is less than the amount originally due in the Original Currency, each Obligor agrees as a separate obligation and notwithstanding any such payment or judgment to indemnify Agent against such loss. The term "rate of exchange" in this SECTION 15.21 means the spot rate at which Agent, in accordance with normal practices, is able on the relevant date to purchase the Original Currency with the Second Currency, and includes any premium and costs of exchange payable in connection with such purchase.

      15.22. WAIVERS BY OBLIGORS. To the fullest extent permitted by Applicable Law, each Obligor waives (i) the right to trial by jury (which Agent and each Lender hereby also waives) in any action, suit, proceeding or counterclaim of any kind arising out of or related to any of the Loan Documents, the Obligations or the Collateral; (ii) presentment, demand and protest and notice of presentment, protest, default, non payment, maturity, release, compromise, settlement, extension or renewal of any or all commercial paper, accounts, contract rights, documents, instruments, chattel paper and guaranties at any time held by Agent on which such Obligor may in any way be liable and hereby ratifies and confirms whatever Agent may do in this regard; (iii) notice prior to taking possession or control of the Collateral or any bond or security which might be required by any court prior to allowing Agent to exercise any of

Agent's remedies; (iv) the benefit of all valuation, appraisement and exemption laws; (v) any claim against Agent, Syndication Agent or any Lender, on any theory of liability, for special, indirect, consequential, exemplary or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, any of the Loan Documents, any transaction thereunder or the use of the proceeds of any Loans; and (vi) notice of acceptance hereof. Each Obligor acknowledges that the foregoing waivers are a material inducement to Agent's, Syndication Agent's and Lenders' entering into this Agreement and that Agent and Lenders are relying upon the foregoing waivers in its future dealings with Obligors. Each Obligor warrants and represents that it has reviewed the foregoing waivers with its legal counsel and has knowingly and voluntarily waived its jury trial rights following consultation with legal counsel. In the event of litigation, this Agreement may be filed as a written consent to a trial by the Court.

      15.23. AMENDMENT AND RESTATEMENT. The aggregate principal amount of loans (including the aggregate face amount of letters of credit) outstanding under the Existing Loan Agreement as of the Closing Date is $66,753,372.50. This Agreement amends and restates the Existing Loan Agreement in its entirety, and is not intended to be or operate as a novation or an accord and satisfaction of the Existing Loan Agreement or the Obligations evidenced or secured thereby or provided for thereunder.

[Remainder of page intentionally left blank; signatures begin on following page]

      IN WITNESS WHEREOF, this Agreement has been duly executed and delivered in Atlanta, Georgia, on the day and year specified at the beginning of this Agreement.

                                     BORROWERS:

                                     MASTEC, INC.

ATTEST:

/s/ Michael Nearing                  By: /s/ C. Robert Campbell
-------------------------------          ---------------------------------------
MICHAEL NEARING, Vice President          C. ROBERT CAMPBELL, Executive Vice
                                         President and CFO

[CORPORATE SEAL]                     Address: 800 Douglas Road
                                              North Tower, 12th Floor
                                              Coral Gables, Florida 33134
                                     Attention: Chief Executive Officer
                                     Telecopier No.:  (___)________

                                     MASTEC TC, INC.

                                     By: /s/ C. Robert Campbell
                                         ---------------------------------------
                                         C. ROBERT CAMPBELL, Executive Vice
                                         President and CFO

                                     MASTEC FC, INC.

                                     By: /s/ C. Robert Campbell
                                         ---------------------------------------
                                         C. ROBERT CAMPBELL, Executive Vice
                                         President and CFO

                                     MASTEC CONTRACTING COMPANY, INC.

                                     By: /s/ Michael Nearing
                                         ---------------------------------------
                                         MICHAEL NEARING, Vice President

                                     MASTEC MINNESOTA SW, LLC

                                     By: /s/ C. Robert Campbell
                                         ---------------------------------------
                                         C. ROBERT CAMPBELL, Executive Vice
                                         President and CFO

                                     MASTEC SERVICES COMPANY, INC.

                                     By: /s/ C. Robert Campbell
                                         ---------------------------------------
                                         C. ROBERT CAMPBELL, Executive Vice
                                         President and CFO

      [Signature page to Amended and Restated Loan and Security Agreement]

                                     MASTEC ASSET MANAGEMENT COMPANY, INC.

                                     By: /s/ C. Robert Campbell
                                         ---------------------------------------
                                         C. ROBERT CAMPBELL, Executive Vice
                                         President and CFO

                                     CHURCH & TOWER, INC.

                                     By: /s/ C. Robert Campbell
                                         ---------------------------------------
                                         C. ROBERT CAMPBELL, Executive Vice
                                         President and CFO

                                     CHURCH & TOWER ENVIRONMENTAL, INC.

                                     By: /s/ C. Robert Campbell
                                         ---------------------------------------
                                         C. ROBERT CAMPBELL, Executive Vice
                                         President and CFO

                                     CRUZ-CELL, INC.

                                     By: /s/ C. Robert Campbell
                                         ---------------------------------------
                                         C. ROBERT CAMPBELL, Executive Vice
                                         President and CFO

                                     DRESSER/AREIA CONSTRUCTION, INC.

                                     By: /s/ C. Robert Campbell
                                         ---------------------------------------
                                         C. ROBERT CAMPBELL, Executive Vice
                                         President and CFO

                                     FLAIRE INCORPORATED

                                     By: /s/ C. Robert Campbell
                                         ---------------------------------------
                                         C. ROBERT CAMPBELL, Executive Vice
                                         President and CFO

                                     MASTEC OF TEXAS, INC.

                                     By: /s/ C. Robert Campbell
                                         ---------------------------------------
                                         C. ROBERT CAMPBELL, Executive Vice
                                         President and CFO

                                     MASTEC INTEGRATION SYSTEMS, INC.

                                     By: /s/ C. Robert Campbell
                                         ---------------------------------------
                                         C. ROBERT CAMPBELL, Executive Vice
                                         President and CFO

      [Signature page to Amended and Restated Loan and Security Agreement]

                                     MASTEC NETWORK SERVICES, INC.

                                     By: /s/ C. Robert Campbell
                                         ---------------------------------------
                                         C. ROBERT CAMPBELL, Executive Vice
                                         President and CFO

                                     MASTEC NORTH AMERICA, INC.

                                     By: /s/ C. Robert Campbell
                                         ---------------------------------------
                                         C. ROBERT CAMPBELL, Executive Vice
                                         President and CFO

                                     MASTEC TELCOM & ELECTRICAL SERVICES, INC.

                                     By: /s/ C. Robert Campbell
                                         ---------------------------------------
                                         C. ROBERT CAMPBELL, Executive Vice
                                         President and CFO

                                     NORTHLAND CONTRACTING, INC.

                                     By: /s/ C. Robert Campbell
                                         ---------------------------------------
                                         C. ROBERT CAMPBELL, Executive Vice
                                         President and CFO

                                     PROTEL IND., INC.

                                     By: /s/ C. Robert Campbell
                                         ---------------------------------------
                                         C. ROBERT CAMPBELL, Executive Vice
                                         President and CFO

                                     RENEGADE OF IDAHO, INC.

                                     By: /s/ C. Robert Campbell
                                         ---------------------------------------
                                         C. ROBERT CAMPBELL, Executive Vice
                                         President and CFO

                                     S.S.S. CONSTRUCTION, INC.

                                     By: /s/ Michael Nearing
                                         ---------------------------------------
                                         MICHAEL NEARING, Vice President

      [Signature page to Amended and Restated Loan and Security Agreement]

                                     UPPER VALLEY UTILITIES CORP.

                                     By: /s/ C. Robert Campbell
                                         ---------------------------------------
                                         C. ROBERT CAMPBELL, Executive Vice
                                         President and CFO

                                     WILDE HOLDING CO., INC.

                                     By: /s/ C. Robert Campbell
                                         ---------------------------------------
                                         C. ROBERT CAMPBELL, Executive Vice
                                         President and CFO

                                     WILDE ACQUISITION CO., INC.

                                     By: /s/ C. Robert Campbell
                                         ---------------------------------------
                                         C. ROBERT CAMPBELL, Executive Vice
                                         President and CFO

                                     WILDE OPTICAL SERVICE, INC.

                                     By: /s/ C. Robert Campbell
                                         ---------------------------------------
                                         C. ROBERT CAMPBELL, Executive Vice
                                         President and CFO

                                     MASTEC REAL ESTATE HOLDINGS, INC.

                                     By: /s/ C. Robert Campbell
                                         ---------------------------------------
                                         C. ROBERT CAMPBELL, Executive Vice
                                         President and CFO

                                     STACKHOUSE REAL ESTATE HOLDINGS, INC.

                                     By: /s/ C. Robert Campbell
                                         ---------------------------------------
                                         C. ROBERT CAMPBELL, Executive Vice
                                         President and CFO

                                     GUARANTORS:

                                     PHASECOM SYSTEMS, INC.

                                     By: /s/ C. Robert Campbell
                                         ---------------------------------------
                                         C. ROBERT CAMPBELL, Executive Vice
                                         President and CFO

      [Signature page to Amended and Restated Loan and Security Agreement]

                                      INTEGRAL POWER & TELECOMMUNICATIONS
                                      CORPORATION, LTD.

                                      By: /s/ C. Robert Campbell
                                          --------------------------------------
                                          C. ROBERT CAMPBELL, Executive Vice
                                          President and CFO

                                      LENDERS:

                                      BANK OF AMERICA, N.A.

Revolver Commitment: $53,750,000.00

                                      By: /s/ Dennis S. Losin
                                          --------------------------------------
                                          DENNIS S. LOSIN, Senior Vice President
                                      LIBOR Lending Office:
                                          Suite 800
                                          300 Galleria Parkway, N.W.
                                          Atlanta, Georgia 30339
                                      Attention: Loan Administration Manager
                                      Telecopier No.: (770) 859-2437

Revolver Commitment: $25,000,000.00   LASALLE BUSINESS CREDIT, LLC

                                      By: /s/ Douglas C. Colletti
                                          --------------------------------------
                                          Title: Senior Vice President
                                      LIBOR Lending Office:
                                          135 South LaSalle Street
                                          Suite 425
                                          Chicago, Illinois 60603
                                      Attention: Douglas Colletti
                                      Telecopier No.: (312) 904-6450

Revolver Commitment: $21,250,000.00   PNC BANK, NATIONAL ASSOCIATION

                                      By: /s/ Alex M. Council, IV
                                          --------------------------------------
                                          Title: Vice President

                                      LIBOR Lending Office:
                                          Two Tower Center
                                          8th Floor
                                          East Brunswick, New Jersey 08816
                                      Attention: Gurdatt Jagnanan
                                      Telecopier No.: (732) 220-3268

      [Signature page to Amended and Restated Loan and Security Agreement]

Revolver Commitment: $50,000,000.00  GENERAL ELECTRIC CAPITAL CORPORATION,
                                     as Syndication Agent and a Lender

                                     By: /s/ William R. Doolittle
                                         ---------------------------------------
                                         Duly Authorized Officer
                                     LIBOR Lending Office:
                                         201 Merritt 7
                                         P. O. Box 5201
                                         Norwalk, Connecticut 06856
                                     Attention: Raja Konduri
                                     Telecopier No.: (203) 229-5787

                                     AGENT:

                                     BANK OF AMERICA, N.A., as Agent

                                     By: /s/ Dennis S. Losin
                                         ---------------------------------------
                                         DENNIS S. LOSIN, Senior Vice President
                                     Address:
                                     Suite 800, 300 Galleria Parkway, N.W.
                                     Atlanta, Georgia 30339
                                     Attention: Office Head
                                     Telecopier No.: (770) 859-2437

      [Signature page to Amended and Restated Loan and Security Agreement]